As filed with the Securities and Exchange Commission on August 4, 1998         Registration Nos. 333-_________
                                                                                         333-_____-01
==============================================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           -------------------------

                                   FORM S-1
                            REGISTRATION STATEMENT

                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                     ML PRINCIPAL PROTECTION TRADING L.P.
             (formerly, ML Principal Protection Plus Trading L.P.)
                           (Rule 140 Co-Registrant)
            (Exact name of registrant as specified in its charter)

                                                            13-3750642 (Registrant)
       Delaware                        6793                13-3775509(Co-Registrant)
(State of Organization)    (Primary Standard Industrial          (IRS Employer
                            Classification Code Number)      Identification Number)

                  c/o Merrill Lynch Investment Partners Inc.
                       Merrill Lynch World Headquarters
                                  South Tower
                            World Financial Center
                           New York, New York  10080
                                (212) 236-4167

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             John R. Frawley, Jr.
                  c/o Merrill Lynch Investment Partners Inc.
                       Merrill Lynch World Headquarters
                                  South Tower
                            World Financial Center
                           New York, New York  10080
                                (212) 236-4167
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                  Copies to:
                               David R. Sawyier
                                James B. Biery
                                Sidley & Austin
                           One First National Plaza
                            Chicago, Illinois 60603

                             ---------------------
       Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


       If this Form is a post-effective amendment filed pursuant to Rule 426(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


       If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                             ---------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
            Title of each                                       Maximum          Maximum
    class of additional securities         Amount being      offering price     aggregate           Amount of
           being registered                 registered          per unit     offering price     registration fee
----------------------------------------------------------------------------------------------------------------
Units of Limited Partnership Interest    3,000,000 Units          $100        $300,000,000          $88,500*
----------------------------------------------------------------------------------------------------------------


           * As of the date hereof, Registrant has $62,886,000 of registered but unsold Units under Registrant's previous Registration Statement on Form S-1 (Registration No. 333-7593). This Registration Statement carries forward the unsold balance of $62,886,000 of Units from Registration No. 333-7593 and registers an additional $237,114,000 of Units. Pursuant to the provisions of Rule 429 of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, the form of prospectus set forth herein also relates to the Registrant's Registration Statement on Form S-1 (Registration No. 33-73914) declared effective on July 14, 1994, and the Registrant's Registration Statement on Form S-1 (Registration No. 333-7593) declared effective November 29, 1996.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                    SUBJECT TO COMPLETION - August 4, 1998

                         ML PRINCIPAL PROTECTION L.P.

                                 $300,000,000
                     Units of Limited Partnership Interest

      ML Principal Protection L.P. (the "Fund"), a limited partnership, is a multi-strategy, multi-market managed futures investment, employing a range of proprietary strategies diversified across major markets of the global economy -- financials, currencies, energy, metals and agriculture. The Fund's objectives are achieving, through speculative trading, long-term capital appreciation while controlling performance volatility. Merrill Lynch Investment Partners Inc. ("MLIP") is the general partner of the Fund, and Merrill Lynch Futures Inc. ("MLF") is its commodity broker. Merrill Lynch Asset Management, L.P. ("MLAM") provides cash management services to the Fund within parameters established by MLIP for which MLAM assumes no responsibility. The Fund trades under the direction of multiple independent trading advisors ("Trading Advisors" or "Advisors") selected and monitored by MLIP.

      Merrill Lynch & Co., Inc. ("ML & Co.") has agreed to make sufficient payments to the Fund, if necessary, to ensure that the Net Asset Value of each Unit outstanding as of the fifth anniversary (the "Principal Assurance Date") of the month when trading began with respect to such Unit will be no less than the initial $100 per Unit subscription price. The ML&Co. undertaking is effective only in respect of Units outstanding as of their respective Principal Assurance Dates.

      The Fund began trading October 12, 1994 with an initial capitalization of $32 million. The Units are continuously offered and generally sold as of the beginning of each calendar quarter at $100 per Unit. As of July 1, 1998, 14 series of Units had been sold, the Fund's aggregate capitalization was $98.6 million, and the initial series of Units had recognized a cumulative rate of return of 27.2% (approximately a 6.6% average compounded annualized return) during 3 3/4 years of trading.

      The minimum initial investment is 50 Units ($5,000); the minimum investment for existing Limited Partners is 10 Units ($1,000). Any whole number of Units over the minimum may be purchased.

      Units may be redeemed as of the end of any calendar month, subject to redemption charges, payable to MLIP through the end of the twenty-fourth month after trading begins with respect to each series of Units. The redemption charges on each series are 3% on Units redeemed on or before the end of the twelfth, 1.5% on Units redeemed after the twelfth but on or before the end of the eighteenth and 1% on Units redeemed after the end of the eighteenth but on or before the end of the twenty-fourth month after trading begins with respect to such series -- in each case, of the redemption date Net Asset Value per Unit.

      MLIP does not presently intend to make any distributions on the Units.

                           ------------------------
                     THE UNITS ARE SPECULATIVE SECURITIES.
             AN INVESTMENT IN THE FUND INVOLVES SIGNIFICANT RISKS.
                           ------------------------

      The following are certain of the significant risks of this investment.

   . Investors may lose all or substantially all of the time value of their investment in the Fund. At a 5% annual interest rate, the present value, as of the date of a Unit's issuance, of receiving the assured minimum $100 Net Asset Value per Unit five years in the future (the Time Horizon between a Unit's issuance and its Principal Assurance Date) would be $78.35.
   . The past performance of the Fund is not necessarily indicative of future results.
   . The Fund trades with a high degree of leverage in volatile markets.
   . The "principal protection" feature of the Fund involves both immediate opportunity costs and the risk of significantly increased opportunity costs in the future. MLIP initially allocates 85% rather than 100% of each series' capital to trading in order to protect ML&Co. from any liability
     under its guarantee, correspondingly reducing profit potential.   There is
     also the risk of further deleveraging or even terminating trading in the event that the Fund does not recognize sufficient profits for the Net Asset Value of a series of Units to increase above its initial $100 per Unit, after all fees and expenses.
   . Relatively small losses could result in MLIP further deleveraging or terminating trading.
   . If MLIP changes the leverage of any series of Units with a 5-year Time
     Horizon, MLIP must make the same leverage changes with respect to all such series.
   . Irrespective of the deleveraging of the Fund's trading, the risk control characteristics of the Fund's multi-advisor approach make it highly unlikely that the ML&Co. guarantee, despite its significant opportunity costs, will ever benefit investors. ML&Co. has never been required to make any payment under a guarantee like that provided to that provided to the Fund.
   . Were ML&Co. to incur a liability under its guarantee, investors could only enforce such liability through bringing a derivative action in the name of the Fund, as this guarantee does not run directly to investors.
   . The Fund is subject to substantial charges. Estimated gross trading profits of approximately 7% of the Fund's average month-end Net Assets must be earned during the first year after a Unit is sold in order for its redemption value to equal its initial $100 subscription price.
   . Because of its unpredictable performance, there is no way to time an investment in the Fund so as to invest during a favorable period.
   . Certain general types of market conditions -- in particular, trendless periods without major price movements -- make it difficult for the Advisors to trade successfully.

                   See "Risk Factors" beginning at page 12.
                           ------------------------
  SUBSCRIBERS WILL BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND WARRANTIES
           IN THEIR SUBSCRIPTION AGREEMENTS AND POWERS OF ATTORNEY.
                           ------------------------
  THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR
                         ACCURACY OF THIS PROSPECTUS.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

   ------------------------------------------------------------------------------------------------------------
       Units of Limited
     Partnership Interest        Price to Public (1)     Selling Commissions(2)(3)      Proceeds to Fund (2)(3)
   ------------------------------------------------------------------------------------------------------------
         Per Unit...                    $100                       None                          $100
   ------------------------------------------------------------------------------------------------------------

   See notes on page (i).

              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                 Selling Agent
                    Merrill Lynch Investment Partners Inc.
                                General Partner
                The date of this Prospectus is August __, 1998

      NOTES TO COVER PAGE
      -------------------

                (1) The Units are continuously offered on a best efforts basis without any firm underwriting commitment exclusively through Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates ("MLPF&S" or the "Selling Agent").

                All Units for which subscriptions are accepted during a calendar quarter are issued as of a single closing date as of the beginning of the immediately following quarter. Units participate in the profits and losses of the Fund on and after such closing date.

                Subscriptions for Units are accepted throughout each calendar quarter. Subscribers' Merrill Lynch customer securities accounts are debited in the amount of their respective subscriptions, on a settlement date designated by MLPF&S approximately five business days after their subscriptions are accepted by MLIP.

                Pending investment in the Fund as of the beginning of the following quarter, subscription funds are held in escrow at The Bank of New York (the "Escrow Agent") in New York City. Subscribers receive all interest earned, and no fees or costs are assessed, on subscriptions while held in escrow.

                There is no minimum number of Units that must be sold as of the beginning of any given calendar quarter for any Units then to be sold.

                (2) See "Plan of Distribution -- Selling Agent Compensation" at pages 54 and 55 for information relating to indemnification arrangements with respect to the Selling Agent.

                (3) No selling commissions are paid from the proceeds of subscriptions. MLIP credits the Selling Agent with production credits of $4 per Unit on all Units at the time of sale. No initial production credits are payable on sales to officers and employees of ML&Co. and its affiliates (collectively, "Merrill Lynch"). These officers and employees purchase Units at $97 rather than $100 per Unit, with MLIP contributing the difference to the Fund to avoid diluting other investors' interests.

                Beginning with the thirteenth full month after a series of Units is sold (Units are sold as of the beginning of the calendar quarter immediately following the quarter in which the related subscriptions are accepted), the Selling Agent receives ongoing production credits on all Units of such series which remain outstanding (including Units purchased at a 3% discount by officers and employees of Merrill Lynch) and which were sold by Financial Consultants (the individual MLPF&S brokers) registered with the Commodity Futures Trading Commission (the "CFTC") who have passed either the Series 3 National Commodity Futures Examination or the Series 31 Managed Futures Fund Examination. Such ongoing production credits continue to accrue from the beginning of the thirteenth month after a Unit is sold for as long as such Unit remains outstanding. These ongoing production credits equal 2% per annum of the average month-end Net Assets attribu table to each Unit committed to trading; 85% of the capital attributable to each Unit sold under this Prospectus will initially be committed to trading, which would result in annual ongoing production credits of 1.7% of the average month-end Net Assets attributable to such Units.

                MLIP provides all initial and ongoing production credits to the Selling Agent at no additional cost to the Fund.

                Financial Consultants receive no initial production credits on new Units acquired with the proceeds of redemptions during or as of the end of the preceding calendar quarter. However, the 2% ongoing production credits, described above, will accrue on the new Units beginning with the thirteenth month after trading began with respect to the Units being redeemed, rather than only beginning with the thirteenth month after trading begins with respect to the newly-issued Units.

                If a Limited Partner redeems Units during or as of the end of a calendar quarter, and subscribes on or before the redemption date to the new series of Units being issued as of the beginning of the following quarter, redemption charges are waived on the reinvested redemption proceeds.

                The Units acquired with redemption proceeds are subject to redemption charges through the end of the twenty-fourth month after trading begins with respect to such Units, just as in the case of any other newly-issued Units.

                           _________________________

      REGULATORY NOTICES
      ------------------

                THIS PROSPECTUS MUST BE ACCOMPANIED BY: (1) A PROSPECTUS SUPPLEMENT CONTAINING CERTAIN CFTC-REQUIRED INFORMATION REGARDING THE CURRENT ADVISORS; AND (2) SUMMARY FINANCIAL INFORMATION FOR THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

                           _________________________

                NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION ABOUT THE FUND OR THE UNITS, OR TO MAKE ANY REPRESENTATION CONCERNING THE FUND OR THE UNITS NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND SUMMARY FINANCIAL INFORMATION, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, MLIP, MLAM, MLF, MLPF&S, ANY TRADING ADVISOR OR ANY OTHER PERSON.

                           _________________________

                THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                           _________________________

                THE BOOKS AND RECORDS OF THE FUND ARE MAINTAINED AT ITS PRINCIPAL OFFICE, C/O MERRILL LYNCH INVESTMENT PARTNERS INC., MERRILL LYNCH WORLD HEADQUARTERS, SOUTH TOWER, WORLD FINANCIAL CENTER, NEW YORK, NEW YORK 10080. LIMITED PARTNERS MAY INSPECT AND COPY SUCH BOOKS AND RECORDS DURING NORMAL BUSINESS HOURS FOR ANY PURPOSE REASONABLY RELATED TO THEIR STATUS AS LIMITED PARTNERS.

                           _________________________

                MLIP DISTRIBUTES MONTHLY REPORTS INCLUDING SUMMARY FINANCIAL INFORMATION FOR THE FUND TO ALL LIMITED PARTNERS. LIMITED PARTNERS ALSO RECEIVE CERTIFIED AUDITED FINANCIAL STATEMENTS AND ALL TAX INFORMATION RELATING TO THE FUND NECESSARY FOR THE PREPARATION OF LIMITED PARTNERS' ANNUAL FEDERAL INCOME TAX RETURNS.

                           _________________________

                THE FUND IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AND IN ACCORDANCE THEREWITH FILES REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). REPORTS, PROXIES (IF ANY), INFORMATION STATEMENTS (IF ANY), AND OTHER INFORMATION FILED BY THE FUND, CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT 450 FIFTH STREET, N.W. WASHINGTON, DC 20549 AND AT ITS REGIONAL OFFICES LOCATED AT 7 WORLD TRADE CENTER, SUITE 1300, NEW YORK, NY 10048 AND CITICORP CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, IL 60661. COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE SEC, 450 FIFTH STREET, N.W., WASHINGTON, DC 20549, AT PRESCRIBED RATES. THE FUND IS AN ELECTRONIC FILER. THE SEC MAINTAINS A WEB SITE THAT CONTAINS REPORTS, PROXY AND INFORMATION STATEMENTS, AND OTHER INFORMATION REGARDING REGISTRANTS, SUCH AS THE FUND, THAT FILE ELECTRONICALLY WITH THE SEC, AT HTTP://WWW.SEC.GOV.

                           _________________________

                ML PRINCIPAL PROTECTION L.P. IS NOT A "MUTUAL FUND" OR ANY OTHER TYPE OF "INVESTMENT COMPANY" WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AND IS NOT SUBJECT TO REGULATION THEREUNDER.

                           _________________________

                     COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

                YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

                FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING AT PAGE 38 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 10.

                THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 12-16.

                YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                       SPECIAL DISCLOSURES REGARDING THE
                  "PRINCIPAL PROTECTION" FEATURE OF THE FUND

                1. ML&CO'S GUARANTEE IS NOT A GUARANTEE OF PROFIT. IF AN INVESTOR'S UNITS ARE WORTH NO MORE ON THEIR PRINCIPAL ASSURANCE DATE (FIVE YEARS AFTER ISSUANCE) THAN THE GUARANTEED MINIMUM $100 PER UNIT, SUCH INVESTOR WILL HAVE LOST THE ENTIRE USE OF HIS OR HER CAPITAL FOR FIVE YEARS. AT A 5% ANNUAL INTEREST RATE, THE PRESENT VALUE OF RECEIVING $100 FIVE YEARS IN THE FUTURE IS $78.35.

                2. IN ORDER TO PROTECT ML&CO. FROM ANY LIABILITY UNDER ITS GUARANTEE, ALL UNITS ISSUED UNDER THIS PROSPECTUS WILL BEGIN WITH 85%, RATHER THAN 100%, OF THEIR ASSETS ALLOCATED TO TRADING. THIS INITIAL DELEVERAGING OF TRADING SUBSTANTIALLY REDUCES PROFIT POTENTIAL.

                3. MLIP CONTROLS THE LEVERAGE AT WHICH THE FUND TRADES WITH THE PRIMARY OBJECTIVE OF PREVENTING ML&CO. FROM INCURRING ANY LIABILITY UNDER ITS GUARANTEE. ML&CO. HAS NEVER BEEN REQUIRED TO MAKE ANY PAYMENTS UNDER ITS GUARANTEES TO MLIP FUNDS (ALL OF WHICH ARE SIMILAR TO THE GUARANTEE PROVIDED TO THE FUND).

                4. RELATIVELY SMALL LOSSES COULD RESULT IN MLIP FURTHER DELEVERAGING OR EVEN TERMINATING TRADING. MLIP WOULD TERMINATE TRADING IF THE NET ASSET VALUE OF A NEWLY-ISSUED UNIT DECLINED BY APPROXIMATELY 20%, AND WOULD BEGIN TO DELEVERAGE TRADING BELOW ITS INITIAL 85% LEVEL WELL BEFORE LOSSES APPROACHING 20% HAD BEEN INCURRED.

                5. EVEN IF THE FUND AVOIDS TRADING LOSSES, UNLESS THE FUND EARNS SUFFICIENT PROFITS, MLIP WILL FURTHER DELEVERAGE OR TERMINATE TRADING.

                6. IF ANY SERIES OF UNITS ISSUED AFTER MAY 1, 1997 IS REQUIRED TO DELEVERAGE OR TERMINATE TRADING, ALL SUCH SERIES OF UNITS (INCLUDING ALL UNITS ISSUED UNDER THIS PROSPECTUS) WILL BE REQUIRED TO DO SO.

                7. IF THE FUND IS SUCCESSFUL, ITS PERFORMANCE WOULD HAVE BEEN SUBSTANTIALLY BETTER WITHOUT ITS "PRINCIPAL PROTECTION" FEATURE.

                8. "PRINCIPAL PROTECTION" DOES NOT PROTECT INVESTORS AGAINST THE EFFECTS OF INFLATION.

                9. "PRINCIPAL PROTECTION" DOES NOT TAKE INTO CONSIDERATION THE TAX CONSEQUENCES OF INVESTING IN THE FUND.

                10. THE ML&CO. GUARANTEE ONLY APPLIES TO UNITS WHICH REMAIN OUT STANDING ON THEIR RESPECTIVE PRINCIPAL ASSURANCE DATES.

                11. THE ML&CO. GUARANTEE IS A CONTRACT BETWEEN ML&CO. AND THE FUND. INVESTORS COULD ENFORCE THE GUARANTEE ONLY THROUGH BRINGING A DERIVATIVE ACTION IN THE NAME OF THE FUND.

                12. THE ML&CO. GUARANTEE IS A GENERAL, UNSECURED OBLIGATION OF ML&CO.

                13. AN INVESTOR COULD CONTROL THE ASSETS HE OR SHE COMMITTED TO THE FUTURES MARKET IN SUCH A WAY SO AS TO ACHIEVE THE SAME "PRINCIPAL PROTECTION" OFFERED BY THE FUND, WITHOUT BEING SUBJECT TO THE FUND'S REDEMPTION RESTRICTIONS OR COST STRUCTURE.

                14. IRRESPECTIVE OF THE FUND'S "PRINCIPAL PROTECTION" FEATURE (AND RESULTING OPPORTUNITY COSTS), ITS MULTI-ADVISOR STRATEGY SIGNIFICANTLY REDUCES THE POSSIBILITY OF THE NET ASSET VALUE PER UNIT DECLINING BELOW THE GUARANTEED LEVEL, CORRESPONDINGLY REDUCING THE LIKELIHOOD OF THE GUARANTEE BEING OF ANY BENEFIT TO INVESTORS.

                15. PROSPECTIVE INVESTORS MUST CAREFULLY CONSIDER WHETHER THE "PRINCIPAL PROTECTION" FEATURE OF THE FUND MERITS THE OPPORTUNITY COSTS INVOLVED,
                              __________________

                SEE "RISK FACTORS" BEGINNING AT PAGE 12, "LEVERAGE CONSIDERATIONS" BEGINNING AT PAGE 32 AND "THE ML&CO. GUARANTEE" BEGINNING AT PAGE 33.

                              ORGANIZATIONAL CHART

                          ML PRINCIPAL PROTECTION L.P.



                     [CHART OF AFFILIATES AND ASSOCIATES]




      With the exception of the Trading Advisors, all entities connected with the operation of the Fund and the Trading Partnership are affiliated.

      For convenience, one or more Merrill Lynch affiliates are hereinafter sometimes collectively referred to as "Merrill Lynch."

                          ML PRINCIPAL PROTECTION L.P.
                               Table of Contents

Prospectus Section                                  Page           Prospectus Section                                 Page
------------------                                  ----           ------------------                                 ----
Summary...........................................   6             Investment Factors................................  17
   The Fund.......................................   6
   Different Series of Units......................   7             Performance of the Fund...........................  19
   Risk Factors...................................   7
   Fund Operations................................   8             Selected Financial Data...........................  20
   Breakeven Table................................  10
   Principal Tax Aspects of Owning Units..........  11             The Two-Tier Structure of the Fund................  21
   Suitability....................................  11
                                                                   Management's Discussion and Analysis..............  22
Risk Factors......................................  12
    (1) Investors May Incur Substantial Losses....  12             The Advisor Selection Process.....................  25
    (2) Past Performance Not Necessarily
          Indicative of Future Results............  12             MLIP and MLF......................................  28
    (3) Volatile Markets; Highly Leveraged                          Background.......................................  28
          Trading.................................  12              Principals.......................................  28
    (4) The Opportunity Costs and Risks of                          Year 2000 Compliance.............................  30
          "Principal Protection"..................  12              Litigation.......................................  30
    (5) Multi-Advisor Risk Control and
          "Principal Protection"..................  13             Fiduciary Obligations of MLIP.....................  30
    (6) Substantial Charges.......................  13
    (7) Unpredictable Performance.................  13             Leverage Considerations...........................  32
    (8) Importance of General Market
          Conditions..............................  13             The ML&Co. Guarantee..............................  33
    (9) No Assurance of Non-Correlation;
          Limited Value of  Non-Correlation                        Use of Proceeds and Cash Management
          Even if Achieved........................  13                Income.........................................  35
   (10) Units Issued Under This Prospectus........  14
   (11) Combining Independent Trading                              Charges...........................................  38
          Strategies..............................  14               Charges Paid by the Fund........................  39
   (12) Systematic Strategies.....................  14                  Brokerage Commissions........................  40
   (13) Discretionary Strategies..................  14                  Use of Fund Assets...........................  41
   (14) The Danger to the Fund of "Whipsaw"                             Administrative Fees..........................  41
          Markets.................................  14                  Currency Trading Costs.......................  41
   (15) Increased Assets Under Management.........  14                  Securities Bid-Ask Spreads...................  41
   (16) No Assurance of Advisors' Continued                             Profit Shares................................  41
          Services; Competition for Advisors......  15                  Extraordinary Expenses.......................  43
   (17) Changes in Trading Strategy...............  15               Charges Paid by Merrill Lynch...................  43
   (18) Illiquid Markets..........................  15                  Selling Commissions; Ongoing
   (19) Cash Management Risks.....................  15                   Compensation................................  43
   (20) Uncertain Unit Values.....................  15                  Consulting Fees..............................  43
   (21) Trading on Non-U.S. Exchanges.............  15                  MLAM Fees....................................  44
   (22) Bankruptcy or Default.....................  15               Redemption Charges..............................  44
   (23) Regulatory Change.........................  16
   (A)  Limited Partners Taxed Currently..........  16             Conflicts of Interest.............................  44
   (B)  The Fund's Trading Gains Taxed                                 General.......................................  44
          at Higher Capital Gains Rate............  16                 MLIP..........................................  45
   (C)  "Investment Advisory Fees"................  16                 MLF; MLIB; and MLAM...........................  46
   (D)  Taxation of Interest Income...............  16                 The Trading Advisors..........................  46
   (E)  Tax Audit.................................  16                 Financial Consultants.........................  46
                                                                       Proprietary Trading...........................  47
                                                                       Investor Recourse Against
                                                                        Merrill Lynch Entities.......................  47


                         ML PRINCIPAL PROTECTION L.P.
                           Table of Contents (cont.)



Prospectus Section                                                                Page
------------------                                                                ----
Transactions between Merrill Lynch
  and the Fund......................................................................47

The Limited Partnership Agreement...................................................48

Federal Income Tax Consequences.....................................................49

Plan of Distribution................................................................53
   General..........................................................................53
   Subscription Procedure...........................................................53
   Purchases by Employee Benefit Plans..............................................54
   Selling Agent Compensation.......................................................54

Legal Matters.......................................................................55

Experts.............................................................................55

Additional Information..............................................................55


Index of Terms......................................................................56

Index to Financial Statements.......................................................57

Futures Trading Methods in General..................................................81

The Role of Managed
 Futures in an Investment Portfolio.................................................82

Appendix -- Blue Sky Glossary....................................................APP-1

Exhibit A -- Fourth Amended and Restated
 Limited Partnership Agreement...................................................LPA-1

Exhibit B -- Amended Form of Guarantee
 Agreement.........................................................................B-1

Exhibit C -- Subscription Requirements............................................SR-1

Exhibit D -- Subscription Agreement
  and Power of Attorney.........................................................SA-(i)

                              ____________________


                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                General Partner

                       Merrill Lynch World Headquarters
                                  South Tower
                            World Financial Center
                           New York, New York  10080
                          Telephone:  (212) 236-4167

                                    SUMMARY

   The nature of an investment in the Fund is complex and must be carefully reviewed by any person considering purchasing Units. The following summary is qualified in its entirety by the information set forth elsewhere in this
                                  Prospectus.

                             ____________________

      The Fund

                ML Principal Protection L.P. (the "Fund") is a limited partnership which trades in the international futures, commodity options and forward markets, with the objectives of achieving, through speculative trading, long-term capital appreciation while providing "principal protection" and controlling performance volatility. The general partner of the Fund is Merrill Lynch Investment Partners Inc. ("MLIP").

                The Fund's assets are allocated and reallocated by MLIP to the trading management of independent professional advisors (the "Trading Advisors" or the "Advisors") applying proprietary strategies in numerous markets.

                The Fund offers the Units at $100 per Unit, and receives and processes subscriptions, on a continuous basis throughout each calendar quarter. Investors whose subscriptions are accepted at any time during a calendar quarter are admitted to the Fund as Limited Partners as of the beginning of the immediately following quarter. Investors' customer securities accounts are debited in the amount of their subscriptions on settlement dates throughout each quarter shortly after their subscriptions are accepted by MLIP. Subscription proceeds received during a quarter are held in escrow pending investment in Units as of the beginning of the following quarter. All interest earned on subscriptions while held in escrow is paid to the investors.

                The Fund began trading on October 12, 1994 with an initial capitalization of $32,000,000. Through June 30, 1998, a total of an additional $130,113,095 had been invested in the Units at 13 subsequent closings. Through June 30, 1998, an aggregate of 1,621,130.95 Units had been sold and 662,664.30 redeemed. As of July 1, 1998, the Fund's capitalization was $98,607,509, and the Fund had a total of 3,529 Limited Partners.

                Through June 30, 1998, the highest month-end Net Asset Value of a Series A Unit was $129.34 (January 31, 1998; adding back to Net Asset Value aggregate distributions of $15.50 per Series A Unit ) and the lowest $101.04 (October 31, 1994). See "Performance of the Fund" at page 19 and "Selected Financial Data" at page 20.

                As of July 1, 1998, the Net Asset Value per Unit (as defined in the Fund's Limited Partnership Agreement -- Exhibit A to this Prospectus) of the different series, each initially $100 per Unit, were as follows:

                                                                    July 1, 1998
    Unit                                    July 1, 1998        Net Asset Value per Unit
   Series       Date of Issuance      Net Asset Value per Unit  Adding Back Distributions
   ------       ----------------      ------------------------  -------------------------

     A          October 12, 1994              $111.69                    $127.19
     B          January 9, 1995               $107.33                    $124.83
     C          April 10, 1995                $103.03                    $117.53
     D          July 11, 1995                 $107.98                    $115.98
     E          October 12, 1995              $107.45                    $116.45
     F          January 16, 1996              $102.56                    $113.31
     G          April 19, 1996                $101.28                    $111.78
     H          July 16, 1996                 $104.77                    $110.77
     K          May 14, 1997                  $102.99                        N/A
     L          July 21, 1997                 $ 99.35                        N/A
     M          October 16, 1997              $100.83                        N/A
     N          January 2, 1998               $ 97.25                        N/A
     O          April 1, 1998                 $ 97.65                        N/A
     P          May 1, 1998                   $ 99.78                        N/A


No distributions have been paid on any series of Units issued after May 1, 1997.
                      No Series I or J Units were issued.

                Effective as of October 1, 1998 (the first sale of Units under this Prospectus), the Fund's Brokerage Commission rate will be reduced from 8.75% to 7.5% per annum of assets allocated to trading and the Administrative Fee will begin to be calculated on the Fund's total, not traded, assets. See "Charges."

Different Series of Units

          All series of Units issued on or before May 1, 1997 (i) commenced trading with 60% of their capital allocated to trading, (ii) receive annual fixed-rate and possible discretionary distributions and (iii) have 7-year Time Horizons. Units issued after May 1, 1997 began trading with 75% of their assets allocated to trading, receive no distributions and have 5-year Time Horizons. The percentage of the 5-year Time Horizon series' assets allocated to trading was increased to 85% as of May 1, 1998. All Units sold under this Prospectus will (x) commence trading with 85% of their assets allocated to trading, (y) receive no distributions and (z) have a 5-year Time Horizon. Different leverage, distribution and Time Horizon parameters could materially affect performance over time.

          Merrill Lynch & Co. Inc. ("ML&Co.") has agreed to contribute sufficient assets to the Fund so that the Net Asset Value of each Unit outstanding as of its Principal Assurance Date (five years from the date of issuance) will be no less than such Unit's initial $100 subscription price. In order to prevent trading losses which might require ML&Co. to make payments under such undertaking, each series of Units commences trading with 85%, rather than 100%, of its assets allocated to trading. On an ongoing basis, MLIP controls the percentage of each series' assets allocated to trading in order to protect ML&Co. from any liability under its guarantee.

Risk Factors

          The following are certain of the significant risks of this investment.

 . Investors may lose all or substantially all of the time value of their investment. At a 5% annual interest rate, the present value, as of the date of Unit's issuance, of receiving the assured minimum $100 Net Asset Value per Unit five years in the future is $78.35. See "Risk Factors -- (1) Investors May Incur Substantial Losses" at page 12.

 . The past performance of the Fund is not necessarily indicative of future results. See "Commodity Futures Trading Commission--Risk Disclosure Statement" at page 1 and "Risk Factors -- (2) Past Performance Not Necessarily Indicative of Future Results" at page 12.

 .  The Fund trades with a high degree of leverage in volatile markets. See "Risk
   Factors -- (3) Volatile Markets; Highly Leveraged Trading" at page 12.

 . The "principal protection" feature of the Fund involves both immediate opportunity costs and the risk of significantly increased opportunity costs in the future. MLIP initially allocates 85%, rather than 100%, of each series' capital to trading in order to protect ML&Co. from any liability under its guarantee, correspondingly reducing profit potential. There is also the risk of further deleveraging or even terminating trading in the event that the Fund does not realize sufficient profits for the Net Asset Value of a series of Units to increase above its initial $100 per Unit, after all fees and expenses. See "Risk Factors -- (4) The Opportunity Costs and Risks of 'Principal Protection'" at page 12.

 . Relatively small losses could result in MLIP further deleveraging or terminating trading. See "Risk Factors -- (4) The Opportunity Costs and Risks of 'Principal Protection'" at page 12.

 .  If MLIP changes the leverage of any series of Units with a 5-year Time
   Horizon, MLIP must make the same leverage changes with respect to all such series. See "Risk Factors -- (4) The Opportunity Costs and Risks of 'Principal Protection'" at page 12.

 . Irrespective of the deleveraging of the Fund's trading, the risk control characteristics of the Fund's multi-advisor approach make it highly unlikely that the ML&Co. guarantee, despite its significant opportunity costs, will ever benefit investors. ML&Co. has never been required to make any payment under a guarantee like that provided to the Fund. See "Risk Factors -- (5) Multi-Advisor Risk Control and 'Principal Protection'" at page 13.

 . Were ML&Co. to incur a liability under its guarantee, investors could only enforce such liability through bringing a derivative action in the name of the Fund, as this guarantee does not run directly to investors. See "Risk Factors -- (4) The Opportunity Costs and Risks of 'Principal Protection'" at page 12.

 . The Fund is subject to substantial charges. Estimated gross trading profits of approximately 7% of the Fund's average month-end Net Assets must be earned during the first year after a Unit is sold in order for its redemption value to equal its initial $100 subscription price. See "-- Breakeven Table" below at page 10, "Charges" at page 38 and "Risk Factors -- (6) Substantial Charges" at page 13.

 . Because of its unpredictable performance, there is no way to time an investment in the Fund so as to invest during a favorable period. See "Risk Factors -- (7) Unpredictable Performance" at page 13.

 . Certain general types of market conditions -- in particular, trendless periods without major price movements -- make it difficult for the Advisors to trade successfully. See "Risk Factors -- (8) Importance of General Market Conditions" at page 13.

              No subscriber should invest more than 10% of his or
                   her readily marketable assets in the Fund.

                   See "Risk Factors" at pages 12 through 16.

Fund Operations

     The Fund's Multi-Advisor Approach

          The Fund is a multi-strategy, multi-market managed futures investment, employing a range of strategies diversified across major sectors of the global economy -- financials, currencies, energy, metals and agriculture. MLIP allocates Fund assets both to Advisors specializing in particular market sectors and to Advisors which trade broadly diversified portfolios.

          The Fund has to date retained between 7 and 18 Advisors at any one time, trading independently of each other and employing diverse trading methods. A number of Advisor changes, as well as reallocations of assets among Advisors, have been made since inception. Because no Advisor is allocated as much as 10% of the Fund's trading assets for management, any Advisor-specific information is set forth in the Prospectus Supplement accompanying this Prospectus.

          The Fund offers investors the opportunity to diversify a limited portion of the risk segment of their portfolios into an investment field that has historically often been non-correlated with traditional stock and bond holdings. If such non-correlation is in fact achieved and the Fund is profitable, investing in the Units has the potential to enhance the risk/reward ratio of an overall portfolio. Since it began trading, the Fund's returns have, in fact, frequently been significantly non-correlated (not, however, negatively correlated) with the United States stock and bond markets. See "The Role of Managed Futures in an Investment Portfolio" at page 82.

     MLIP

          Merrill Lynch Investment Partners Inc., a Delaware corporation, is the general partner of the Fund. Offering hedge funds, managed futures and currency investments for individuals and financial institutions, MLIP has operated with one primary objective since its inception in 1986 -- to provide investors with an opportunity for long-term capital appreciation and diversification through professionally managed investments in equity, debt, currency, interest rate, metals, energy and agricultural markets, utilizing a wide variety of instruments and trading strategies. As of July 1, 1998, MLIP was acting as trading manager or sponsor to funds in which approximately $2.8 billion of client assets were invested.

     "Principal Protection"

          ML&Co. has agreed to make any payments to the Fund necessary to ensure that the Net Asset Value of each Unit still outstanding as of its Principal Assurance Date will be at least $100.

                Units redeemed before their Principal Assurance Date are entitled to no benefits under the ML&Co. guarantee, and there is no assurance as to any minimum redemption value for such Units.

           Potential Yield Enhancement

                MLIP attempts to increase the return (including both interest income and capital gain) received by the Fund on its available cash by retaining the services of its affiliate, Merrill Lynch Asset Management, L.P. ("MLAM"). MLAM manages approximately 80% of the Fund's capital, investing on an unleveraged basis in U.S. Treasury bills, notes and bonds, as well as securities issued by certain U.S. government agencies and instrumentalities and, possibly in the future, certain mortgage-backed securities (collectively, "Government Securities"), within investment parameters established by MLIP for which MLAM assumes no responsibility. MLF pays MLAM's fees from the brokerage commissions paid by the Fund. There can be no assurance that MLAM's cash management will be able to achieve higher yields for the Fund or to avoid losses of principal.

                As of May 1, 1998, the Asset Management Group of ML&Co. (which includes MLAM) had a total of approximately $485 billion in investment company and other portfolio assets under management. This figure includes assets managed for some of MLAM's affiliates.

           Two-Tier Structure of the Fund

                The Fund trades through a subsidiary limited partnership, ML Principal Protection Trading L.P. (the "Trading Partnership"), of which the Fund is the sole limited partner and MLIP the sole general partner. The Fund's liability for any trading losses is limited to the Fund's investment in the Trading Partnership which makes it possible to ensure, as required by applicable CFTC rules, that the assets attributable to one series of Units cannot become subject to trading losses attributable to any other series. See "The Two-Tier Structure of the Fund" at page 21 and "Leverage Considerations" at page 32.

 There can be no assurance that the Fund will achieve its objectives or avoid substantial losses. No Advisor or Merrill Lynch entity has guaranteed the success of the Fund. The ML&Co. guarantee of the minimum Net Asset Value per Unit as of each Unit's Principal Assurance Date is not a guarantee of success or of avoiding substantial present value losses.

                                Breakeven Table


                                                  Column I                   Column II

                                                                             Breakeven
                                                 Breakeven             Dollar Return Required
                                             Percentage Return            ($5,000 Initial
                                               Required First            Investment) First
                                               Twelve Months               Twelve Months
      Expenses                               of Investment/(1)/          of Investment/(1)/
      Brokerage Commissions/(2)/                   6.375%                     $ 318.75

      Administrative Fee/(3)/                      0.25%                      $  12.50

      Currency Trading Costs/(4)/                 0.25%                       $  12.50

      Profit Shares/(5)/                          2.00%                       $ 100.00

      Cash Management Income/(6)/                 (5.00)%                     $(250.00)

      TWELVE-MONTH BREAKEVEN
      WITHOUT REDEMPTION CHARGE                    3.875%                     $ 193.75
                                                   -----                      --------

      Redemption Charge/(7)/                      3.10%                       $ 155.00

      TWELVE-MONTH BREAKEVEN
      WITH REDEMPTION CHARGE                       6.975%                     $ 348.75
                                                   -----                      --------


Notes to Breakeven Table

      (1) Assumes a constant 85% allocation of assets to trading.

      (2) Brokerage Commissions include the Consulting Fees payable to the Advisors by MLF. Consulting Fees generally average approximately 1.5% to 2% per annum of Fund assets managed, depending on the Advisor.

      (3) The Administrative Fee is charged on the total assets of the Partnership, not only on assets allocated to trading.

      (4) Estimated; paid on a per-transaction basis. The bid-ask spreads paid on forward currency trades are difficult to estimate and are not included as an expense in the Breakeven Table. See "Charges -- Currency Trading Costs" at page 41.

      (5) It is not possible to predict the Profit Shares which might be paid in a breakeven year. MLIP believes, based on the experience of the Fund to date, that 2.00% of average month-end capitalization is a reasonable estimate of breakeven Profit Share expense; however, actual Profit Shares could differ.

      (6) Estimated. The total yield earned on the Fund's assets, including the results of MLAM's cash management services, is assumed to approximate the 91-day Treasury bill rate for purposes of this estimate. MLAM's cash management may be unable to produce an enhanced yield or avoid a loss of principal. See "Use of Proceeds and Cash Management Income" beginning at page 35.

      (7) Redemption charges would equal 3.1% of the initial $5,000 investment because these charges would equal 3% of the $5,155 year-end Net Asset Value necessary in order for the investor to receive net redemption proceeds of $5,000 after subtracting the 3% redemption charge.

                               ________________

          At 100% leverage, the Fund's annual Brokerage Commissions would equal 7.5% of average month-end assets, and the trading profits required for an initial $5,000 investment to breakeven would increase to 8.1% or $405.00.

      Principal Tax Aspects of Owning Units

                Investors are taxed each year on any gains recognized by the Fund whether or not they redeem any Units or receive any distributions from the Fund.

                40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at the 39.6% ordinary income rate, while 60% of such gains are taxed as long-term capital gain at a 20% maximum rate for individuals. The Fund's trading gains from other contracts will be primarily short-term capital gain. This tax treatment applies regardless of how long an investor holds Units. If, on the other hand, an investor held a stock or bond for 12 months or longer, all the gain realized on its sale would generally be taxed at a 20% maximum rate.

                Losses on the Units may be deducted against capital gains. Any losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, investors could pay tax on the Fund's interest income even though they have lost money on their Units. See "Federal Income Tax Consequences" beginning at page 49.

      Suitability

                The Fund trades at a high degree of leverage in volatile markets. There can be no assurance that the Fund will achieve its objectives or avoid substantial losses.

                The "principal protection" feature of the Fund limits the maximum loss which an investor can incur but in no respects guarantees that the Fund will be successful.

                Subscribers must be prepared to lose all or substantially all of the time value of their investment.

                No subscriber should invest more than 10% of his or her readily marketable assets in the Fund.

         THE UNITS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

                                 RISK FACTORS

 AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

            NO SUBSCRIBER SHOULD INVEST MORE THAN 10% OF HIS OR HER
                    READILY MARKETABLE ASSETS IN THE FUND.
                                _______________

      (1)  Investors May Incur Substantial Losses

                Investors must be prepared to lose all or substantially all of the time value of their investment in the Fund for the entire five-year Time Horizon from a Unit's issuance to its Principal Assurance Date. At a 5% annual interest rate, this would constitute a loss of over 20%.

      (2)  Past Performance Not Necessarily Indicative of Future Results

                Past performance is not necessarily indicative of future results. Neither the Advisors' (see the accompanying Prospectus Supplement) nor the Fund's past performance may be representative of how they or it, respectively, may trade in the future. The outstanding series of Units have traded, and certain series will continue to trade, at different leverage factors and subject to different fees than the Units offered under this Prospectus.

      (3)  Volatile Markets; Highly Leveraged Trading

                Futures and forward trading is highly leveraged, and market price levels are volatile and materially affected by unpredictable factors such as weather and governmental intervention. The Fund takes positions with face values up to as much as approximately 5 times its total equity. Consequently, even small price movements can cause major losses. The combination of leverage and volatility creates a high degree of risk.

      (4)  The Opportunity Costs and Risks of "Principal Protection"

                The "principal protection" feature of the Fund involves both actual opportunity costs and the risk of significantly increased opportunity costs in the future. MLIP initially deleverages each series' trading, correspondingly reducing profit potential, in order to protect ML&Co. from any liability under its guarantee. In addition to the opportunity costs of this initial deleveraging, there is the risk of further deleveraging in the event that the Fund does not recognize sufficient profits for the Net Asset Value per Unit of a given series to increase above its initial $100 per Unit. Unless the Net Asset Value per Unit increases, MLIP will further deleverage trading as the discounted value of $100 (the minimum Net Asset Value per Unit assured to investors as of their Principal Assurance Date) converges to the current Net Asset Value per Unit, eliminating any assets available to support trading. In the event that the Fund incurs even relatively small losses (as opposed to merely breakeven performance), MLIP might rapidly and significantly deleverage or even terminate trading.

                The "principal protection" feature of the Fund creates the risk that the need to ensure that the Net Asset Value per Unit does not decline below the present value of $100 will reduce or eliminate the Fund's profit potential by diminishing or terminating its ability to trade, to the material detriment of investors.

                In the event that MLIP deleverages any particular series of Units, it must deleverage all series with 5-year Time Horizons to the same degree. A series could be deleveraged as a result of losses which accrued subsequent to such series having recognized profits more than sufficient to offset such losses, but which were earned before a more recent series was issued and, consequently, were not available to offset the same losses incurred by such series. Conversely, losses incurred before a particular series is issued could indirectly cause a further deleveraging of such series' trading due to the effect of such losses on the leverage which MLIP believes it is appropriate to use for an earlier-issued series.

                The ML&Co. guarantee does not run directly to investors but only to the Fund itself. Consequently, were ML&Co. to incur a liability under its guarantee, investors could only enforce such liability through bringing a derivative action in the name of the Fund. Derivative actions are subject to a number of procedural requirements not applicable to claims brought directly on behalf of the plaintiff.

      (5)  Multi-Advisor Risk Control and "Principal Protection"

                In addition to the opportunity costs of the deleveraged trading resulting from the Fund's "principal protection" feature, the multi-advisor strategy of the Fund involves the inherent opportunity costs of combining independent trading strategies into a single portfolio. The Advisors trade pursuant to their respective trading strategies without regard to the positions taken by any other Advisor. Consequently, the profits earned by certain Advisors are frequently offset, in whole or in part, by losses incurred by others, decreasing the likelihood of material gains or losses.

                The loss reduction features of MLIP's multi-advisor strategy -- irrespective of the deleveraging of the Fund's trading as a result of the Fund's "principal protection" -- significantly reduces the possibility of the ML&Co. guarantee ever being of any tangible benefit to investors. In the approximately ten years that ML&Co. has been issuing guarantees like the Fund's guarantee to MLIP funds, ML&Co. has never been required to make any guarantee payment. See "-- (11) Combining Independent Trading Strategies," below at page 14.

      (6)  Substantial Charges

                The Fund is subject to substantial charges. Due to the "principal protection" structure of the Fund, it is particularly important that the capital of any series not be depleted by expenses. Any such depletion could result in the further deleveraging or termination of trading in respect of all outstanding series.

                Brokerage Commissions and the Fund's per-trade costs (for example, F/X Desk service fees) are based on the assets committed to trading by each series. Increasing the percentage of trading assets will correspondingly increase the costs as well as profit potential and risk of loss.

                The Profit Shares paid to the Advisors are based on the individual performance of each Advisor, not the overall performance of the Fund. Historically, the Fund has paid substantial Profit Shares to certain Advisors during periods when the performance of the Fund as a whole was breakeven or unprofitable.

      (7)  Unpredictable Performance

                Because its performance is entirely unpredictable, there is no way to time an investment in the Fund. Investors have no means of knowing whether they are buying Units at a time when major gains or losses, or neither, are in progress. Many of the Advisors are "trend-following" managers whose performance is likely to be materially affected by price trends, or the lack thereof, at the time an investor subscribes. See "--(20) Uncertain Unit Values," below at page 15.

      (8)   Importance of General Market Conditions

                Overall market or economic conditions -- which neither MLIP nor any Advisor can predict or control -- have a material effect on performance. Furthermore, such overall conditions can adversely affect the performance of numerous Advisors at or about the same time, despite their implementing different and independent strategies. Consequently, the multi-advisor structure of the Fund does not assure that its performance will not be adversely affected by future market or economic conditions.

      (9) No Assurance of Non-Correlation; Limited Value of Non-Correlation Even if Achieved

                Not only is the past performance of the Fund not necessarily indicative of its future results (due to the speculative character of managed futures), but also there can be no assurance, however the Fund may perform, that the Fund's results will be non-correlated with (i.e., unrelated to) the general stock and bond markets. If the Fund's performance is not non-correlated to these markets, the Fund cannot help diversify an overall portfolio.

                Even if the Fund's performance is generally both profitable and non-correlated to the general stock and bond markets, there are highly likely to be significant periods during which the Fund's results are similar to those of an investor's stock and bond holdings, thereby reducing or eliminating the Fund's diversification benefits. During unfavorable economic cycles, an investment in the Fund may increase rather than mitigate a portfolio's aggregate losses.

      (10) Units Issued Under This Prospectus

                All series of Units issued under this Prospectus will commence trading at 85% leverage. All series previously issued began trading at 60%-75% leverage, although all series with 5-year Time Horizons have traded at 85% leverage since May 1, 1998. The higher leverage applied by the current series of Units results in their expected performance being more volatile and involving a higher degree of risk (as well as profit potential).

                If MLIP makes a leverage adjustment to any series with a 5-year Time Horizon (i.e, any series issued after May 1, 1997), MLIP must make corresponding adjustments to the leverage used by all such series. This regulatory requirement could affect certain series adversely. See "-- (4) The Opportunity Costs and Risks of 'Principal Protection'," above at page 12.

                MLIP does not presently intend to make any distributions on Units issued after May 1, 1997.

      (11) Combining Independent Trading Strategies

                Combining independent trading strategies involves substantial opportunity costs, as one Advisor's profits are frequently offset by another Advisor's losses. Different Advisors often take opposite positions for the Fund, eliminating the profit potential of the combined positions. See "-- (5) Multi-Advisor Risk Control and 'Principal Protection'," above at page 13.

      (12) Systematic Strategies

                Most of the Fund's trading assets have been allocated since inception to Advisors which rely on technical, systematic strategies. The widespread use of technical trading systems frequently results in numerous managers attempting to execute similar trades at or about the same time, altering trading patterns and affecting market liquidity. Furthermore, the profit potential of trend-following systems may be diminished by the changing character of the markets, which may make historical price data (on which technical programs are based) only marginally relevant to future market patterns.

                The objective of trend-following Advisors is to participate in major price trends -- sustained price movements either up or down. Such price trends may be relatively infrequent. Trend-following Advisors anticipate that over half of their positions will be unprofitable. Their strategy is based on making sufficiently large profits from the trends which they identify and follow to generate overall profits despite the more numerous but, hopefully, smaller losses incurred on the majority of their positions.

                Systematic strategies frequently rely exclusively on price data intrinsic to the market itself, without giving any consideration to underlying economic factors. Such strategies will maintain positions contrary to the generally anticipated result of a political, climatic or financial development until their market price models signal otherwise. Such signals may only be generated, if at all, after substantial losses have been incurred.

      (13) Discretionary Strategies

                Certain of the Fund's Advisors are discretionary rather than systematic traders. Discretionary trading managers may be prone to emotionalism and a lack of discipline in their trading. Relying on subjective trading judgment may produce less consistent results than those obtained by more systematic approaches.

      (14) The Danger to the Fund of "Whipsaw" Markets

                Often, the most unprofitable market conditions for the Fund are those in which prices "whipsaw," moving quickly upward, then reversing, then moving upward again, then reversing again. In such conditions, many Advisors may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends, whereas in fact no trends sufficient to generate profits develop.

      (15)   Increased Assets Under Management

                The more money an Advisor manages, the more difficult it may be for the Advisor to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Large trades result in more price slippage than do smaller orders. None of the Advisors has agreed to limit the amount of additional equity which it may manage, and most of them are at or near their all-time high in assets under management.

      (16) No Assurance of Advisors' Continued Services; Competition for
           Advisors

                There is no assurance that any Trading Advisor will be willing or able to continue to provide advisory services to the Fund. There is severe competition for the services of qualified Advisors, and the Fund may not be able to retain satisfactory replacement or additional Advisors on acceptable terms. MLIP must allocate Advisor availability among its different funds, including the Fund, and, accordingly, may not at all times select for the Fund those Advisors which MLIP would otherwise believe to be in its best interests.

      (17) Changes in Trading Strategy

                An Advisor may make certain changes in its trading strategies without the knowledge of MLIP.

      (18) Illiquid Markets

                Certain positions held by the Fund may become illiquid, preventing a Trading Advisor from acquiring positions otherwise indicated by its strategy or making it impossible for a Trading Advisor to close out positions against which the market is moving.

                Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Fund at any time or from time to time. The large size of the positions which the Advisors acquire for the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

      (19) Cash Management Risks

                The possibility of the Fund's cash management program increasing the non-trading income received on the Fund's assets over the risk-free rate necessarily implies increasing risk and, accordingly, the possibility of incurring losses -- not only of yield but also of principal. MLAM has not guaranteed in any respect either that there will be an increase in the non-trading income recognized on the Fund's assets over the risk-free rate or that there will not be a loss of principal as a result of the Fund's "yield enhancement" strategies.

      (20) Uncertain Unit Values

                The only way to take money out of the Fund is to redeem Units. An investor can only redeem Units at month-end upon at least 10 days' advance notice and subject to possible redemption charges. Consequently, investors cannot know at the time they submit a redemption request what the redemption value of their Units will be.

                The restrictions imposed on redemptions limit investors' ability to protect themselves against major losses by redeeming part or all of their Units.

                In addition, investors are unable to know whether they are subscribing after a significant upswing in performance -- often a time when the Fund has an increased probability of entering into a losing period.

      (21) Trading on Non-U.S. Exchanges

                The Advisors trade a great deal outside the U.S. From time to time, as much as 30%-50% of the Fund's overall market exposure could involve positions taken on foreign markets. Foreign trading involves risks -- including exchange-rate exposure, possible governmental intervention and lack of regulation -- which U.S. trading does not. In addition, the Fund may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which certain Advisors base their strategies may not be as reliable or accessible as it is in the United States. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. The rights of clients in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

      (22) Bankruptcy or Default

                In the event of the bankruptcy of MLF, the Fund could be unable to recover its assets, and investors could incur substantial losses, despite the Fund having been otherwise highly profitable.

      (23) Regulatory Change

                The Fund implements a speculative, highly leveraged strategy. From time to time there is governmental scrutiny of these types of strategies and political pressure to regulate their activities. For example, the Malaysian government during 1997 blamed the collapse of its currency on speculative funds and called for international restrictions on their operations.

                Regulatory changes could adversely affect the Fund by restricting its markets, limiting its trading and/or increasing the taxes to which the Limited Partners are subject. As an example, in the mid-1980s the CFTC raised doubts concerning the legality of futures funds trading currency forwards. If the Advisors could not trade currency forwards for the Fund, the effect on the Fund could be material and adverse. MLIP is not aware of any pending or threatened regulatory developments which might adversely affect the Fund. However, adverse regulatory initiatives could develop suddenly and without notice.

                             ____________________

                The following are not risks, but rather important tax features of investing in the Fund which all prospective investors should carefully consider before deciding whether to purchase Units.

      (A)  Limited Partners Taxed Currently

                Each year, Limited Partners are taxed on their allocable share of any Fund profits. If an investor purchased stocks or bonds, on the other hand, there would generally be no tax due on the appreciation in the value of such holdings until disposition.

                All performance information in this Prospectus is presented exclusively on a pre-tax basis.

      (B)  The Fund's Trading Gains Taxed at Higher Capital Gains Rate

                Investors are taxed on their share of any trading profits of the Fund at both short- and long-term capital gain rates depending on the mix of U.S. exchange-traded contracts and non-U.S. contracts traded. These tax rates are determined irrespective of how long an investor holds Units. Consequently, the tax rate on the Fund's trading gains may be higher than those applicable to other investments held by an investor for a comparable period.

      (C)  "Investment Advisory Fees"

                Limited Partners could be required to treat the Profit Shares, as well as certain other expenses of the Fund, as "investment advisory fees," which are subject to substantial restrictions on deductibility for individual taxpayers. MLIP has not, to date, been classifying the Profit Shares or such expenses as "investment advisory fees," a position to which the Internal Revenue Service (the "IRS") might object.

      (D)  Taxation of Interest Income

                The Fund's trading losses are almost exclusively capital losses for tax purposes. Capital losses may be offset against ordinary income only to the extent of $3,000 per year for individual taxpayers. If an individual Limited Partner had, for example, an allocable trading loss of $10,000 and allocable interest income of $5,000, he or she would incur a net loss of $5,000 but would recognize taxable interest income of $2,000.

      (E)  Tax Audit

                There can be no assurance that the Fund's tax returns will not be audited by the IRS. If such an audit were to result in an adjustment, Limited Partners could be required to pay back taxes, interest and penalties, and could themselves be audited.

                Prospective investors are strongly urged to consult their own tax advisers and counsel with respect to the possible tax consequences of an investment in the Fund, particularly since such tax consequences may differ among investors. See "Federal Income Tax Consequences" at page 49.

                             ____________________

                              INVESTMENT FACTORS

                The following summarizes certain of the principal potential advantages which MLIP believes may be associated with an investment in the Fund. There are also substantial risks associated with such an investment. See "Risk Factors" beginning at page 12.

                             ____________________

      (1)  MLIP

                MLIP is a major sponsor of futures funds. MLIP's experience and familiarity with the managed futures industry assist MLIP in its ongoing monitoring of the Trading Advisors' performance as well as in the administration of the Fund. MLIP combines experience in the trading advisor selection process with an active approach to its general partner and trading manager roles.

      (2)  The Trading Advisors

                The Advisors selected by MLIP for the Fund generally satisfy MLIP's criteria of having performed successfully for a significant period of time (no less than approximately 12-18 months) prior to their selection. MLIP evaluates successful performance in a variety of ways, including cumulative profitability, performance volatility and the duration and frequency of drawdowns. Although MLIP uses a variety of statistical measures in assessing prospective Advisors' performance, because of the inherent uncertainty of future performance, MLIP relies heavily on its subjective evaluation of a prospective Advisor's abilities in the selection process. Other than in exceptional circumstances, prospective Advisors who do not satisfy MLIP's quantitative past performance criteria are not given further consideration. However, even Advisors which are considered eligible on the basis of past performance must also meet MLIP's qualitative standards (e.g., trading discipline, market view, reputation in the industry, past experience, willingness to negotiate fees, etc.) in order to be selected.

      (3)  Market and Strategy Diversification

                In its asset allocation, MLIP emphasizes broad diversification and participation in numerous global markets. MLIP focuses on combining Advisors that collectively implement a wide range of qualitatively different strategies and trading methods. Although since inception the Advisor group selected for the Fund has emphasized technical, trend-following methods, in the future MLIP may favor fundamental and/or discretionary Advisors for the Fund. See "Futures Trading Methods in General" at page 81.

      (4)  Portfolio Diversification

                The performance of the Fund should exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional stock and bond portfolio components.
      Unlike short selling in the securities markets, selling futures short is no more difficult than establishing a long position. The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns -- enhancing the risk/reward profile of a portfolio. Non-correlation without positive performance will not provide any diversification advantages, and there can be no assurance that the Fund will trade profitably.

                Non-correlated performance must be distinguished from negatively correlated performance. MLIP has no expectation that the performance of the Fund will be inversely related to that of the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice versa. This would be negative correlation. Non-correlation means only that the performance of the Fund has, in MLIP's judgment, a good likelihood of being unrelated to the performance of stocks and bonds, reflecting MLIP's belief that certain factors which affect stock and bond prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The Net Asset Value per Unit may decline or increase more or less than stocks and bonds during both bear and bull markets.

      (5)  Global Trading

                As global markets and investing become more complex, professionally managed futures may increasingly be included in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. By allocating a limited portion of the risk segment of their portfolios to a managed futures investment such as the Fund, with selected advisors specializing in global futures and forward trading with the ability to move capital rapidly among the world's economies and markets, investors have the potential, if their managed futures investment is, in fact, profitable as well as non-correlated with stocks and bonds, to add a valuable aspect of diversification to a traditionally structured portfolio. Doing so may permit them to enhance their prospects for superior performance as well as to reduce both the volatility of their portfolios over time and their dependence on any single nation's economy.

      (6)  Potential "Yield Enhancement"

                MLAM manages approximately 80% of the Fund's assets through investments in Government Securities, maintaining a short-term portfolio with a maximum duration of two years (i.e., the overall portfolio has a maximum exposure to changes in prevailing interest rates comparable to that of a Treasury note with a maturity of slightly longer than two years). See "Use of Proceeds and Cash Management Income" beginning at page
      35. MLAM makes no assurances that its cash management services will result in increased yields or avoid the loss of principal. If interest rates rise significantly, the Fund could incur material losses in the market value of its Government Securities. Prospective investors must recognize that there is a risk of loss, not only of yield but also of principal, in MLAM's management of a Government Securities portfolio for the Fund.

                Although implementation of any cash management strategy involves incremental risk, if the Fund's cash management program can increase the return earned by the Fund from sources other than speculative trading, it can increase the ability of the Fund to absorb its substantial costs, thereby potentially reducing the risk of MLIP deleveraging or terminating trading as a result of the Fund's charges depleting its equity base. See "Use of Proceeds and Cash Management Income" beginning at page 35.

      (7)  Small Minimum Investment; Smaller Minimum Additional Investment

                The initial minimum investment in the Fund is 50 Units ($5,000), and the minimum additional investment for existing Limited Partners only 10 Units ($1,000). Any greater number of whole Units may be purchased.

                The small minimum investment required by the Fund makes it possible for first-time investors to gain exposure to managed futures through investing in the Fund without having to commit large amounts of capital and also permits smaller investors who wish to do so to include an investment in the Fund as a limited portion of the risk segment of their portfolios.

      (8)  Merrill Lynch Employee Discount

                Officers and employees of Merrill Lynch subscribe for Units at the discounted price of $97 per Unit. MLIP itself provides the remaining $3 per Unit to the Fund so that other subscribers' investments are not diluted. (Due to regulatory considerations, the employee discount is not available to retirement accounts. Such accounts are free to purchase Units, but must do so at $100 per Unit.)

                The employee discount permits eligible investors to share in a portion of the benefit derived by MLIP from not having to pay initial selling commissions on sales of Units within the Merrill Lynch organization.

      (9)  Administrative Convenience

                The Fund is structured in order to minimize the administrative burden to Limited Partners. Limited Partners receive, directly from MLIP, monthly unaudited statements of account and annual certified financial reports as well as all Fund-related tax information necessary for Limited Partners to complete their federal income tax returns. The approximate Net Asset Value of an investor's Units is available at any time upon request.

                            PERFORMANCE OF THE FUND

                         ML Principal Protection L.P.
                                 July 1, 1998

  Type of Pool:  Multi-Advisor; Selected-Advisor/Publicly-Offered/"Principal
                                Protected"/(1)/
                   Inception of Trading:   October 12, 1994
                    Aggregate Subscriptions:   $162,113,095
                    Current Capitalization:     $98,607,509
                 Worst Monthly Drawdown/(2)/:  (3.70)%  (2/96)
             Worst Peak-to-Valley Drawdown/(3)/:  (3.70)%  (2/96)
                                 _____________

Net Asset Value per Series A Unit, July 1, 1998:   $127.19 (adding back $15.50
                               in distributions)

                           Monthly Rates of Return/(4)/
-----------------------------------------------------------------------------------
     Month            1998           1997         1996        1995       1994
-----------------------------------------------------------------------------------
    January           0.08%          2.06%        2.45%      (0.55)%       --
-----------------------------------------------------------------------------------
   February          (0.56)%         1.44%       (3.70)%      2.24%        --
-----------------------------------------------------------------------------------
     March            0.10%          0.05%        1.06%       4.17%        --
-----------------------------------------------------------------------------------
     April           (1.95)%        (0.70)%       3.10%       0.91%        --
-----------------------------------------------------------------------------------
      May             0.95%         (1.43)%      (1.98)%      1.20%        --
-----------------------------------------------------------------------------------
     June            (0.86)%         0.70%        1.36%      (0.21)%       --
-----------------------------------------------------------------------------------
     July               --           3.14%       (1.68)%     (1.30)%       --
-----------------------------------------------------------------------------------
    August              --          (2.71)%       0.49%       0.95%        --
-----------------------------------------------------------------------------------
   September            --           0.86%        1.62%      (0.32)%       --
-----------------------------------------------------------------------------------
    October             --          (0.43)%       4.25%       0.29%      1.04%
-----------------------------------------------------------------------------------
   November             --           0.80%        2.50%       0.69%      0.32%
-----------------------------------------------------------------------------------
   December             --           2.22%       (0.20)%      2.12%      0.40%
-----------------------------------------------------------------------------------
   Compound          (2.24)%         6.01%        9.36%      10.55%      1.76%
Rate of Return     (6 months)                                        (2 2/3 months)
-----------------------------------------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
                           _________________________

                All Units issued on or prior to May 1, 1997 commenced trading with 60%, and Units issued on or after May 1, 1997 with 75%, of their assets allocated to trading. Since May 1, 1998, all Units have initially allocated 85% of their assets to trading. The Units issued under this Prospectus will also begin trading with 85% of their assets allocated to trading. Consequently, the composite past performance of the Fund may not be representative of how the Units would have performed over the same period.

                           _________________________

           (1) Pursuant to applicable CFTC regulations, a "Multi-Advisor" fund is defined as one that allocates no more than 25% of its trading assets to any single manager. The Fund does not currently allocate more than 25% of its trading assets to any single Advisor but may do so in the future; consequently, it is referred to as a"Multi-Advisor; Selected Advisor" fund. Applicable CFTC regulations define a "Principal Protected" fund as one which is designed to limit the loss of participants' initial investment. MLIP's trading leverage policies and the ML&Co. guarantee limit Limited Partners' losses on their Units to the time value of their investment.

           (2) Worst Monthly Drawdown represents the largest negative Monthly Rate of Return experienced by the Fund; a drawdown is measured on the basis of month-end Net Asset Value only, and does not reflect intra-month figures.

           (3) Worst Peak-to-Valley Drawdown represents the greatest percentage decline from a month-end cumulative Monthly Rate of Return without such cumulative Monthly Rate of Return being equalled or exceeded as of a subsequent month-end. For example, if the Monthly Rate of Return was (1)% in each of January and February, 1% in March and (2)% in April, the Peak-to-Valley Drawdown would still be continuing at the end of April in the amount of approximately (3)%, whereas if the Monthly Rate of Return had been approximately 3% in March, the Peak-to-Valley Drawdown would have ended as of the end of February at approximately the (2)% level.

           (4) Monthly Rate of Return is the net performance of the Fund during the month of determination (including interest income and after all expenses accrued or paid) divided by the total equity of the Fund as of the beginning of such month. The composite returns of the Fund reflect the results of the Fund as a whole, not the performance of any single series of Units (however, the composite returns closely match during the same period the performance of all series then outstanding). Although the series begin trading at different times and, accordingly, have materially different cumulative returns, as all series participate in the same trading account and at approximately the same degree of leverage, the only significant difference between the performance of different series during a given month is typically the different amount of Profit Shares paid. In no month has any series had a rate of return 10% higher or lower than any other series.

                          __________________________

                            SELECTED FINANCIAL DATA


           The following Selected Financial Data is derived, except in respect of the unaudited information, from the consolidated financial statements of the Fund for the years ended December 31, 1997 and 1996 which have been audited by Deloitte & Touche llp, independent auditors, as stated in their report included in this Prospectus, as well as from the consolidated financial statements for the period from October 12, 1994 (commencement of operations) to December 31, 1994 and the year ended December 31, 1995 also audited by Deloitte & Touche LLP. The following information, as well as the financial statements of the Fund for the years ended December 31, 1997, 1996 and 1995, is included herein in reliance upon the authority of Deloitte & Touche llp as experts in auditing and accounting. See "Index to Financial Statements" at page 57.

                             ____________________


                                      Jan. 1, 1998    Jan. 1, 1997                                                    Oct. 12, 1994
                                           to              to         Jan.  1, 1997  Jan. 1, 1996    Jan. 1, 1995      (commencement
                                      June 30, 1998   June 30, 1997        to             to              to       of operations) to
Income Statement Data                  (Unaudited)     (Unaudited)    Dec. 31, 1997  Dec. 31, 1996  Dec. 31, 1995     Dec. 31, 1994
---------------------                 -------------   -------------   -------------  -------------  -------------     -------------
Revenues:
  Trading Profits (Loss)
     Realized                           $ 1,596,744     $ 3,722,347    $  5,412,457    $ 9,038,064    $ 4,407,833       $  (363,054)
    Change in Unrealized                 (2,938,626)     (1,403,567)      1,083,826       (396,221)     1,355,377         1,115,935
                                        -----------     -----------    ------------    -----------    -----------       -----------
      Total Trading Results              (1,341,882)      2,318,780       6,496,283      8,641,843      5,763,210           752,881
  Interest Income                         2,970,056       2,182,912       4,873,872      4,545,186      3,415,670           377,303
                                        -----------     -----------    ------------    -----------    -----------       -----------
      Total Revenues                      1,628,174       4,501,692      11,370,155     13,187,029      9,178,880         1,130,184
                                        -----------     -----------    ------------    -----------    -----------       -----------

Expenses:
Brokerage Commissions                     3,254,852       2,141,245       4,833,598      4,775,116      3,216,364           405,653
Administrative Fees/1/                       92,996          61,179         138,103        129,057         86,928            10,964
Profit Shares                               704,269         498,398         931,522        978,264        652,366           129,169
                                        -----------     -----------    ------------    -----------    -----------       -----------
      Total Expenses                      4,052,117       2,700,822       5,903,223      5,882,437      3,955,658           545,786
                                        -----------     -----------    ------------    -----------    -----------       -----------
  (Loss) Income Before
      Minority Interest                  (2,423,943)      1,800,870       5,466,932      7,304,592      5,223,222           584,398

Minority Interest/2/                         38,205         (12,289)        (46,687)       (81,228)       (36,730)           (4,504)
                                        -----------     -----------    ------------    -----------    -----------       -----------
Net (Loss) Income                       $(2,385,738)    $ 1,788,581    $  5,420,245    $ 7,223,364    $ 5,186,492       $   579,894
                                        ===========     ===========    ============    ===========    ===========       ===========

                                      June 30, 1998   June 30, 1997     Dec. 31,       Dec.  31,      Dec. 31,          Dec. 31,
Balance Sheet Data/3/                  (Unaudited)     (Unaudited)        1997           1996           1995              1994
------------------                    -------------   -------------   -------------  -------------  -------------     -------------
Fund Net Asset Value                  $98,607,509       $79,399,074    $101,226,685    $78,905,274    $74,988,233       $32,314,228

Net Asset Value per Unit/4/
------------------------
   Series A                                $111.69          $113.05         $113.73        $110.70        $106.96           $101.76
   Series B                                 107.33           110.01          114.15         114.24         110.36                --
   Series C                                 103.03           104.22          108.15         109.33         103.35                --
   Series D                                 107.98           110.44          109.94         108.19         102.34                --
   Series E                                 107.45           110.84          109.40         108.58         102.72                --
   Series F                                 102.56           105.06          109.04         108.92             --                --
   Series G                                 101.28           102.65          106.52         107.32             --                --
   Series H                                 104.77           108.73          106.62         106.47             --                --
   Series K                                 102.00           100.71          104.77             --             --                --
   Series L                                  99.35               --          102.08             --             --                --
   Series M                                 100.83               --          103.70             --             --                --
   Series N                                  97.25               --              --             --             --                --
   Series O                                  97.65               --              --             --             --                --
   Series P                                  99.78               --              --             --             --                --

-------------------

/1/ The Brokerage Commissions have been restated, to reflect the reclassification of a portion of Brokerage Commissions as Administrative Fees, for the period from October 1, 1994 to December 31, 1994 and the year ended December 31, 1995.

/2/ MLIP is general partner of the Trading Partnership. Because the Fund owns substantially all of the Trading Partnership, Trading Partnership activities are referred to as Fund activities in this Prospectus. The minority interest represents MLIP's share, as general partner of the Trading Partnership, of the Trading Partnership's profit or loss.

/3/ Balance Sheet Data is based on redemption values which differ immaterially from Net Asset Values as determined under Generally Accepted Accounting Principles ("GAAP") due to the treatment of organizational and initial offering cost reimbursements.

/4/  Net of distributions.  No Series I or J Units were issued.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
AT ANY GIVEN TIME, CERTAIN UNITS MAY HAVE INCREASED IN NET ASSET VALUE FROM THE DATE OF PURCHASE WHILE OTHERS HAVE DECREASED. OVER TIME, THE DIFFERENT SERIES OF UNITS MAY TRADE AT DIFFERENT LEVERAGE. THE UNITS SOLD UNDER THIS PROSPECTUS WILL BEGIN TRADING AT 85% LEVERAGE, WHEREAS THE UNITS PREVIOUSLY ISSUED BEGAN TRADING AT 60%-75% LEVERAGE (ALTHOUGH ALL UNITS WITH 5-YEAR TIME HORIZONS BEGAN TO ALLOCATE 85% OF THEIR ASSETS TO TRADING AS OF MAY 1, 1998). HIGHER LEVERAGE INVOLVES HIGHER RISK.

                      THE TWO-TIER STRUCTURE OF THE FUND

                The Fund does not trade directly through opening managed accounts with the Advisors, but rather through investing in the Trading Partnership. The Trading Partnership, in turn, allocates its capital to the Advisors. No series of Units can lose more in its trading than the amount which such series has invested in the Trading Partnership.

                Although different series of Units invest different percentages of their overall capital in the Trading Partnership, all assets so invested are 100% allocated to trading. All trading profits and losses are shared pro rata among the different series based on their respective investments in the Trading Partnership.

                The use of the Trading Partnership by the Fund has no effect on the leverage at which the different series of Units trade. The Fund trades through investing in the Trading Partnership rather than directly, solely in order to eliminate the highly unlikely risk that one series of Units might be subject to paying trading debts attributable to another. This risk arises because it is theoretically possible that catastrophic losses could deplete all the assets of a particular series allocated to the Advisors for management. Any remaining losses would remain a debt of the Fund to which all other series' capital would be subject. The Fund/Trading Partnership structure eliminates the risk of such inter-series liability. The CFTC would not permit the Fund to continue the offering of the Units unless such inter-series liability were eliminated.

                For example, assume that each of Series I and Series II Units had $10 million in capital, and Series I allocated $9.5 million (95% leverage) and Series II $8.5 million (85% leverage) to the Trading Partnership. If losses bankrupted the Trading Partnership, each Series' trading account would share pro rata in such losses. The Series I Units would create a larger deficit balance because of the higher degree of leverage at which that Series traded. However, there would be no risk that, for example, a $3 million deficit balance allocable to the Series I trading account would be subject to being repaid from any of the $1.5 million withheld from trading by the Series II Units (or from any of the $0.5 million withheld from trading by the Series I Units, for that matter), because the Fund itself is not liable for the debts of its subsidiary Trading Partnership. Any deficit balance incurred by a bankrupt Trading Partnership would become an uncollectible debt due to MLF. MLF accepts such deficit balance risk each time it accepts a limited liability entity such as the Trading Partnership as a client.


                There is no benefit (or detriment) to investors from the two-tier Fund/Trading Partnership structure other than permitting the Fund to issue the series of Units at different times, which series, may, over time, trade with different percentages of their capital allocated to trading.



                       [CHART OF INVESTORS APPEARS HERE]


                    See the Organizational Chart on page 3.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

      Operational Overview; Advisor Selections

                The Fund's results of operations depend on MLIP's ability to select Advisors and the Advisors' ability to trade profitably. MLIP's selection procedures and trading leveraging analysis, as well as the Advisors' trading methods, are confidential, so that substantially the only available information relevant to the Fund's results of operations is its actual performance record to date. Because of the speculative nature of its trading, the Fund's past performance is not necessarily indicative of its future results.

                MLIP has made and expects to continue making frequent changes to both allocations and Advisor combinations. All series of Units trade under the direction of the same Advisor allocation and combination, as the same may be changed from time to time by MLIP. See the Prospectus Supplement accompanying this Prospectus.

                MLIP's decision to terminate or reallocate assets among Trading Advisors is based on a combination of numerous factors, as described under "The Advisor Selection Process" beginning at page 25. Advisors are, in general, terminated primarily for unsatisfactory performance, but other factors -- for example, a change in MLIP's or an Advisor's market outlook, apparent deviation from announced risk control policies, excessive turnover of positions, changes in principals, commitment of resources to other business activities, etc. -- may also have a role in the termination or reallocation decision. The market judgment and experience of MLIP's principals is an important factor in its allocation decisions.

                MLIP has no timetable or schedule for making Advisor changes or reallocations, and generally makes a medium- to long-term commitment to all Advisors selected. There can be no assurance as to the frequency or number of Advisor changes that may take place in the future, or as to how long any of the current Advisors will continue to manage assets for the Fund.

      Results of Operations

      General
      -------

           Because many Advisors' systems are designed with the objective of identifying and profiting from long-term price trends, they are unlikely to be profitable in markets in which such trends do not occur. Static or erratic prices are likely to result in losses. Similarly, unexpected events (for example, a political upheaval, natural disaster or governmental intervention) can lead to major short-term losses as well as gains.

           While there can be no assurance that any Advisor will be profitable even in trending markets, markets in which substantial and sustained price movements occur offer the best profit potential for the Fund.

      Performance Summary
      -------------------

      1998 (6 Months)

           The Fund's most profitable positions during the first quarter of 1998 were in the global interest rate markets, particularly in European bonds where an extended bond market rally continued despite an environment of robust growth in the United States, Canada and the United Kingdom, as well as a strong pick-up in growth in continental Europe. Specifically, strong gains were recorded in French and German bonds. However, during the second quarter of 1998 swings in the U.S. dollar against other major currencies and developments in Japan affected the international interest rate markets and losses were incurred, particularly in Eurodollar deposits and U.S. Treasury bonds. A dramatic drop in Australian bond prices in June resulted in significant losses for the Fund.

           Gold and crude oil trading resulted in losses throughout the first half of 1998. Gold prices drifted sideways and lower as Asian demand continued to slow and demand in the Middle East was affected by low oil prices. In the second quarter, the gold market was further depressed by the news of a European Central Bank consensus that only 10%-15% of reserves should consist of gold bullion. Initially buoyed on concerns about a U.S.-led military strike against Iraq, crude oil fell to a nine year low, as the globally warm winter, the return of Iraq as a producer and the Asian economic crisis added to OPEC's supply glut problems. Despite production cuts initiated by OPEC at the end of March, world oil supplies remained excessive and oil prices at low levels.

           Trading results in the stock index markets were mixed but marginally profitable, despite a strong first-quarter performance by the U.S. equity market as several consecutive weekly gains were recorded with most market averages setting new highs. In the second quarter, the Fund profited from short positions as the Asia-Pacific region's equity markets weakened across the board. In particular, the Hang Seng Index trended downward during most of the quarter and traded at a three-year low. Results in currency trading were also mixed, but marginally profitable. Strong gains were realized in positions on the Swiss franc, which weakened versus the U.S. dollar, while trading losses resulted from positions in the Deutsche mark and the Australian dollar. In June, the Japanese yen fell to an eight-year low against the U.S. dollar, but many of the gains recognized from the downward trend were lost as a result of the subsequent government intervention to support the yen.

           Agricultural commodity markets generated profits throughout the first two quarters. Live cattle and hog prices trended downward throughout the first quarter resulting in strong gains. In the second quarter it was sugar and coffee prices which trended downward, price movements identified and capitalized upon by a number of Advisors. Cotton prices moved mostly upward during the quarter, but dropped off sharply at the end of March, causing losses.

      1997

           In currency markets, the U.S. dollar rallied and started 1997 on a strong note, rising to a four-year high versus the Japanese yen and two-and-a-half year highs versus the Deutsche mark and the Swiss franc. However, the dollar underwent two significant corrections during the year. The first correction occurred in the Spring against the Japanese yen, due to the G7 finance ministers' determination that a further dollar advance would be counter-productive to their current goals. From August through mid-November, the dollar corrected against the Eurocurrencies in advance of a well-advertised tightening by the Bundesbank. By mid-December the dollar had bounced back to new highs against the yen and was rallying against the mark.

           Global interest rate markets began the year on a volatile note, as investors evaluated economic data for signs of inflation. By the middle of the year, economic data in key countries was positive indicating lower inflation and igniting a worldwide rally in the bond markets. Specifically, investor sentiment was particularly strong in the U.S., where prices on the 30-year Treasury bond and 10-year Treasury note rose to their highest levels in over two years. This followed a largely positive economic report delivered by Federal Reserve Chairman Greenspan in testimony before Congress. Effects of the plunge in the Hong Kong stock market in late October spread rapidly throughout the world's financial markets, including global bond markets. After continued volatility in subsequent months made trading difficult, 1997 interest rate trading ended on a positive note when U.S. and Japanese bond markets rallied as a flight to safety from plunging stock markets around the world occurred in December.

           In energy markets, a slump in crude oil prices was characteristic of its lackluster performance from the beginning of the year. Early in 1997, volatility returned in the energy markets, reflecting the impact of a winter significantly warmer than normal. By mid-year, the decline in prices reversed sharply as Saudi Arabia and Iran, together representing about 45% of OPEC's oil production, joined forces to pressure oil-producing nations to stay within OPEC production quotas. In December, financial and economic problems in Asia reduced demand for oil, and in combination with ample supplies, resulted in crude oil prices declining once again.

      1996

           1996 began with the East Coast blizzard, continuing difficulties in the U.S. federal budget talks and an economic slowdown having a negative impact on many markets. The Fund was profitable in January due to the strong profits in currency trading as the U.S. dollar reached a 23-month high against the Japanese yen. In February, however, the Fund incurred its worst monthly loss due to the sudden reversals in several strong price trends and considerable volatility in the currency and financial markets. During March, large profits were taken in the crude oil and gasoline markets as strong demand continued and talks between the United Nations and Iraq were suspended. This trend continued into the second quarter, during which strong gains were also recognized in the agricultural markets as a combination of drought and excessive rain drove wheat and grain prices to historic highs. In the late summer and early fall months, the Fund continued to trade profitably as trending prices in a number of key markets favorably impacted the Fund's performance. In September heating oil hit a five-year high on soaring prices in Europe, and the Fund was also able to capitalize on downward trends in the metals markets. Strong trends in the currency and global bond markets produced significant gains in October and November, but the year ended with declining performance as December witnessed the reversal of several strong upward trends and increased volatility in key markets.

      1995

           In 1995, prevailing price trends in several key markets enabled the Advisors to trade profitably for the Fund. Although trading in many of the traditional commodity markets may have been lackluster, the currency and financial markets offered exceptional trading conditions. After months characterized by very difficult trading environments, solid price trends across many markets (including U.S. Treasury and non-dollar bond markets) began to emerge during the first quarter of 1995. In the second quarter of 1995, market volatility once again began to affect trading, as many previously strong price trends began to weaken and, in some cases, reverse. The U.S. dollar hit new lows versus the Japanese yen and Deutschemark before rebounding sharply. In addition, there were strong indications that the U.S. economy was slowing which, when coupled with a failure of the German Central Bank to lower interest rates, stalled a rally in the German bond market. During the third quarter there was a correction in U.S. bond prices after several months of a strong uptrend. Despite exposure to the global interest-rate markets, the Fund's long positions in U.S. Treasury bonds had a negative impact on performance. Throughout August and into September, the U.S. dollar rallied sharply against the Japanese yen and the Deutschemark as a result of the coordinated intervention by major central banks and widespread recognition of the growing banking crisis in Japan. Despite continued price volatility during the final quarter of 1995, the Trading Advisors were able to identify several trends in key markets. U.S. Treasury bond prices continued their strong move upward throughout November, due both to weak economic data and optimism on federal budget talks. As the year ended, the yield on the 30-year Treasury bond was pushed to its lowest level in more than two years.

      The Fund changes its positions and market focus frequently. Consequently, the fact that the Fund realized gains or incurred losses in certain markets (gold, stock indices, currencies, etc.) in the past is not necessarily indicative of whether the Fund will do so in the future.

      Results of Operations in General

                The principal variables which determine the net performance of the Fund are gross profitability and interest income. During all periods set forth under "Selected Financial Data," the interest rates in many countries were at unusually low levels. This negatively impacted revenue because interest income is typically a major component of commodity pool profitability. In addition, low interest rates are frequently associated with reduced fixed income market volatility, and in static markets the Fund's profit potential generally tends to be diminished. On the other hand, during periods of higher interest rates, the relative attractiveness of a high risk investment such as the Fund may be reduced as compared to high yielding and much lower risk fixed-income investments.

                The Fund's Brokerage Commissions and Administrative Fees are a constant percentage of the Fund's assets allocated to trading and total assets, respectively. The only Fund costs (other than the insignificant currency trading costs) which are not based on a percentage of the Fund's assets allocated to trading are the Profit Shares payable to the Trading Advisors on an Advisor-by-Advisor basis. During periods when Profit Shares are a high percentage of net trading gains, it is likely that there has been substantial performance non-correlation among the Advisors (so that the total Profit Shares paid to those Advisors which have traded profitably are a high percentage, or perhaps even in excess, of the total profits recognized, as other Advisors have incurred offsetting losses, reducing overall trading gains but not the Profit Shares paid to the successful Advisors) -- suggesting the likelihood of generally trendless, non-consensus markets.

                The events that primarily determine the Fund's profitability are those that produce sustained and major price movements. It does not matter whether such movements are up or down -- the Advisors are generally more likely to be able to profit from sustained trends, irrespective of their direction, than from static markets. During the course of the Fund's performance to date, such events have ranged from Federal Reserve Board reductions in interest rates, the apparent refusal of Iraq to arrive at a settlement which would permit it to sell oil internationally, the inability of the U.S. government to agree upon a federal budget, and a combination of drought and excessive rain negatively impacting U.S. agricultural harvesting as well as planting. While these events are representative of the type of circumstances which materially affect the Fund, the specific events which will do so in the future cannot be predicted or identified.

                Unlike many investment fields, there is no meaningful distinction in the operation of the Fund between realized and unrealized profits. Most of the contracts traded by the Fund are highly liquid and can be closed out at any time. Furthermore, the profits on many open positions are effectively realized on a daily basis through the payment of variation margin.

                Except in unusual circumstances, factors -- regulatory approvals, cost of goods sold, employee relations and the like -- which often materially affect an operating business have virtually no impact on the Fund.

      The Different Series of Units

                All series of Units trade in a common trading account and are subject to the same method of calculating their fees. Furthermore, any discretionary action taken by MLIP -- e.g., adjusting trading leverage -- must be done in such a way, that all Units with the same initial Time Horizon have the same percentage of capital allocated to trading after the adjustment. Despite these fundamental similarities among the different series, because the series begin trading at different times they are likely to come, as a result of trading profits and losses, to have different percentages of their capital allocated to trading, pay different Profit Shares (although to the same group of Advisors) and have different Net Asset Values.

Liquidity and Capital Resources

                The amount of capital raised for the Fund should not, except at extremely high levels of capitalization, have a significant impact on its operations. The Fund's costs are generally proportional to its asset base and, within broad ranges of capitalization, the Advisors' trading positions (and the resulting gains and losses) should increase or decrease in approximate proportion to the size of the Fund account managed by each of them, respectively.

                The Fund raises additional capital only through the continuous offering of its Units. The Fund does not borrow, and sells no securities other than the Units.

                Inflation per se is not a significant factor in the Fund's profitability, although inflationary cycles can give rise to the type of major price movements that can have a materially favorable or adverse impact on the Fund's performance.

                Changes in the level of prevailing interest rates could have a material effect on the Fund's trading leverage. Interest rates directly affect the calculation of the discounted value (discounted back from the relevant Principal Assurance Date) of the guaranteed $100 minimum Net Asset Value per Unit and, accordingly, the assets which a given series of Units has available for trading.

                In its trading to date, the Fund has from time to time had substantial unrealized gains and losses on its open positions. These gains or losses are paid on a periodic basis as part of the routine clearing cycle on exchanges or in the over-the-counter markets (the only over-the-counter market in which the Fund trades is the inter-bank forward market in currencies). In highly unusual circumstances, market illiquidity could make it difficult for certain Advisors to close out open positions, and any such illiquidity could expose the Fund to significant losses, or cause it to be unable to recognize unrealized gains. However, in general, there is no meaningful difference between the Fund's realized and unrealized gains.

                In terms of cash flow, it makes little difference whether a market position remains open (so that the profit or loss on such positions remains unrealized), as cash settlement of unrealized gains and losses occurs periodically whether or not positions are closed out. The only meaningful difference between realized and unrealized gains or losses in the case of the Fund is that unrealized items reflect gains or losses on positions which the Advisors have determined not to close out (presumably, in the hope of future profits), whereas realized gains or losses reflect amounts received or paid in respect of positions no longer being maintained.


                         THE ADVISOR SELECTION PROCESS

      MLIP and Its Advisor Selection and Monitoring Process

                MLIP, a wholly-owned indirect subsidiary of ML&Co., is an integrated business whose capabilities include research, trading, finance, administration, systems, operations, sales and marketing. Since its inception, MLIP has concentrated primarily on the structuring of multi-advisor products, and has devoted substantial resources to the development of the capacity to formulate advantageous trading advisor combinations, as well as to assess trading advisors on an individual basis. Advisor analysis includes the qualitative appraisal of an Advisor's strategy and performance combined with quantitative statistical evaluation of the performance of individual Advisors and of different possible Advisor combinations.

                MLIP's trading advisor analysis professionals monitor the performance of several hundred advisors. Both quantitative and qualitative criteria have been factored into MLIP's selection process, including the following: type of trading program; risk control; duration and speed of recovery from drawdowns; experience; organizational infrastructure; and low correlation in the past with traditional investments such as stocks and bonds. Advisors' past records are evaluated comparatively with a view to combining Advisors whose respective trading results have historically demonstrated not only a low degree of correlation with stocks and bonds but also with the other Advisors selected. In addition to certain qualitative factors concerning the Advisors, certain mathematical optimization procedures are used to develop an Advisor combination which, based on a trading scenario in which the past performance of the respective Advisors is combined for purposes of MLIP's selection analysis, exhibits a risk/reward profile consistent with MLIP's objectives. By identifying Advisor combinations on this basis, MLIP hopes to maintain profit potential while also materially reducing the risk of major equity declines.

                In selecting Advisors for the Fund, MLIP emphasizes retaining multiple Advisors, trading in multiple markets and implementing multiple strategies. MLIP also evaluates the overall market diversification and emphasis that different possible Advisor combinations would give the Fund. Discretionary as well as systematic, fundamental as well as technical, Advisors may be retained. MLIP may allocate Fund assets both to Advisors specializing in particular market sectors and to Advisors which trade broadly diversified portfolios. See "Futures Trading Methods in General" at page 81. By diversifying strategies as well as markets, MLIP can, if successful, create Advisor combinations for the Fund that should have good profit potential across a wide range of different market cycles. Since inception, the Fund's Advisor portfolio has emphasized technical and trend-following methods.

                MLIP's primary emphasis is on a qualitative assessment of each Advisor, including, among other considerations, an evaluation of each Advisor's basic investment management approach, markets traded, prior experience, past performance, fee requirements and assets under management. Although different factors may be considered in the case of different Advisors (and no representation is made that any given factor will be considered in selecting any given Advisor), subjective evaluation of each prospective Advisor by principals of MLIP is an important factor in all of MLIP's Advisor selections. Quantitative non-correlation analysis and volatility studies are employed in developing the overall Advisor mix, but the principal objective is to identify Advisors which MLIP believes to have excellent potential to trade successfully.

                No Advisor selected by MLIP has any affiliation with Merrill Lynch, other than managing the trading of the Fund and other futures funds or accounts sponsored or managed by MLIP. Furthermore, none of the Advisors is affiliated with any other Advisor. (However, MLAM and MLIP are affiliates.)

                MLIP monitors the performance of the Fund and its Advisors on a day-to-day basis, and, from time to time, reallocates assets among, terminates and/or appoints new Advisors. At least quarterly, MLIP formally reviews the performance of the Fund and each Advisor in order to assess whether to change Advisor selections or allocations. MLIP anticipates that a number of additional adjustments may be made over time, as they have been to date; but there can be no assurance that the Fund's Advisor portfolio will not remain static for significant periods of time. On the other hand, MLIP may, on short notice, terminate or allocate assets away from an Advisor if MLIP has reason to believe that the Advisor is deviating from historical trading patterns, violating the Advisor's risk management policies or has otherwise given MLIP what it considers to be cause for termination.

      Access to Global Markets

                The Fund has access to global markets including, but not limited to, the following:

                                             Currencies

                Australian Dollar                              Irish Punt
                Belgian Franc                                  Italian Lira
                British Pound                                  Japanese Yen
                Canadian Dollar                                New Zealand Dollar
                Danish Krone                                   Norwegian Krone
                Deutsche Mark                                  Singapore Dollar
                Dutch Guilder                                  Spanish Peseta
                European Currency                              Unit Swedish Krona
                Finnish Markka                                 Swiss Franc
                French Franc                                   United States Dollar

                                           Interest Rates
                Australian Bonds                               German Bonds
                Australian Treasury Bills                      Italian Bonds
                Canadian Bonds                                 Japanese Bonds
                Eurodollars                                    PIBOR
                Eurolira                                       Spanish Bonds
                Euromarks                                      U.K. Gilts
                Euroswiss                                      U.K. Short Sterling
                Euroyen                                        U.S. Treasury Bills
                French Bonds                                   U.S. Treasury Bonds
                                                               U.S. Treasury Notes

                                           Stock Indices
                CAC 40 Stock Index (France)                    S&P 500 Stock Index (U.S.)
                Financial Times 100 Stock Index (U.K.)         Tokyo Stock Price Index
                Major Market Stock Index (U.S.)                U.S. Dollar Index
                MEFF&S Stock Index (Spain)                     Value Line Stock Index (U.S.)
                Nikkei Stock Average (Japan)

                                           Metals
                Aluminum                                    Platinum
                Gold                                        Silver
                Lead                                        Tin
                Nickel                                      Zinc

                                       Energy Products
                Crude Oil                                   No. 2 Heating Oil
                Gas Oil                                     Propane
                Heavy Fuel Oil                              Residual Fuel Oil
                Natural Gas                                 Unleaded Gasoline

                                    Agricultural Products
                Cocoa                                       Orange Juice
                Coffee                                      Pork Bellies
                Corn                                        Soybeans
                Cotton                                      Soymeal
                Feeder Cattle                               Soy Oil
                Live Hogs                                   Sugar
                Oats                                        Wheat

The Fund has not traded, and may never trade, in all of the foregoing markets. There can be no assurance as to which markets the Fund will trade, either over time or from time to time. At certain times, the Fund's positions may be concentrated in a limited number of market sectors, decreasing diversification and increasing risk.


      The Advisory Agreements

                The Advisory Agreements among the Fund, MLIP and each Advisor terminate at various times. MLIP generally attempts to negotiate advisory agreements with comparable terms (although advisory fees differ) for all of the public funds which MLIP sponsors. MLIP, but generally not the Advisors, has the right to terminate any Advisory Agreement at will and upon short notice.

                Each Advisory Agreement provides that the Fund will indemnify the Advisor and its affiliates, as well as their respective officers, shareholders, directors, employees, partners and controlling persons for conduct taken as an Advisor or in connection with the Advisory Agreement, provided that such conduct does not constitute negligence, misconduct or breach of the Advisory Agreement or of any fiduciary obligation to the Fund and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund. Each Advisory Agreement further provides that this indemnity provision will not increase the liability of any Limited Partner to the Fund beyond the amount of such Limited Partner's capital and profits, if any, in the Fund.

                Under the exculpatory provisions of the Advisory Agreements, none of the Advisors or any related parties will be liable to the Fund or to any of the Partners except by reason of conduct in violation of the foregoing standards for indemnification by the Fund.

                All Advisors (which would not, due to their non-U.S. person status, incur adverse U.S. income tax consequences, or are not otherwise prohibited from doing so by applicable non-United States securities, tax or other laws) are required by MLIP to invest $10,000 in the Fund during their tenure of providing advisory services to it. MLIP has, for some years, required such investments from all the Advisors selected for its domestic funds as a token of the Advisors' commitment to managing such accounts.

      The MLAM Investment Advisory Contract

                The Investment Advisory Contract executed and delivered among MLIP, the Fund, the Trading Partnership, MLF and MLAM exculpates MLAM for actions or omissions in connection with managing the Fund's portfolio of Government Securities, provided such actions or omissions do not constitute gross negligence or willful and reckless misconduct. Under the Investment Advisory Contract, MLF is obligated to pay MLAM's management fees (MLIP, not the

      Fund, would be responsible for paying these fees should MLF for some reason fail to do so). In the Limited Partnership Agreement, MLIP agrees to indemnify and hold harmless the Fund for any loss or expense the Fund may incur as a result of the difference between MLAM's standard of liability under the Investment Advisory Contract and MLIP's standard of liability under the Limited Partnership Agreement.


                                  MLIP AND MLF

      Background

                MLIP is the sole promoter of the Fund. None of MLAM, MLF, MLIB or MLPF&S acts as a promoter with respect to the organization of the Fund or the offering of the Units.

                Merrill Lynch Investment Partners Inc., an indirect subsidiary of ML&Co., has as its primary objective providing quality alternative investments for its clients. MLIP is one of the largest sponsors of managed futures funds in terms both of assets invested in funds for which it serves as trading manager or sponsor, and of financial and personnel resources. Offering hedge fund, managed futures and currency investments for individuals, corporations and financial institutions, MLIP has operated with one primary objective since its inception in 1986 -- to provide investors with an opportunity for long-term capital appreciation and diversification through quality investments in equity, debt, currency, interest rate, metals, energy and agricultural markets, utilizing a variety of instruments and trading strategies. While MLIP concentrated its efforts primarily on managed futures investments during its early years of operation, since 1996 MLIP has offered a number of multi-advisor and single-advisor hedge funds. MLIP has dedicated significant resources to the growth of its hedge fund business, and has the investment management, operational, administrative, research and risk management experience to manage substantial assets in both hedge funds and managed futures investments in the global financial markets. As of July 1, 1998, MLIP was acting as trading manager or sponsor to futures and hedge funds in which approximately $2.8 billion of client capital was invested.

                MLIP's registration as a "Commodity Pool Operator" (an entity which organizes or manages investment funds which trade futures) became effective with the CFTC and the NFA in October 1986.

      Principals

                The following are the principal officers and the directors of MLIP.

           John R. Frawley, Jr.         Chairman, Chief Executive Officer,
                                        President and  Director

           Jeffrey F. Chandor           Senior Vice President, Director of
                                        Sales, Marketing and Research and
                                        Director

           Jo Ann Di Dario              Vice President, Chief Financial Officer
                                        and Treasurer

           Joseph H. Moglia             Director

           Allen N. Jones               Director

           Stephen G. Bodurtha          Director

           Steven B. Olgin              Vice President, Secretary and
                                        Director of Administration

                John R. Frawley, Jr. was born in 1943. Mr. Frawley is Chairman, Chief Executive Officer, President and a Director of MLIP and Co-Chairman of MLF. He joined MLPF&S in 1966 and has served in various positions, including Retail and Institutional Sales, Manager of New York Institutional Sales, Director of Institutional Marketing, Senior Vice President of Merrill Lynch Capital Markets and Director of International Institutional Sales. Mr. Frawley holds a Bachelor of Science degree from Canisius College. Mr. Frawley served on the CFTC's Regulatory Coordination Advisory Committee
      from its formation in 1990 through its dissolution in 1994. Mr. Frawley is currently serving his fourth consecutive one-year term as Chairman of the Managed Funds Association (formerly, the Managed Futures Association), a national trade association that represents the managed futures, hedge
      funds and fund of funds industry.   Mr. Frawley is also a Director of that
      organization. Mr. Frawley currently serves on a panel created by the Chicago Mercantile Exchange and The Board of Trade of the City of Chicago to study cooperative efforts related to electronic trading, common clearing and the issues regarding a potential merger. Mr. Frawley also currently serves as a member of the CFTC's Global Markets Advisory Committee.

                Jeffrey F. Chandor was born in 1942. Mr. Chandor is Senior Vice President, Director of Sales, Marketing and Research and a Director of MLIP. He joined MLPF&S in 1971 and has served as the Product Manager of International Institutional Equities, Equity Derivatives and Mortgage-Backed Securities as well as Managing Director of International Sales in the United States, and Managing Director of Sales in Europe. Mr. Chandor holds a Bachelor of Arts degree from Trinity College, Hartford, Connecticut.

                Jo Ann Di Dario was born in 1946. Ms. Di Dario is Vice President, Chief Financial Officer and Treasurer of MLIP. Before joining MLIP in May 1998, she was unemployed for one year. From February 1996 to May 1997, she worked as a consultant for Global Asset Management, an international mutual fund organizer and operator headquartered in London, where she offered advice on restructuring their back-office operations. From May 1992 to January 1996, she served as a Vice President of Meridian Bank Corporation, a regional bank holding company. She was responsible for managing the treasury operations of Meridian Bank Corporation including its wholly-owned subsidiary, Meridian Investment Company Inc. From September 1992 to May 1992, Ms. Di Dario managed the Domestic Treasury Operations of First Fidelity Bank, a regional bank. From January 1991 to September 1991, Ms. Di Dario was unemployed. For the previous five years, beginning in December 1990, Ms. Di Dario was Vice President, Secretary and Controller of Caxton Corporation, a Commodity Pool Operator and Commodity Trading Advisor. Her background includes seven years of public accounting experience, and she graduated with high honors from Stockton State College with a Bachelor of Science degree in Accounting.

                Joseph H. Moglia was born in 1949. Mr. Moglia is a Director of MLIP. In 1971, he graduated from Fordham University with a Bachelor of Arts degree in Economics. He later received his Master of Science degree from the University of Delaware. He taught at the high school and college level for sixteen years. Mr. Moglia joined MLPF&S in 1984, and has served in a number of senior roles, including Director of New York Fixed Income Institutional Sales, Director of Global Fixed Income Institutional Sales, and Director of the Municipal Division. He is currently Senior Vice President and Director of the Investment Strategy and Product Group in Merrill Lynch Private Client, and Director of Middle Markets.

                Allen N. Jones was born in 1942. Mr. Jones is a Director of MLIP and, from July 1995 until January 1998, Mr. Jones was also Chairman of the Board of Directors of MLIP. Mr. Jones graduated from the University of Arkansas with a Bachelor of Science, Business Administration degree in 1964. Since June 1992, Mr. Jones has held the position of Senior Vice President of MLPF&S. From June 1992 through February 1994, Mr. Jones was the President and Chief Executive Officer of Merrill Lynch Insurance Group, Inc. ("MLIG") and remains on the Board of Directors of MLIG and its subsidiary companies. From February 1994 to April 1997, Mr. Jones was the Director of Individual Financial Services of the Merrill Lynch Private Client Group. In April 1997, Mr. Jones became the Director of Private Client marketing.

                Stephen G. Bodurtha was born in 1958. Mr. Bodurtha is a Director of MLIP. In 1980, Mr. Bodurtha graduated from Wesleyan University, Middletown, Connecticut with a Bachelor of Arts degree in Government, magna cum laude. From 1980 to 1983, Mr. Bodurtha worked in the Investment Banking Division of Merrill Lynch. In 1985, he was awarded his Master of Business Administration degree from Harvard University, where he also served as Associates Fellow (1985-1986). From 1986 to 1989, Mr. Bodurtha held the positions of Associate and Vice President with Kidder, Peabody & Co., Incorporated where he worked in their Financial Futures & Options Group. Mr. Bodurtha joined MLPF&S in 1989 and has held the position of First Vice President since 1995. He has been the Director in charge of the Structured Investments Group of MLPF&S since 1995.

                Steven B. Olgin was born in 1960. Mr. Olgin is Vice President, Secretary and the Director of Administration of MLIP. He joined MLIP in July 1994 and became a Vice President in July 1995. From 1986 until July 1994, Mr. Olgin was an associate of the law firm of Sidley & Austin. In 1982, Mr. Olgin graduated from The American University with a Bachelor of Science degree in Business Administration and a Bachelor of Arts degree in Economics. In

      1986, he received his Juris Doctor degree from The John Marshall Law School. Mr. Olgin is a member of the Managed Funds Association's Government Relations Committee and has served as an arbitrator for the NFA. Mr. Olgin is also a member of the Committee on Futures Regulation of the Association of the Bar of the City of New York.

      Year 2000 Compliance

                Merrill Lynch's modifications for Year 2000 systems compliance are proceeding according to plan and are expected to be completed in early 1999. These modifications will include all systems which affect the operations of the Fund. Based on information currently available, the remaining expenditures are estimated at $200 million and will cover hardware and software upgrades, systems consulting and computer maintenance. These expenditures are not expected to have a material adverse impact on Merrill Lynch's financial position, results of operations or cash flows in future periods. However, the failure of Merrill Lynch's securities exchanges, clearing organizations, vendors, clients or regulators to resolve their own processing issues in a timely manner could result in a material financial risk. Merrill Lynch is devoting the necessary resources to address all Year 2000 issues in a timely manner.

                The Advisors are taking action to identify any of their computer systems that are Year 2000 vulnerable. If such systems are identified that negatively affect their services (e.g., trade details, fee information), they will take action to update those systems, extensively test the systems internally and, if appropriate, with other parties, to ensure that system interdependencies have been adequately addressed, and establish contingency plans and provide such plans in the event of a malfunction of any part of the systems. Each Advisor has agreed that if it has a Year 2000 vulnerable system which is unable to be corrected on a timely basis, they will so notify MLIP, and MLIP will promptly notify investors.

      Litigation

                Applicable CFTC rules require that the following proceeding be disclosed, although MLIP does not consider it to be material. MLIP itself has never been subject to any material legal, administrative or court proceedings.

                On June 24, 1997, the CFTC accepted an Offer of Settlement from MLF and others, in a matter captioned "In the Matter of Mitsubishi Corporation and Merrill Lynch Futures Inc., et al.," CFTC Docket No. 97-10, pursuant to which MLF, without admitting or denying the allegations against it, consented to a finding by the CFTC that MLF had violated
      Section 4c(a)(A) of the Commodity Exchange Act, relating to wash sales (the CFTC alleged that the customer entered nearly simultaneous orders without the intent to engage in a bona fide trading transaction), and CFTC Regulation 1.37(a), relating to recordkeeping requirements. MLF agreed to cease and desist from violating Section 4c(a)(A) of the Act and Regulation 1.37(a), and to pay a civil monetary penalty of $175,000.


                         FIDUCIARY OBLIGATIONS OF MLIP

      Nature of Fiduciary Obligations; Conflicts of Interest

                As general partner of the Fund, MLIP is a fiduciary to the Limited Partners under both statutory and common law and has a responsibility to exercise good faith, fairness and loyalty in all dealings affecting the Fund. The scope of MLIP's fiduciary obligations is defined and established, in large part, by the consent of each subscribing Limited Partner to the business terms of the Fund as embodied in the Limited Partnership Agreement and as described in this Prospectus. There are substantial and inherent conflicts of interest in the structure of the Fund. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose these conflicts of interest to all prospective Limited Partners so that MLIP may have the opportunity to obtain their informed consent to these conflicts prior to, and as a condition of, their becoming Limited Partners. Prospective investors who are not willing to consent to the various conflicts of interest described herein are ineligible to invest in the Fund. See "Conflicts of Interest" beginning at page 44.

                Having once established the business terms of the Fund, MLIP may be effectively precluded from changing these terms in a manner that disproportionately benefits MLIP, as any such change could constitute self-dealing unless consented to by all investors in the Fund.

                The Trading Advisors selected by MLIP are required to clear (although not to execute) the Fund's futures trades through MLF, as well as to execute and maintain the Fund's forward currency trades through the F/X Desk, established by MLIP. See "Charges -- Currency Trading Costs" at page 41. MLIP has no control or input into the trades ordered for the Fund by the Trading Advisors, and the Brokerage Commissions paid by the Fund are assessed on a percentage-of-assets, not a per-trade, basis. Nevertheless, prospective investors must recognize that by subscribing to the Fund they have consented to its basic structure, in which affiliates of MLIP, and MLIP itself, receive substantial revenues from the Fund and there is no party which negotiates on behalf of the Fund to obtain lower rates from the Merrill Lynch entities which provide services to it.

                The Fund, as a publicly-offered commodity pool, is subject to the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration, for public offering, of commodity pool interests (the "NASAA Guidelines"). These NASAA Guidelines explicitly prohibit a general partner of a commodity pool from "contracting away the fiduciary obligation owed to [investors] under the common law."

                The Limited Partnership Agreement provides that MLIP and its affiliates shall have no liability to the Fund or to any Limited Partner for any loss suffered by the Fund that arises out of any action or inaction of MLIP or its affiliates if MLIP or its affiliates, in good faith, determined that such course of conduct was in the best interests of the Fund, and such course of conduct did not constitute negligence or misconduct by MLIP or its affiliates. The Fund has agreed to indemnify MLIP and certain of its affiliates against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund. The NASAA Guidelines prescribe the maximum permissible extent to which the Fund can indemnify MLIP and its affiliates, and prohibit the Fund from purchasing insurance to cover indemnification of MLIP which the Fund itself could not undertake directly.

                The Limited Partnership Agreement provides that MLIP and its affiliates (as well as any persons acting as selling agent for the Units) shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

                The Limited Partnership Agreement provides that in the event of any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the SEC with respect to the issue of indemnification for securities law violations. In the view of the SEC, any such indemnification is contrary to the federal securities laws and therefore unenforceable.

      Remedies Available to Limited Partners

                Under Delaware law, a limited partner may, in certain circumstances, institute legal action on behalf of himself or herself and all other similarly situated limited partners (a "class action") to recover damages from a general partner for violations of fiduciary duties, or on behalf of a partnership (a partnership "derivative action") to recover damages from a third party where a general partner has failed or refused to institute proceedings to recover such damages. In addition, limited partners may have the right, subject to applicable procedural, jurisdictional and substantive requirements, to bring actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. For example, limited partners who have suffered losses in connection with the purchase or sale of their interests in a limited partnership may be able to recover such losses from a general partner in cases in which such losses result from the general partner's violation of the anti-fraud provisions of the federal securities laws.

                In certain circumstances, Limited Partners also have the right to institute a reparations proceeding before the CFTC against MLIP (a registered commodity pool operator and commodity trading advisor), MLF (a registered futures commission merchant) and the Trading Advisors (registered commodity trading advisors), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act and the rules and regulations promulgated thereunder. There is a private right of action under the Commodity Exchange Act available to investors in commodity pools (such as the Fund).

                In the case of most public companies, management is required to make numerous decisions in the course of the day-to-day operations of the company and is protected in doing so by the so-called business judgment rule. This rule protects management from liability for decisions made in the course of operating a business if the decisions are made on an informed basis and in the honest belief that the decision is in the best interests of the corporation. MLIP believes that similar principles apply to MLIP in its management of the Fund.

           Limited Partners should, as they may deem appropriate, consult their own counsel regarding their possible rights of action in respect of the Fund.


                            LEVERAGE CONSIDERATIONS

      Trading Leverage Adjusted to Protect ML&Co.

                MLIP, in consultation with ML&Co. personnel, controls the percentage of the Fund's assets committed to trading with the objective of eliminating market exposure before losses are incurred that might require ML&Co. to make any payment under its guarantee.

                MLIP will terminate all trading at the Net Asset Value per Unit of any series falls to 110% or less of the then present value of $100 discounted back from the Principal Assurance Date for such series at ML&Co.'s cost of borrowing for the period remaining to such Principal Assurance Date.

                For example, assume that when a particular series of Units is issued the present value of the $100 subscription price per Unit as of its Principal Assurance Date (five years from when such series was issued) is $78.35 (assuming ML&Co.'s five-year cost of funding to be 5%). As of the date that such series is issued, MLIP would terminate trading when the Net Asset Value per Unit of such series declined to approximately 110% of $78 or approximately $86.19. At the beginning of the second year after issuance, the trading termination point would be determined by calculating 110% of the then present value of $100 discounted back from the Principal Assurance Date at approximately ML&Co.'s four-year cost of funding, and so on.

                Unless a series of Units recognizes revenues sufficient both to
      (i) cover all expenses and (ii) increase the Net Asset Value per Unit at a rate faster than the increase in the mandatory trading termination level, resulting from the diminution in the time remaining until such series' Principal Assurance Date, the assets available to support such series' trading will be diminished or eliminated.

                Due to its trading leverage policies, declining interest rates would adversely affect the Fund in two respects. First, such declines would reduce the yield earned by the Fund on its Government Securities and cash deposits. Second, by decreasing the discount rate used by MLIP in calculating the mandatory trading termination point such declines would reduce the assets available for trading.

      Possibility of One Series Having to Deleverage as a Result of Losses Incurred by Another Series

                If MLIP deleverages any series of Units with a 5-year Time Horizon, i.e.,any series issued after May 1, 1997, it must similarly deleverage all such series. Consequently, MLIP could deleverage or even terminate trading with respect to a series under circumstances in which MLIP would not otherwise have done so. The risk that a series which has been profitable might have to deleverage its trading because a subsequently issued series (which had not participated during earlier profitable periods) is required to do so materially increases the potential opportunity costs of the Fund's "principal protection." See "Risk Factors -- (10) Units Issued Under This Prospectus" at page 14.

      Reduced Possibility of Upleveraging

                Any deleveraging of trading involves an inherent opportunity cost, sacrificing profit potential in return for reducing the risk of major losses. If the Fund achieves sufficient profits, MLIP would intend to commit more than 85% of all series' capital to trading. However, MLIP must upleverage all series issued since May 1, 1997 to the same level if MLIP upleverages any such series -- a constraint which substantially reduces the prospects of any upleveraging occurring. (Discretionary upleveraging is to be distinguished from the upleveraging caused simply by the reinvestment over time of the different series' trading profits, if any, in the Trading Partnership. Such reinvestment can and will, over time, lead to different series trading at different levels of leverage, but is nevertheless permissible under applicable regulatory interpretations concerning what constitutes a continuous offering of the Units.)

      The Effect of Partial Deleveraging in Highly Leveraged Markets

                There is very little direct connection between the amount of assets allocated to a particular Advisor and the face value of the positions which such Advisor acquires for the Fund. Market positions with an aggregate face value ranging up to $100 million or more could be acquired for a $10 million Fund account, depending upon an Advisor's strategy. Each Advisor has broad flexibility in determining the appropriate market exposure for its Fund account. Consequently, even should MLIP intervene to adjust the leverage at which the Units trade, there will not necessarily be a corresponding adjustment in the market exposure of the Fund.


                            THE ML & CO. GUARANTEE

      The ML & Co. Guarantee

                The ML & Co. guarantee that the Net Asset Value of each Unit will be at least $100 as of such Unit's Principal Assurance Date is effective only in respect of Units which remain outstanding on their Principal Assurance Date.

                The ML & Co. guarantee is irrevocable unless the Limited Partners exercise their voting rights under the Limited Partnership Agreement either to remove MLIP as the general partner or dissolve the Fund. If the Fund is otherwise dissolved (for example, due to the bankruptcy of MLIP), the ML & Co. guarantee will continue in full force and effect. MLIP has undertaken that it will not take any action voluntarily to dissolve the Fund prior to the latest Principal Assurance Date established for any outstanding series of Units.

                There is no assurance that the ML & Co. guarantee will be renewed in respect of any series of Units subsequent to such series' Principal Assurance Date. However, MLIP will provide all investors in each series of Units with advance information concerning the proposed operation of their series following its Principal Assurance Date, and those who wish to do so may redeem, without penalty and with the full benefits of the ML & Co. guarantee, as of such Principal Assurance Date.

                The ML & Co. guarantee has been obtained privately by the Fund; it is not offered to, and it does not directly benefit, investors. Consequently, Limited Partners could only enforce such guarantee through a derivative action on behalf of the Fund. Derivative actions are subject to a variety of potentially material procedural requirements that would not be applicable to actions brought in the names of the Limited Partners themselves. In evaluating the "principal protection" feature of the Fund, prospective investors should consider not only that this feature is highly unlikely to be of any value to investors, but also that they would be in a materially worse position to enforce the ML & Co. guarantee than other creditors of ML & Co. would be to enforce their claims.

           See "Special Disclosures Regarding the 'Principal Protection'
       Feature of the Fund" at page 2 and "Leverage Considerations" beginning at page 32.

      The Guarantor

                ML & Co. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Its principal subsidiary, MLPF & S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products, and a distributor of investment products of the Merrill Lynch Asset Management group. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. The Company's asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are ML & Co.'s primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. ML & Co's operations in insurance services consist of the underwriting and sale of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of ML & Co. include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

                As of June 26, 1998, the aggregate net worth (stockholders' equity) of ML & Co. was approximately $9.7 billion.

                The following is certain summary financial information for ML&Co. for fiscal years ended December 26, 1997 and December 27, 1996 and the fiscal quarters (unaudited) ended June 27, 1997 and June 26, 1998. Because the ML & Co. guarantee is a general, unsecured obligation of ML & Co., the value of the ML & Co. guarantee is dependent upon the continued financial soundness of ML & Co.


                           MERRILL LYNCH & CO., INC.


                         SUMMARY FINANCIAL INFORMATION
                     (in millions, except where indicated)

                                        January 1, 1998      January 1, 1997
                                               to                  to
                                         June 26, 1998        June 27, 1997         Year Ended           Year Ended
                                          (Unaudited)          (Unaudited)       December 26, 1997    December 27, 1996
                                        ----------------     ----------------    -----------------    -----------------
Income Statement Data
 Net revenues........................       $ 9,311               $ 7,808             $15,669              $13,116
 Earnings before income taxes and
  cumulative effect of changes
  in accounting principles...........       $ 1,781               $ 1,551             $ 3,050              $ 2,566
 Net earnings........................       $ 1,063               $   947             $ 1,906              $ 1,619

Share Data
 Average number of basic shares
  outstanding........................         343.4                 330.5               331.5                337.8
 Common shares outstanding...........         347.2                 329.0               335.1                328.2

Balance Sheet Data
 Total assets (billions).............       $365.41               $268.04             $292.82              $213.02
 Total liabilities (billions)........       $353.98               $260.14             $283.86              $205.80
 Stockholders' equity (billions).....       $  9.69               $  7.27             $  8.33              $  6.89
                                            -------               -------             -------              -------

                The financial results for ML&Co. are more fully set forth in its Annual Report to Stockholders for the 1997 fiscal year. MLIP will provide, without charge, copies of such Annual Report to any prospective or existing investor upon written or oral request to MLIP at Merrill Lynch World Headquarters, South Tower, World Financial Center, New York, New York 10080; telephone: (212) 236-4167.

                In addition, ML&Co. is an electronic filer of information with the SEC. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

                  USE OF PROCEEDS AND CASH MANAGEMENT INCOME

      Subscription Proceeds

                MLIP pays from its own funds the selling commissions relating to the sale of the Units. Accordingly, 100% of the proceeds of Unit sales are received in cash by the Fund and available for use in its speculative trading. In such trading, the Fund's assets are not used to purchase or acquire any asset but rather held as security for and to pay the Fund's trading losses as well as any expenses and redemptions. The primary use of the proceeds of the sale of the Units is to permit the Advisors to trade on a speculative basis in a wide range of different futures, forwards and options on futures markets on behalf of the Fund. While being used for this purpose, the Fund's assets are also generally available for cash management, as more fully described below under "-- Available Assets."

      Market Sectors

                The Fund trades in a diversified group of markets under the direction of multiple independent Advisors. These Advisors can, and do, from time to time materially alter the allocation of their overall trading
      commitments among different market sectors.   Except in the case of
      certain trading programs which are purposefully limited in the markets which they trade, there is essentially no restriction on the commodity interests which may be traded by any Advisor or the rapidity with which an Advisor may alter its market sector allocations.

                The Fund's financial statements contain information relating to the market sectors traded by the Fund. There can, however, be no assurance as to which markets may be included in the Fund's portfolio or as to in which market sectors the Fund's trading may be concentrated at any one time or over time. See "Index to Financial Statements" at page 57.

      Market Types

                The Fund trades on a variety of United States and foreign futures exchanges. Applicable exchange rules differ significantly among different countries and exchanges. Substantially all of the Fund's off-exchange trading takes place in the highly liquid, institutionally based currency forward markets. The forward markets are generally unregulated, and in its forward trading the Fund does not deposit margin with respect to its positions. The Fund's forward currency trading is executed exclusively through the F/X Desk, with MLF as the back-to-back intermediary to the ultimate counterparties (which include MLIB) with which the Advisors trade on behalf of the Fund.

                As in the case of its market sector allocations, the Fund's commitments to different types of markets -- U.S. and non-U.S., regulated and unregulated -- differ substantially from time to time as well as over time. The Fund has no policy restricting its relative commitment to any of these different types of markets, although generally the bulk of the Fund's trading takes place on regulated exchanges.

                The Fund's financial statements contain information relating to the types of markets traded by the Fund. There can, however, be no assurance as to in which markets the Fund may trade or the Fund's trading may be concentrated at any one time or over time.

      Custody of Assets

                All of the Fund's assets are currently held either in custodial or customer accounts at Merrill Lynch. Fund assets managed by MLAM are generally held in custodial accounts at a major bank, separate from all other Merrill Lynch or banking client assets. Assets held in customer accounts are held at MLPF & S or MLF. These customer accounts are maintained in the Fund's name, but the assets deposited by the Fund in such accounts are commingled with those of other MLPF & S or MLF customers.

      Available Assets

                The Fund earns income, as described below, on its "Available Assets," which can be generally described as the cash actually held by the Fund or invested in Treasury bills or Government Securities. Available Assets are held primarily in U.S. dollars or in U.S. dollar denominated Government Securities, and to a lesser extent in foreign currencies, and are comprised of the following: (a) the Fund's assets managed by MLAM and the Fund's cash balances held in the offset accounts (as described below) -- which include "open trade equity" (unrealized gain and loss on open positions) on United States futures contracts, which is paid into or out of the Fund's account on a daily basis; (b) short-term Treasury bills purchased by the Fund; and (c) the Fund's cash balance in foreign currencies derived from its trading in non-U.S. dollar denominated futures and options contracts, which includes open trade equity on those exchanges which settle gains and losses on open positions in such contracts prior to closing out such positions. Available Assets do not include, and the Fund does not earn interest on, the Fund's gains or losses on its open forward, commodity option and certain foreign futures positions since such gains and losses are not collected or paid until such positions are closed out.

                The Fund's Available Assets may be greater than, less than or equal to the Fund's Net Asset Value (on which the redemption value of the Units is based) primarily because Net Asset Value reflects all gains and losses on open positions as well as accrued but unpaid expenses.

      The Fund's U.S. Dollar Available
      Assets Managed by MLAM

                Approximately 80% of the Fund's U.S. dollar Available Assets are managed directly by MLAM, pursuant to guidelines established by MLIP for which MLAM assumes no responsibility, in the Government Securities markets. MLIP's objective in retaining MLAM to provide cash management services to the Fund is to enhance the return earned on the Fund's U.S. dollar Available Assets managed by MLAM to slightly above the 91-day Treasury bill rate. However, cash management returns cannot be assured, and there may be losses of principal.

                The Government Securities acquired by MLAM on behalf of the Fund are maintained in a custodial account at Merrill Lynch and are specifically traceable to the Fund. All income earned on such Government Securities inures to the benefit of the Fund. All fees due to MLAM are paid at no additional cost to the Fund.

      Interest Earned on the Fund's U.S. Dollar
      Available Assets Not Managed by MLAM

                The following description relates to the approximately 20% of the Fund's U.S. dollar Available Assets not managed by MLAM.

      Offset Accounts and Short-Term Treasury Bills

                The Fund's U.S. dollar Available Assets not managed by MLAM are held in cash in offset accounts and in short-term Treasury bills purchased from dealers unaffiliated with Merrill Lynch. Offset accounts are non-interest bearing demand deposit accounts maintained with banks unaffiliated with Merrill Lynch. An integral feature of the offset arrangements is that the participating banks specifically acknowledge that the offset accounts are MLF customer accounts, not subject to any Merrill Lynch liability.

                MLF credits the Fund, as of the end of each month, with interest at the effective daily 91-day Treasury bill rate on the average daily U.S. dollar Available Assets held in the offset accounts during such month.
      The Fund receives all the interest paid on the short-term Treasury bills in which it invests.

      Possible Discontinuation of the Offset Accounts

                The use of the offset account arrangements for the Fund's U.S. dollar Available Assets not managed by MLAM may be discontinued by Merrill Lynch whether or not Merrill Lynch otherwise continues to maintain its offset arrangements. The offset arrangements are dependent on the banks' continued willingness to make overnight credits available to Merrill Lynch, which, in turn, is dependent on the credit standing of ML&Co. If Merrill Lynch were to determine that the offset arrangements had ceased to be practicable (either because ML&Co. credit lines at participating banks were exhausted or for any other reason), Merrill Lynch would thereafter attempt to invest all of the Fund's U.S. dollar Available Assets not managed by MLAM to the maximum practicable extent in short-term Treasury bills. All interest earned on the U.S. dollar Available Assets so invested would be paid to the Fund, but MLIP would expect the amount of such interest to be less than that available to the Fund under the offset account arrangements. The remaining U.S. dollar Available Assets of the Fund not managed by MLAM would be kept in cash to meet variation margin payments and pay expenses, but would not earn interest for the Fund.

      Offset Account Benefit to Merrill Lynch

                The banks at which the offset accounts are maintained make available to Merrill Lynch interest-free overnight credits, loans or overdrafts in the amount of the Fund's U.S. dollar Available Assets held in the offset accounts, charging Merrill Lynch a small fee for this service. The economic benefits derived by Merrill Lynch -- net of the interest credits paid to the Fund and the small fee paid to the offset banks -- from the offset accounts have not exceeded 0.75% per annum of the Fund's average daily U.S. dollar Available Assets held in the offset accounts. These benefits to Merrill Lynch are in addition to the Brokerage Commissions and Administrative Fees paid by the Fund to MLF and MLIP, respectively.


      Interest Paid by Merrill Lynch on the
      Fund's Non-U.S. Dollar Available Assets

                Under the single currency margining system implemented for the Fund, the Fund itself does not deposit foreign currencies to margin trading in non-U.S. dollar denominated futures contracts and options, if any, MLF provides the necessary margin, permitting the Fund to retain the monies which would otherwise be required for such margin as part of the Fund's U.S. dollar Available Assets. The Fund does not earn interest on foreign margin deposits provided by MLF. The Fund does, however, earn interest on its non-U.S. dollar Available Assets. Specifically, the Fund is credited by Merrill Lynch with interest at a prevailing local short-term bank rate on realized and unrealized gains on non-U.S. dollar denominated positions for such gains actually held in cash by the Fund. Merrill Lynch charges the Fund Merrill Lynch's cost of financing realized and unrealized losses on such positions.

                The Fund holds foreign currency gains and finances foreign currency losses on an interim basis until converted into U.S. dollars and either paid into or out of the Fund's U.S. dollar Available Assets. Foreign currency gains or losses on open positions are not converted into U.S. dollars until the positions are closed. Assets of the Fund while held in foreign currencies are subject to exchange-rate risk.

      Forward Transactions

                Spot and forward currency contracts are the only non-exchange traded instruments held by the Fund.

                To date, approximately 20% to 30% of the Fund's trades by volume have been in forward currency contracts, but from time to time the percentage of the Fund's trading represented by forward currency trades may fall substantially outside this range. In using the F/X Desk, the Fund trades through MLF. Because the Fund need not deposit any margin with MLF in respect of the Fund's forward trading, the Fund's additional risk in trading in such unregulated markets should be limited to a possible loss of unrealized profits on open forward positions which a counterparty accessed through MLF would not, in the event of such counterparty's bankruptcy, be able to pay to MLF for the account of the Fund.

                Having the Fund (and the other MLF clients using the F/X Desk) trade through the F/X Desk on the basis of MLF's credit lines permits the F/X Desk to access a wide range of counterparties without the need of such counterparties evaluating the individual credit of the Fund (or any other MLF client).

                                    CHARGES

           The following table summarizes the charges incurred by the Fund during 1995, 1996 and 1997.

                                 1997                            1996                      1995
                                 ----                            ----                      ----
                                        % of                          % of                       % of
                                      Average                       Average                    Average
                        Dollar       Month-End           Dollar    Month-End       Dollar     Month-End
   Cost                 Amount       Net Assets          Amount   Net Assets*      Amount    Net Assets*
   ----                 ------       ----------          ------    ----------      ------    ----------
Brokerage
 Commissions**        $4,833,598           5.64%      $4,775,116        5.77%    $3,216,364        5.76%

Administrative
 Fees**                  138,103           0.16          129,057        0.16         86,928        0.16

Profit Shares            931,522           1.09          978,264        1.18        652,366        1.17
                      ----------           ----       ----------        ----     ----------        ----

  Total               $5,903,223           6.89%      $5,882,437        7.21%    $3,955,658        7.23%
                      ==========           ====       ==========        ====     ==========        ====




 * Only approximately 60% of the Fund's average month-end Net Assets were allocated to trading until May 1997. Units issued after May 1, 1997 commenced trading with 75% of their assets allocated to trading. Such Units began to allocate 85% of their assets to trading as of May 1, 1998. Units issued under this Prospectus will commence trading with 85% of their assets allocated to trading.

 ** A portion of the Brokerage Commissions in prior periods has been reclassified to conform to the current period presentation of the Administrative Fees.
                             ____________________

                Effective October 1, 1998, the Brokerage Commission will be reduced from 8.75% to 7.5% per annum of assets allocated to trading. Units issued under this Prospectus will begin trading with 85% of their assets allocated to trading.

                In conjunction with the Brokerage Commission reduction, effective October 1, 1998 the Administrative Fee, while it will continue to be calculated at the rate of 0.25% per annum, will be based on the Fund's total assets (prior to reduction for accrued expenses), not the Fund's assets allocated to trading.

                              ____________________

                The Fund's average month-end Net Assets during 1995, 1996 and 1997 equalled $55,827,125, $82,789,767, and $85,646,152, respectively.

                The foregoing table does not reflect the Fund's currency trading costs, or the benefits which MLF derives from possession of the Fund's assets. See "Use of Proceeds and Cash Management Income" at pages 35-37.

                During 1995, 1996 and 1997, the Fund earned $3,415,670,
      $4,545,186 and $4,873,872 in interest income, or approximately 6.12%, 5.49% and 5.69% of the Fund's average month-end Net Assets, respectively.

         See the Breakeven Table included in the "Summary" at page 10.

                           Charges Paid by the Fund


       Recipient                Nature of Payment               Amount of Payment
       ---------                ----------------------          -----------------
       MLF                      Brokerage Commissions           A monthly commission of  0.625 of 1% (a 7.50%
                                                                annual rate) of the Fund's month-end assets
                                                                committed to trading.  The Fund will initially
                                                                commit to trading 85% of the capital attributable to
                                                                each series of Units issued pursuant to this
                                                                Prospectus.

       MLF                      Use of Fund assets              MLF derives an economic benefit from  the deposit
                                                                of certain of the Fund's U.S. dollar Available Assets
                                                                not managed by MLAM in offset accounts; this
                                                                benefit to date has not exceeded  3/4 of 1% per
                                                                annum of such average daily U.S. dollar Available
                                                                Assets (not assets committed to trading).

       MLIP                     Administrative Fees             A monthly charge, payable to MLIP, of 0.020833 of
                                                                1% (a 0.25 of 1% annual rate) of the Fund's month-
                                                                end assets.

       MLIB                     Bid-ask spreads                 Under MLIP's F/X Desk arrangements, MLIB
                                                                receives bid-ask spreads on the forward trades it
                                                                executes with the Fund.

       Other                    Bid-ask spreads                 The counterparties other than MLIB with which the
        Counterparties                                          F/X Desk deals also each receive bid-ask spreads
                                                                on the forward trades they execute with the Fund.

       MLIP                     F/X Desk service fees           Under the F/X Desk arrangements, MLIP or
                                                                another Merrill Lynch entity receives a service fee
                                                                equal, at current exchange rates, to approximately
                                                                $5.00 to $12.50 on each purchase or sale of each
                                                                futures contract-equivalent forward contract
                                                                executed with counterparties other than MLIB.

       MLIB                     EFP differentials               MLIB or an affiliate receives a differential spread
                                                                for exchanging the Fund's spot currency positions
                                                                (which are acquired through the F/X Desk, as
                                                                described above) for equivalent futures positions.

       Government Securities    Bid-ask spreads                 The dealers (all unaffiliated with Merrill Lynch)
        Dealers                                                 with which MLAM executes Government Securities
                                                                trades include bid-ask spreads in the prices they
                                                                quote to the Fund.

       Trading Advisors         Profit Shares                   As of the date of this Prospectus, ranging from 15%
                                                                to 20% (depending on the Trading Advisor) of any
                                                                New Trading Profit as of the end of each calendar
                                                                quarter or year and upon redemption of Units. New
                                                                Trading Profit is calculated separately in respect of
                                                                each Advisor's individual performance for each
                                                                series of Units, not the overall performance of such
                                                                series or the Fund's account managed by such
                                                                Advisor.

       MLF;                     Extraordinary expenses          Actual costs incurred; none paid to date, and
        Others                                                  expected to be negligible.


                           ------------------------

      Brokerage Commissions

                Commodity brokerage commissions are typically paid on the completion or liquidation of a trade and are referred to as round-turn commissions, which cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract. The Fund does not pay its commodity brokerage commissions on a per-trade basis, but rather at a monthly rate of 0.625 of 1% of the Fund's month-end assets committed to trading (a 7.50% annual rate). MLF receives these percentage-of-assets payments irrespective of the number of trades executed on the Fund's behalf. These Brokerage Commissions include the Advisors' Consulting Fees and all execution and clearing costs. Month-end assets committed to trading are not reduced for purposes of calculating Brokerage Commissions by any accrued but unpaid Profit Shares, Administrative Fees or the accrued Brokerage Commissions being calculated. The Fund could obtain lower rates for similar brokerage services from firms other than MLF.

                The Fund will initially commit 85% of the capital attributable to each series of Units issued under this Prospectus to the Trading Advisors for management. At this leverage factor, the Brokerage Commissions equal 0.532 of 1% of each series' total month-end assets (a 6.375% annual rate).

                The Fund's Brokerage Commissions are allocated among the outstanding series of Units pro rata based on the respective month-end assets which each series commits to trading, without reduction for accrued but unpaid Profit Shares, Administrative Fees or Brokerage Commissions.

                During 1995, 1996 and 1997, the Fund paid Brokerage Commissions of $3,216,364, $4,775,116 and $4,833,598, these percentage-of-assets
      Brokerage Commissions were the approximate equivalent of round-turn trade commissions of $116, $116 and $134 in each such year. Other firms charge less for brokerage services similar to those provided by MLF to the Fund. These "round-turn" equivalent rates were somewhat higher than those of most MLIP funds. Other firms charge less for brokerage services similar to those provided by MLF to the Fund. The per-trade equivalent of the Fund's Brokerage Commissions varies over time depending upon the frequency with which the Advisors trade.

                The audited financial statements distributed by MLIP to Limited Partners include the approximate round-turn equivalent commission rate paid by the Fund during the previous year.

                State securities administrators require MLIP to state that the Brokerage Commissions paid by the Fund shall not be increased while redemption charges are in effect. Moreover, MLIP has undertaken to various state securities commissions that in no event will MLIP increase the 9.0% annual "wrap fee" (which includes the 8.75% annual Brokerage Commissions and the 0.25% annual Administrative Fees) without the unanimous consent of all Limited Partners. In fact, MLIP has never raised the brokerage commissions paid by any of its funds and has reduced such charges. In fact, the 8.75% Brokerage Commission rate will be reduced to 7.50% as of October 1, 1998. In addition, MLIP has been required by various state regulators to make the following disclosure:

                The Fund's Brokerage Commissions and Administrative Fees constitute a "wrap fee." This "wrap fee" is ML&Co.'s only source of revenues from the Fund (other than bid-ask spreads, F/X Desk service fees, EFP differentials and the benefits derived from the deposit of certain of the Fund's assets in offset accounts as described under "Use of Proceeds and Cash Management Income" at pages 35-37), from which revenues ML&Co. must pay a variety of different costs and expenses. The level of the "wrap fee" is set with these costs and expenses in mind. Different ML&Co. entities pay the following costs and expenses with respect to the operation of the Fund: (a) administrative and offering expenses; (b) selling commissions; (c) ongoing compensation to Financial Consultants (the individual MLPF&S brokers); (d) all costs of executing the Fund's futures trades; (e) the Advisors' Consulting Fees; (f) MLAM's advisory fees; and (g) Merrill Lynch employee discounts. All of these costs and expenses, not only execution costs, are reflected in the 9.0% annual "wrap fee" (including both the 8.75% Brokerage Commissions -- to be reduced from 8.75% to 7.50% as of October 1, 1998 -- and the 0.25% Administrative Fees) charged to the Fund.

                PROSPECTIVE INVESTORS MUST BE AWARE THAT THE BROKERAGE COMMISSIONS AND ADMINISTRATIVE FEES CHARGED TO THE FUND IN FACT INCLUDE A SIGNIFICANT NUMBER OF COSTS OTHER THAN THOSE OF ACTUALLY EXECUTING THE FUND'S TRADES OR PROVIDING ADMINISTRATIVE SERVICES TO IT. SUCH PERCENTAGE-OF-ASSETS BROKERAGE COMMISSIONS AND ADMINISTRATIVE FEES MAY NOT BE INCREASED, IN THE AGGREGATE, ABOVE THE CURRENT ANNUAL LEVEL OF 9.0% OF THE FUND'S AVERAGE MONTH-END ASSETS COMMITTED TO TRADING WITHOUT THE UNANIMOUS CONSENT OF ALL LIMITED PARTNERS. (AS OF OCTOBER 1, 1998, THE BROKERAGE COMMISSION RATE IS BEING REDUCED TO 8.75%, AND THE ADMINISTRATIVE FEE CALCULATED ON TOTAL ASSETS, NOT ASSETS ALLOCATED TO TRADING.)

                MLF pays, from the Brokerage Commissions received by it, all costs of executing the Fund's futures trades, including the NFA transaction fees assessed on the Fund's futures trading on United States exchanges. Such fees currently equal $0.14 per round-turn trade of a futures contract and $0.07 for each trade of a commodity option contract.

                A number of the Advisors execute trades through brokers other than MLF, in which case the trades are given-up to be cleared by MLF. The additional costs involved in such third-party trade executions are paid by MLF.

      Use of Fund Assets

                As described under "Use of Proceeds and Cash Management Income" at pages 35-37, Merrill Lynch derives an economic benefit from the deposit of certain of the Fund's U.S. dollar Available Assets not managed by MLAM (approximately 20% of the total Available Assets of the Fund) in offset accounts which to date has not exceeded 3/4 of 1% per annum of such average daily U.S. dollar Available Assets.

      Administrative Fees

                MLIP charges a monthly Administrative Fee of 0.020833 of 1% of each series of Units' month-end assets (not assets committed to trading) (a 0.25 of 1% annual rate). Month-end assets for such purposes are not reduced by accrued but unpaid Profit Shares, Brokerage Commissions or the accrued Administrative Fees being calculated. During 1995, 1996 and 1997, the Fund paid Administrative Fees of $86,928, $129,057 and $138,103, respectively, to MLIP or in each year, approximately 0.16%, of the Fund's average month-end Net Assets.

                MLIP pays the ongoing administrative costs of the Fund, including the expense of updating this Prospectus.

                As of October 1, 1998, the Brokerage Commissions are being reduced from 8.75% to 7.5% per annum, and the Administrative Fee will begin to be charged on the basis of the Fund's total assets not just the assets allocated to trading. This change should significantly reduce overall costs to investors, and MLIP has agreed to waive the Administrative Fee to the extent necessary to ensure that the Fund does not pay more under the revised than it would have under the existing fee structure.

      Currency Trading Costs

                The Fund trades currency forward contracts and converts foreign currency gains and losses through the F/X Desk. The F/X Desk gives the Fund access to MLIB as well as other counterparties. Merrill Lynch charges a service fee of approximately $5.00 to $12.50 on each purchase or sale of a futures contract-equivalent amount of a currency. This fee fluctuates with exchange rates. No service fees are charged on trades awarded to MLIB because MLIB receives bid-ask spreads on such trades.

                In its exchange of futures for physical trading with Merrill Lynch, the Fund acquires cash currency positions through the F/X Desk. The Fund pays a spread when it exchanges these positions for futures.

                The combined F/X Desk service fees and EFP differentials paid by the Fund have not to date exceeded 1/4 of 1% of the Fund's average month-end traded assets on an annual basis.

      Securities Bid-Ask Spreads

                The Fund's Government Securities trades are executed with dealers unaffiliated with any Merrill Lynch entity on an arm's-length, best net price and execution basis. MLAM is required to use unaffiliated dealers to execute the Fund's securities trades because applicable SEC rules prohibit an investment adviser such as MLAM from executing -- either itself or through an affiliate -- any securities trades on a principal-to-principal basis with a client (virtually all Government Securities trades are executed on a principal-to-principal basis in the over-the-counter markets, rather than on an agency basis on an exchange market).

      Profit Shares

                The Advisors generally receive quarterly or annual Profit Shares ranging from 15% to 20% of any New Trading Profit which they earn for each series, also considered individually. Advisors could receive Profit Shares from one series of Units but not from others due to the different times at which the series begin trading. For example, the account managed by an Advisor for the series of Units sold as of October 1, 1998 might incur losses during the fourth quarter of

      1998. Accordingly, such Advisor would have a loss carryforward with respect to such series at the time that the series sold as of January 1, 1999 was issued. The January 1, 1999 series would not, of course, be issued with any loss carryforward (as such series would have incurred no losses as of its date of issuance). Consequently, if such Advisor traded profitably in the first quarter of 1999, such Advisor (if receiving a quarterly Profit Share) would be entitled to a Profit Share in respect of the January 1, 1999 series, although such Advisor may not have recovered the losses previously incurred by the October 1, 1998 series.

                New Trading Profit for purposes of calculating each Trading Advisor's Profit Share includes (i) realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions and is calculated after payment of all or a portion of the monthly Brokerage Commissions and Administrative Fees, but is not reduced by Profit Shares previously paid. New Trading Profit does not include interest or any cash management return earned on the Fund's assets. Organizational and initial offering cost reimbursement payments do not reduce New Trading Profits for purposes of calculating Profit Shares. New Trading Profit is only generated to the extent that a Trading Advisor's cumulative New Trading Profit exceeds the highest level of cumulative New Trading Profit achieved by such Advisor as of the end of any previous calendar quarter or year, depending on whether the Profit Share is calculated on a quarterly or annual basis (or $0, if an Advisor has traded unprofitably for a series of Units).

                In the case of certain Advisors, New Trading Profit is not reduced by the full amount of the Brokerage Commissions allocable to their Fund account.

                In the case of Units redeemed as of the end of any month that is not the end of a Profit Share calculation period, the Net Asset Value at which such Units are redeemed will reflect a reduction for the Profit Share accrued on the series of Units in question in respect of each Advisor's account (equally reducing the attributable Net Asset Value of each Unit of such series) as if the redemption date were the end of a Profit Share calculation period. The amounts so deducted will be paid to the appropriate Advisor(s) and will not be subject to being returned to the Fund or the redeeming Limited Partners, irrespective of subsequent losses during the quarter or year.

                Assume that as of the end of a series' first calendar quarter of trading, an Advisor which receives a quarterly Profit Share had, after a portion of the allocable monthly Brokerage Commissions and Administrative Fees, a realized profit of $50,000 and an unrealized profit of $150,000 in respect of such series. The New Trading Profit in respect of such series would equal $200,000. The entire amount would represent an increase in cumulative Trading Profit allocable to such series and 20%, or $40,000, would be paid by such series to such Advisor. Assume also that during the second quarter of such series' trading, again after a portion of the allocable monthly Brokerage Commissions and Administrative Fees, the Advisor's account had realized additional profits of $60,000 on its closed-out positions but incurred a decrease in the unrealized profits on its open positions of $50,000 in respect of such series. The cumulative Trading Profit allocable to such series would have increased to $210,000, and 20% of such $10,000 increase, or $2,000, would be paid by such series to such Advisor. If the assets allocable to such series managed by the Advisor were subsequently to sustain losses, such Advisor would not be required to refund any of the Profit Shares previously paid by the series, but it would not be until the Advisor's cumulative Trading Profit allocable to such series exceeded $210,000 as of a calendar quarter-end that the Advisor would again generate New Trading Profit in respect of such series that would be subject to additional Profit Share accruals.
      The Fund pays Profit Shares in respect of each such series of Units to each Trading Advisor based on each such Advisor's individual performance, rather than paying Profit Shares based on the overall performance of any such series. There have been and it is likely that there will continue to be periods when the aggregate New Trading Profits on which Profit Shares are accrued by a series to one or more Trading Advisors are exceeded by the losses incurred in respect of such series by one or more of the other Trading Advisors.

                In calculating New Trading Profit, Profit Shares previously paid do not reduce cumulative New Trading Profit in subsequent periods. Accordingly, the Trading Advisors do not have to earn back Profit Shares previously paid to them in order for the Fund account managed by them to generate additional New Trading Profit on which an incremental Profit Share will accrue.

                Redemption charges do not reduce New Trading Profit for purposes of calculating the Profit Shares.

                Termination of an Advisory Agreement is treated as if the date of termination were the end of a Profit Share calculation period for purposes of calculating the Profit Share due to an Advisor.

                When a new or replacement Advisor is retained, such Advisor calculates its New Trading Profit from the date such Advisor's Fund account began trading, without regard to any losses previously incurred by any series of Units.

                The Profit Shares are calculated separately in respect of each series of Units.

                Reduction of the assets attributable to a particular series of Units managed by a Trading Advisor, whether due to redemptions, distributions or reallocations of assets by MLIP away from such Trading Advisor (but not as a result of trading losses), results in (i) a proportional pay-out of any accrued Profit Shares and (ii) a proportional decrease in any cumulative loss carryforwards (i.e., shortfalls between the current level of Trading Profit and the "high water mark" level of cumulative Trading Profits as of the end of any previous Profit Share calculation period, or $0 if higher) for Profit Share calculation purposes.

                During 1995, 1996 and 1997, the Fund paid Profit Shares of $652,366, $978,264 and $931,522, and had net income of $5,186,492,
      $7,223,364 and $5,420,245, respectively. These Profit Shares equalled 1.17%, 1.18% and 1.09% of average month-end Net Assets.

                Because certain Profit Shares are calculated on a quarterly basis, it is possible, irrespective of the fact that the Profit Shares are paid separately to each Advisor based on its individual performance for each series, that a series will pay substantial Profit Shares during a year even though the Net Asset Value per Unit of such series declines substantially during such year.

                Profit Shares paid may have little direct correlation with Limited Partners' investment experiences in the Fund. MLIP's multi-advisor funds have historically paid substantial Profit Shares even during periods when they were incurring losses.

      Extraordinary Expenses

           The Fund will be required to pay any extraordinary expenses, such as taxes, incurred in its operation. The Fund has had no such expenses to date, and in MLIP's experience, such expenses have been negligible. Extraordinary expenses, if any, would not reduce New Trading Profit for purposes of calculating the Profit Shares.

                         Charges Paid by Merrill Lynch

                The following costs are paid by the Merrill Lynch entities indicated below. In each case, these entities receive substantial revenues, directly or indirectly, from the Fund.

      Selling Commissions; Ongoing Compensation

                MLIP pays the selling commissions due on the Units, as well as the ongoing compensation due on Units which remain outstanding for more than twelve months. See "Plan of Distribution -- Selling Agent Compensation" at pages 54 and 55.

                In conjunction with the October 1, 1998 reduction in the Brokerage Commission rate and adjustment of the asset base on which the Administrative Fee is calculated, MLIP reduced the selling commissions on the Units from a $5 to a $4 per Unit production credit. The ongoing compensation paid by MLIP to MLPF&S was not affected. It remains 2% per annum of the average month-end assets allocated to trading in respect of all trading Units outstanding more than twelve months.

      Consulting Fees

                The Trading Advisors each enter into a Consulting Agreement with MLF. Pursuant to such Consulting Agreements, MLF pays monthly Consulting Fees to each of the Advisors ranging from 0.083% (1% annually) to 0.333% (4% annually) of the month-end assets of the Fund committed to each of them, respectively.

                MLIP anticipates that the Consulting Fees paid to Advisors in the future will generally fall within the range of a 1% to 4% annual rate, but such fees could fall outside of such range in certain cases.

                During 1995, 1996 and 1997, MLF paid Consulting Fees of $858,044, $1,248,233 and $1,095,676, respectively, or approximately 1.54%,
      1.51% and 1.28% of the Fund's average month-end Net Assets during these periods.

      MLAM Fees

                MLF pays MLAM annual cash management fees of 0.20% on the first $25 million of Fund capital managed by MLAM, 0.15% on the next $25 million of capital, 0.125% on the next $50 million, and 0.10% on capital in excess of $100 million. Such fees are paid quarterly in arrears and are calculated on the basis of the average daily assets managed by MLAM. In the event that MLF for some reason fails to make prompt payment to MLAM, MLIP is responsible for doing so.

                During 1995, 1996 and 1997, MLF expensed approximately $70,670, $146,259 and $80,296, respectively, in cash management fees paid or accrued to MLAM.

                             ____________________

                              Redemption Charges

                Units redeemed on or prior to the end of the twenty-fourth month after trading began with respect to such Units are subject to redemption charges. A 3% redemption charge applies through the end of the twelfth month after such Units begin trading. Units redeemed after the twelfth but on or before the end of the eighteenth month after they begin trading are subject to a redemption charge of 1.5%. Units redeemed after the eighteenth month but on or before the end of the twenty-fourth month after they begin trading are subject to a 1% redemption charge. For example, Units issued October 1, 1998 will be redeemed with a 3% redemption charge through September 30, 1999, a 1.5% redemption charge from October 1, 1999 through March 31, 2000 and a 1% redemption charge from April 1, 2000 through August 31, 2000.

                Redemption charges are paid to MLIP.

                If a Limited Partner redeems Units during or as of the end of a calendar quarter, and subscribes as of the date of redemption to the new series of Units to be issued immediately following such quarter, any otherwise applicable 3% redemption charge is waived to the extent that the
      redemption proceeds are reinvested.   However, the Units acquired upon
      reinvestment of redemption proceeds are subject to redemption charges for the twenty-four months following the date such Units begin trading (just like any other newly-issued Units), not of the date the redeemed series began trading.

                For purposes of determining whether redemption charges apply, Units are considered to be issued as of the first day of the calendar quarter immediately following the quarter during which the subscriptions for such Units are accepted.

                Receipt of redemption charges does not reduce any expense charged to the Fund as described herein.

                During 1995, 1996 and 1997, MLIP received a total of $57,489, $43,305 and $33,734, respectively, in redemption charges.


                             CONFLICTS OF INTEREST

      General

                No Merrill Lynch entity or Trading Advisor has established any formal procedures to resolve the conflicts of interest described below. Limited Partners are dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably.

                Because no formal procedures are in place for resolving conflicts, they may be resolved by MLIP or an Advisor in a manner which causes the Fund losses. The value of Limited Partners' investment may be diminished by actions or omissions which independent third parties could have prevented or corrected.

                Although the conflicts of interest described are present in the operation of the Fund, MLIP does not believe that they are likely to have a material adverse effect on its performance because (among other things);
      (i) the Advisors generally trade MLIP accounts in parallel, placing bulk orders which are allocated among such accounts pursuant to pre-established procedures. Consequently, the Advisors have little opportunity to prefer another MLIP client over the Fund; (ii) MLF simply receives and executes the Advisors' bulk orders based on pre-established procedures. MLF has no ability in allocating positions to favor one account over another; (iii) the Advisors generally charge all similar accounts the same fees; and (iv) MLIP, as a fiduciary, is prohibited from benefiting itself at the expense of the Fund.

                In MLIP's view, the most important conflict of interest relating to the Fund is that the business terms applicable to Merrill Lynch's dealings with the Fund were not negotiated. These business terms are described in detail in this Prospectus in order to give prospective investors ample opportunity to accept or reject such terms. However, it may be difficult for investors to assess, for example, the extent of the adverse impact which the high level of the Fund's brokerage commissions has on its long-term prospects for profitability.

                MLIP and its affiliates will, should the occasion arise, assert that Limited Partners have consented to the following conflicts of interest by subscribing to the Fund.

      MLIP

      Relationships among the Merrill Lynch Affiliates

                MLIP and its affiliates are the Fund's primary service providers, other than the Trading Advisors, and will remain so even if using other firms would be more advantageous for the Fund.

      Other Funds Sponsored by MLIP

                MLIP might be able to add more value to the Fund were certain MLIP personnel to focus exclusively on managing the Fund, but none do so. MLIP benefits from operating accounts other than the Fund because such accounts generate significant revenues for it, and also diversify MLIP's exposure to one or more of such accounts performing poorly.

                There is, in general, a shortage of qualified futures trading advisors available to manage customer assets. MLIP has a conflict of interest in selecting Trading Advisors for the Fund and for other accounts sponsored by MLIP.

                MLIP has a conflict of interest in allocating assets among the Trading Advisors in that MLF receives more net benefit from the Brokerage Commissions paid by the Fund the more infrequently an Advisor trades and the lower the Consulting Fees paid to such Advisor. MLF receives a percentage-of-assets fee for executing the Fund's futures trades. However, MLF incurs out-of-pocket costs in executing each such trade. The less frequently an Advisor trades, the lower these out-of-pocket costs to MLF and the greater its net revenues from the Fund. The Consulting Fees are also paid by MLF from the Brokerage Commissions it receives.

                MLIP may from time to time have a conflict of interest between facilitating the ongoing offering of the Units and making Advisor or other changes which MLIP would otherwise believe to be in the best interest of the Fund.

                MLIP sponsors numerous funds and has financial incentives to favor certain of such funds over the Fund.

      Leveraging Considerations

                MLIP has a conflict of interest in determining the Fund's trading leverage between MLIP's interest in maintaining the leverage which it believes to be best for the Limited Partners and its interest in protecting ML&Co. from any potential liability under the ML&Co. guarantee. Although the Brokerage Commissions paid by the Fund increase as trading leverage is increased, added revenues are not a significant factor in MLIP's leverage policy, compared with its need to avoid any ML&Co. payments under the guarantee.

                MLIP's interest in maximizing its revenues could cause it to take actions which are detrimental to the Fund in order to increase MLIP's income from the Fund or decrease its costs in sponsoring the Fund. Also, because MLIP does not have to compete with third parties to provide services to the Fund, there is no independent check on the quality of such services. MLIP may lower the quality of such services in order to maximize the net revenues which it receives from the Fund, while at the same time causing the Fund's Net Asset Value to decline.

      MLF; MLIB; and MLAM

                MLF has numerous different clients and executes trades for a wide range of such clients in the same markets at or about the same time. Executing orders for different, and possibly competing, customers at the same time involves an inherent conflict of interest. Furthermore, as a result of executing orders for many other clients, MLF also has fewer resources to allocate to the Fund's account.

                Certain clients of MLF pay materially lower brokerage rates than does the Fund. In the case of a number of such clients, particularly clients with an account as large as that of the Fund, the lower fees charged by MLF are in large part attributable to the significant costs incurred by MLIP and the ML&Co. group in sponsoring the Fund and distributing the Units being embedded in the Fund's Brokerage Commission costs. In the case of institutional accounts, no sponsorship or distribution costs are incurred by the Merrill Lynch organization, so that MLF can lower brokerage commissions without reducing the net revenue received by Merrill Lynch. See "Charges -- Charges Paid by Merrill Lynch" at page 43 above. Nevertheless, even factoring in sponsorship and distribution costs, certain institutional clients of MLF receive, as a result of arm's-length negotiations, better commission rates than the Fund.

                MLF, MLIB and MLAM each have numerous clients and financial incentives to favor certain of such clients over the Fund.

                MLF, MLIB and MLAM do not have to compete to provide services to the Fund; consequently, there is no independent check on the quality of their services.

      The Trading Advisors

      Other Clients and Business Activities of the Trading Advisors

                The Fund might benefit significantly from an exclusive focus by certain of the Trading Advisors on the Fund rather than on their other accounts, including accounts owned by their principals. The Fund could be adversely affected by the fact that the Trading Advisors trade other accounts at the same time that they are managing the Fund's account.

                The Trading Advisors and their principals devote a substantial portion of their business time to ventures and accounts other than managing their Fund account, including, in some cases, ventures which are unrelated to futures trading.

                Certain of the Trading Advisors act, or may in the future act, as sponsors of their own single or multi-advisor futures funds. Such funds may, from time to time, be in direct competition with the Fund for positions in the market.

                Other client accounts managed by a Trading Advisor may significantly outperform its Fund account.

                Each Trading Advisor has numerous different clients and financial incentives to favor certain of such clients over the Fund.

      Brokers and Dealers Selected by Trading Advisors

                Certain of the Trading Advisors have required, as a condition of their management of a Fund account, that such account trade through certain non-Merrill Lynch brokers (even though MLF remains the clearing broker for the Fund) with which such Trading Advisors have ongoing business dealings. Such Trading Advisors may have a conflict of interest between insisting on the use of such brokers and using the brokers most advantageous for the Fund.

                Certain of the Trading Advisors execute a number of the trades for their Fund accounts through affiliated floor brokers.

                Any action which an Advisor takes to maximize its revenues by disfavoring the Fund could adversely affect the Fund's performance, perhaps to a material extent.

      Financial Consultants

                Financial Consultants (the individual MLPF&S brokers) receive initial selling commissions and ongoing compensation in respect of the Units sold by them. Consequently, Financial Consultants have a financial incentive to encourage investors to purchase, and to discourage them from redeeming, their Units.

                If a Financial Consultant does not give a client the advice which the Financial Consultant believes to be in the best interests of the client due to the Financial Consultant's desire to increase his or her income, the client could incur substantial losses and/or continue to invest in the Fund even though the Units have become an unsuitable investment for such client.

      Proprietary Trading

                MLIP, the Advisors, their respective affiliates and related persons may trade in the commodity markets for their own accounts as well as for the accounts of their clients. Records of this trading will not be available for inspection by Limited Partners. In doing so, such persons may take positions which are the same as or opposite to those held by the Fund. Prospective investors should be aware that -- as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions not in violation of their fiduciary or other duties -- such persons may from time to time take positions in their proprietary accounts ahead of the positions taken for the Fund, as well as that on occasion orders may be filled more advantageously for the account of one or more such persons than for the Fund's account.

      Investor Recourse Against Merrill Lynch Entities

                Other than the Trading Advisors, all parties involved in the operations of the Fund are affiliated with Merrill Lynch. However, were investors to seek redress from Merrill Lynch for damages relating to the offering of the Units or the operations of the Fund, they (i) would be unlikely to have recourse against any Merrill Lynch entity which is not a direct party to an agreement with the Fund, and (ii) would be likely to have such recourse even in the case of such entities only on a derivative basis, suing not individually but in the right of the Fund.

                              ___________________

                While it is generally true that it is in the best interests of MLIP, the Trading Advisors and their respective affiliates and principals for the Fund to trade successfully, in particular circumstances any of the foregoing parties may receive significantly more benefit from acting in a manner adverse to the Fund than from acting in, or not opposed to, the Fund's best interests. It is very difficult, if not impossible, for Limited Partners to know or confirm that any of the foregoing persons is equitably resolving the conflicts of interest described above.

                The Fund is subject to conflicts of interest, and none of the foregoing parties has adopted any formal procedures or policies for resolving such conflicts.
                              ____________________

                TRANSACTIONS BETWEEN MERRILL LYNCH AND THE FUND

                All of the service providers to the Fund, other than the Advisors, are affiliates of Merrill Lynch. Merrill Lynch negotiated with the Advisors over the level of their advisory fees and Profit Shares. However, none of the fees paid by the Fund to any Merrill Lynch party were negotiated, and they may be higher than would have been obtained in arm's-length bargaining.

                The Fund pays Merrill Lynch substantial Brokerage Commissions and Administrative Fees as well as currency trading costs. The Fund also pays MLF interest on short-term loans extended by MLF to cover losses on foreign currency positions and permits Merrill Lynch to retain a portion of the benefit derived from possession of the Fund's assets.

                Within the Merrill Lynch organization, MLIP is the beneficiary of the revenues received by different Merrill Lynch entities from the Fund. MLIP controls the management of the Fund and serves as its promoter. Although MLIP has not sold any assets, directly or indirectly, to the Fund, MLIP makes substantial profits from the Fund due to the foregoing revenues.

                No loans have been, are or will be outstanding between MLIP or any of its principals and the Fund.

                MLIP pays substantial selling commissions ($4 per Unit) and trailing commissions (2% annually of the average assets allocated to trading, beginning in the thirteenth month after a Unit is sold) to MLPF&S for distributing the Units. MLIP is ultimately paid back for these expenditures from the revenues it receives from the Fund.

                Descriptions of the dealings between the Fund and Merrill Lynch are set forth under "Selected Financial Data," "Use of Proceeds and Cash Management Income" and "Charges."

                       THE LIMITED PARTNERSHIP AGREEMENT

                A copy of the Limited Partnership Agreement is included as Exhibit A to this Prospectus and is incorporated herein by reference. Section and page references below are to the Limited Partnership Agreement.

      Limited Liability of Subscribers

                The Limited Partnership Agreement provides that (except as otherwise provided by law -- for example, if the Fund is bankrupt or insolvent at the time that a distribution is made to a Limited Partner) no Limited Partner shall be personally liable for the debts of the Fund beyond the amount invested by such Limited Partner in the Fund, plus his or her share of any undistributed profits. (Section 7(e) at LPA-7).

      Assignments; Redemptions

                Units may only be transferred with the consent of the General Partner, although the assignment of the economic interest represented by the Units (but not any of the other rights, such as the right to vote or to receive monthly reports) does not require such consent. The General Partner will generally consent to assignees becoming substitute Limited Partners unless doing so would have adverse federal income tax consequences for the Fund.

                A Limited Partner may redeem any or all of his or her Units at Net Asset Value as of the last business day of any month upon ten calendar days' irrevocable notice to his or her Merrill Lynch Financial Consultant. Payment of the redemption price of Units is generally made within ten business days of the effective date of redemption.

                A 3% redemption charge applies to Units redeemed on or prior to the end of the twelfth full calendar month after trading begins with respect to such Units. Units redeemed after the twelfth but on or before the end of the eighteenth month after they begin trading are subject to a 1.5% redemption charge, and Units redeemed after the eighteenth but on or prior to the twenty-fourth month after they begin trading are subject to a 1% redemption charge. No such redemption charges are assessed (even if otherwise applicable) on the redemption proceeds received by a Limited Partner who redeems Units as of the end of or during a calendar quarter and subscribes on or before the date of redemption to the new series of Units to be issued as of the beginning of the immediately following quarter. The redemption charge period for Units acquired with reinvested redemption proceeds will, however, extend through the end of the twenty-fourth full month after trading begins with respect to the new Units, just as in the case of any newly-issued Units.

                In general, redemption requests need not be made in writing. Limited Partners may simply contact their Merrill Lynch Financial Consultant. A Limited Partner who no longer has a Merrill Lynch account must request redemption in writing (signature guaranteed), by corresponding with MLIP at: Merrill Lynch World Headquarters, South Tower, World Financial Center, New York, New York 10080.

      Management of Partnership Affairs; Voting Rights

                Limited Partners take no part in the management and have no
      voice in the operation of the Fund.  (Section 8(a) at LPA-7).   Limited
      Partners may remove and replace MLIP as general partner of the Fund, and may, with the consent of MLIP, amend the Limited Partnership Agreement, except in certain limited respects, by the affirmative vote of holders of Units representing more than fifty percent (50%) of the outstanding Units of each series owned by Limited Partners. (Section 17(b) at LPA-16). A majority of the Units of each series held by Limited Partners may also compel dissolution of the Fund. (Section 17(b) at LPA-16). Ten percent (10%) of the Units then held by Limited Partners of any series have the right to bring a matter before a vote of the Limited Partners. (Section 17(c) at LPA-16).

                MLIP has no power under the Limited Partnership Agreement to restrict any of the Limited Partners' voting rights. (Section 17(c) at LPA-16). Any Units purchased by MLIP or its affiliates are non-voting. (Section 6 at LPA-3).

                MLIP has the right unilaterally to amend the Limited Partnership Agreement to the extent that such amendment is not adverse to the Limited Partners and also in certain unusual circumstances -- for example, if doing so is necessary to effect the intent of the Fund's tax allocations or to comply with certain regulatory requirements. (Section 17(a) at LPA-
      16).

                In the event that MLIP or the Limited Partners vote to amend the Limited Partnership Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units. (Section 17(c) at LPA-16).

      Reports to Limited Partners and Access to Records

                The books and records of the Fund (including a list of Limited Partners and their addresses) are maintained at MLIP's principal office. Limited Partners and their duly authorized representatives have the right during normal business hours upon reasonable notice to MLIP to inspect such books and records for any purpose reasonably related to their interest as Limited Partners. MLIP will also mail copies of such books and records to Limited Partners upon request and receipt of reasonable reproduction and mailing costs. (Section 9 at LPA-10).

                Each month MLIP distributes summary statements of accounts to all Limited Partners. All tax information relating to the Fund necessary for the preparation of Limited Partners' federal income tax is distributed no later than March 15 of each year. Audited financial statements are distributed by March 31 of each year. (Section 9 at LPA-10).

      General

                In compliance with the NASAA Guidelines (see "Fiduciary Obligations of MLIP" at page 30), the Limited Partnership Agreement provides that: (i) the Fund will make no loans (Section 8(c) at LPA-8);
      (ii) no rebates or give-ups, among other things, may be received from the Fund by any Trading Advisor, MLIP, MLF, MLIB, MLAM or any of their respective affiliates, and such restriction may not be circumvented by reciprocal business arrangements among any Trading Advisor, MLIP, MLF, MLIB, MLAM or any of their respective affiliates and the Fund (Section 8(d) at LPA-9); (iii) any agreements between the Fund and MLIP, MLF, MLIB, MLAM or any of their respective affiliates must be terminable by the Fund upon no more than 60 days' written notice (Section 8(e) at LPA-9); and
      (iv) the assets of the Fund will not be commingled with the assets of any other person (deposit of assets with a commodity broker, clearinghouse or forward dealer does not constitute commingling for these purposes). (Section 8(c) at LPA-8).

                All Advisors must meet the experience requirements of the NASAA Guidelines. (Section 8(f) at LPA-9).

                MLIP has agreed in the Limited Partnership Agreement to reimburse the Fund, with interest, for any advisory or other fees paid by the Fund during any fiscal year to any Advisor which exceed the 6% annual management fees and the 15% quarterly incentive fees permitted by the NASAA Guidelines. (Section 8(f) at LPA-9).


                        FEDERAL INCOME TAX CONSEQUENCES

                MLIP has been advised by its counsel, Sidley & Austin, that, in its opinion, the following summary correctly describes the material federal income tax consequences, as of the date hereof, to a United States individual taxpayer of acquiring, owning and disposing of Units.

      Partnership Tax Status of the Fund and the Trading Partnership

                MLIP has been advised by its counsel, Sidley & Austin, that, in its opinion, each of the Fund and the Trading Partnership in which the Fund invests is properly classified as a partnership for federal income tax purposes.

                MLIP believes that all of the income generated by the Fund to date has constituted, and expects all income to be generated by the Fund in the future will constitute, "qualifying income." Accordingly, Sidley & Austin has advised MLIP that, in its opinion, the Fund will not be subject to federal income tax as a corporation under the provisions applicable to "publicly-traded partnerships."

      Taxation of Partners on Profits or Losses of the Fund

                Each Partner is required for federal income tax purposes to take into account his or her allocable share of all items of Fund income, gain, loss or deduction. A Partner's share of such items for tax purposes generally is determined by the allocations in the Limited Partnership Agreement unless such allocations do not have "substantial economic effect" or are not in accordance with the Partners' interests in the Fund. Under the Limited Partnership Agreement, allocations are generally made in proportion to the capital accounts of each Unit of such series, and therefore such allocations should have substantial economic effect. However, in cases in which a Partner redeems part or all of his or her Units in the Fund the allocations of capital gain or loss specified in the Limited Partnership Agreement will not be in proportion to the Units' capital accounts. Because such allocations are consistent with the economic effect of the Limited Partnership Agreement, MLIP files the Fund's tax return based upon such allocations. In the opinion of Sidley & Austin, the foregoing allocations should be upheld if audited by the IRS. Nevertheless, a legal opinion is not binding on the IRS, and it is not certain that such allocations would, in fact, be respected upon audit. If such allocations were challenged and not sustained, some or all of a redeeming Partner's capital gain or loss could be converted from short-term to long-term, certain ordinary deductions recharacterized as reductions in capital gain or increases in capital loss and each remaining Partner's share of the capital gain or loss that is the subject of such allocations could be increased (solely for tax purposes).

      Limitations on Deductibility of Fund Losses

                The amount of any Fund loss that a Partner is entitled to include in his or her personal income tax return is limited to his or her tax basis for his or her Units as of the end of the year in which such loss occurred. Generally, a partner's tax basis for his or her Units is the amount paid for such Units reduced (but not below zero) by his or her share of any Fund distributions, realized losses and expenses and increased by his or her share of the Fund's realized income and gains. In addition, losses of the Fund may be limited under the "at risk" rules.

                Because of the limitations imposed upon the deductibility of capital losses (see "-- Tax on Capital Gains and Losses," below), a Partner's distributive share of any capital losses of the Fund will not materially reduce the federal income tax payable on his or her ordinary income (including his or her allocable share of the Fund's ordinary income).

      Treatment of Income and Loss Under the "Passive Activity Loss Rules"

                The Internal Revenue Code of 1986 (the "Code") contains rules (the "Passive Activity Loss Rules") designed to prevent the deduction of losses from "passive activities" against income not derived from such activities, including salary and income from investment activities not constituting a trade or business, such as interest and dividends ("Portfolio Income"). The trading activities of the Trading Partnership do not constitute "passive activities," and income derived from the Fund constitutes Portfolio Income or other income not from a "passive activity."

      Redemptions of Units

                Cash received from the Fund by a Partner generally is not reportable as taxable income by a Partner, except as described below. Rather, such receipt reduces (but not below zero) the total tax basis of the Units held by such Partner.

                Redemption for cash of all of a Partner's Units will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount received and the Partner's adjusted tax basis for his or her Units. Assuming that the Partner has held his or her Units for more than one year, such gain or loss will be long-term capital gain or loss.

      Gain or Loss on Section 1256 Contracts

                Under the "mark-to-market" system of taxing futures and commodity options contracts traded on United States exchanges and certain foreign currency forward contracts ("Section 1256 Contracts"), any unrealized profit or loss on positions in such Section 1256 Contracts open as of the end of a fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time. In general, 60% of the net gain or loss which is generated as a result of the "mark-to-market" system is treated as long-term capital gain or loss, and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss.

      Gain or Loss on Non-Section 1256 Contracts

                Except as described in the following paragraph with respect to "Section 988 transactions," gain or loss with respect to contracts that are non-Section 1256 Contracts is taken into account for tax purposes only when realized.

                "Section 988 transactions" include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of (or determined by reference to the value of) a foreign currency other than the taxpayer's functional currency or if the underlying property to which the contract or instrument ultimately relates is a foreign currency other than the taxpayer's functional currency. In general, foreign currency gain or loss on Section 988 transactions is treated as ordinary income or loss. However, under the "qualified fund election" made by the Fund, gain or loss with respect to certain Section 988 transactions will be capital gain or loss. In addition, all such transactions are subject to the "mark-to-market" rules, whether or not they involve Section 1256 Contracts (see "-- Gain or Loss on Section 1256 Contracts," above).

      Tax on Capital Gains and Losses

                The maximum tax rate for non-corporate taxpayers on adjusted net capital gains (as defined below) is 20%. Only capital assets held for more than 12 months (including 60% of the net gain on Section 1256 Contracts) are eligible for the 20% tax rate. Net short-term capital gain (i.e., net gain on assets held for 12 months or less, including 40% of net gain on Section 1256 Contracts) is subject to tax at the same rates as ordinary income. Adjusted net capital gain is the excess of net long-term capital gain over net short-term capital loss reduced by certain other amounts, if any. See "-- Limitation on Deductibility of Interest on Investment Indebtedness," below (for a discussion of the reduction in the amount of a non-corporate taxpayer's net capital gain for a taxable year to the extent such gain is taken into account by such taxpayer as investment income). Capital losses are deductible by non-corporate taxpayers only to the extent of capital gains for the taxable year plus $3,000. See "Risk Factors -- (D) Taxation of Interest Income" at page 16.

                If a non-corporate taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain for such year to the extent that such gain includes gains on Section 1256 Contracts. Losses so carried back will be deemed to consist of 60% long-term capital loss and 40% short-term capital loss (see "-- Gain or Loss on Section 1256 Contracts," above at page 50). To the extent that such losses are not used to offset gains on Section 1256 Contracts in a carryback year, they will carry forward indefinitely as losses on Section 1256 Contracts in future years.

      Limited Deduction for Certain Expenses

                The Code provides that, for individual taxpayers who itemize deductions when computing taxable income, expenses of producing income, including "investment advisory fees," are aggregated with unreimbursed employee business expenses, other expenses of producing income and certain other deductions (collectively, "Aggregate Investment Expenses"), and that the aggregate amount of such expenses is deductible only to the extent that such amount exceeds 2% of an individual taxpayer's adjusted gross income (the "2% Floor"). In addition, Aggregate Investment Expenses in excess of the 2% Floor, when combined with a taxpayer's deductions for certain other items, are subject to a reduction equal to, generally, 3% of the taxpayer's adjusted gross income in excess of a certain threshold amount (the "3% Phase-Out"). Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by individual taxpayers in calculating their alternative minimum tax.

                Based on the trading activities of the Trading Partnership to date, in the opinion of Sidley & Austin, the Trading Partnership should be treated as engaged in the conduct of a trade or business for federal income tax purposes. As a result, the ordinary and necessary business expenses incurred by the Trading Partnership in conducting its commodity futures trading business should not be subject to the 2% Floor or the 3% Phase-Out. (Substantially all of the expenses related to an investment in the Fund are incurred and paid by the Trading Partnership.) This is the position which MLIP has taken to date. Investors should be aware, however, that an opinion of counsel is not binding on the IRS or on any court, and that it is possible that the IRS could contend, or that a court could decide, that the trading activities of the Trading Partnership do not constitute a trade or business for federal income tax purposes. To the extent the characterization of the Trading Partnership's expenses as investment advisory expenses were to be sustained, each non-corporate Partner's pro rata share of the amounts so characterized would be deductible only to the extent that such non-corporate Partner's Aggregate Investment Expenses exceeded the 2% Floor and, when combined with certain other itemized deductions, exceeded the 3% Phase-Out. In addition, each non-corporate Partner's distributive share of the income allocated to the Fund by the Trading Partnership would be increased (solely for tax purposes) by such Partner's pro rata share of the amounts so recharacterized.

      Taxation of Government Securities Investments

                The Fund's purchase and sale of Government Securities generates capital gain or loss -- generally short-term -- as well as interest income. Taxable income is recognized on any interest accrued on zero-coupon Government Securities acquired for the Fund, even though no interest is paid on such Government Securities until they mature.

      Syndication Fees

                The IRS could take the position that a portion of the Brokerage Commissions paid to MLF and/or the Administrative Fees paid to MLIP constitutes non-deductible syndication expenses.

      Limitation on Deductibility of Interest on Investment Indebtedness

                Interest paid or accrued on indebtedness properly allocable to property held for investment constitutes "investment interest." Interest expense incurred by a Limited Partner to acquire or carry his or her Units (as well as other investments) will constitute "investment interest."
      Such interest is generally deductible by individual taxpayers only to the extent that it does not exceed net investment income (that is, generally, the excess of (A) (i) gross income from interest, dividends, rents and royalties, which would include a Partner's share of the Fund's interest income, and (ii) certain gains from the disposition of investment property, over (B) the expenses directly connected with the production of such investment income). Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year. An individual taxpayer's net capital gain from the disposition of investment property is included in the gains described in clause (ii) of the second preceding sentence only to the extent that such taxpayer elects to make a corresponding reduction in the amount of net capital gain that is subject to tax at the maximum 28% rate described above. (See "-- Tax on Capital Gains and Losses," above at page 51.)

      MLIP's Contribution to the Purchase Price of Certain Units

                MLIP contributes $3 to the Fund for each Unit purchased by officers or employees of Merrill Lynch, who subscribe for Units at $97. The $3 MLIP contribution is taxed as ordinary income in the year of purchase, and affected subscribers acquire a tax basis of $100 per Unit in their Units.

      Possible Payments Under the ML&Co. Guarantee

                Any payment to the Fund pursuant to the ML&Co. guarantee in respect of a series of Units would give rise to taxable income in the amount of such payment to the recipient Partners.

      "Unrelated Business Taxable Income"

                In the opinion of Sidley & Austin, income earned by the Fund will not constitute "unrelated business taxable income" under Section 511 of the Code to employee benefit plans and other tax-exempt entities which purchase Units; provided that Units purchased by such plans and entities are not "debt-financed" (a contingency which is entirely within the control of the purchasing plans and entities).

      IRS Audits of the Fund and Its Partners

                The tax treatment of Fund-related items is determined at the Fund rather than the Partner level. MLIP is the Fund's "tax matters partner" with general authority to determine the Fund's responses to a tax audit. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Fund is three years after the Fund's return for the taxable year in question is filed, and MLIP has the authority to extend such period with respect to all Limited Partners.

                If an audit results in an adjustment, all Partners may be required to pay additional taxes plus interest as well as penalties. Partners may themselves also be subject to audits as the result of a tax audit of the Fund.

      State and Other Taxes

                In addition to the federal income tax consequences described above, the Fund and the Partners may be subject to various state and other taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Fund.

                              ____________________

                THE FOREGOING SUMMARY IS NOT INTENDED AS TAX ADVICE, PARTICULARLY AS CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND MAY NOT BE THE SAME FOR ALL TAXPAYERS. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR SITUATION UNDER FEDERAL, STATE AND OTHER LAWS BEFORE DETERMINING WHETHER TO SUBSCRIBE FOR UNITS.

                             PLAN OF DISTRIBUTION

      General

                The Units are offered to the public on a continuous basis. The minimum initial investment is 50 Units ($5,000); the minimum additional investment for existing Limited Partners is 10 Units ($1,000).

                The Units will be sold under this Prospectus as of the beginning of each calendar quarter beginning October 1, 1998.

                Subscriptions may be submitted at any time during a calendar quarter. If accepted, such subscriptions will be applied to the purchase of Units as of the first day of the immediately following calendar quarter. Settlement of Unit purchases generally occurs within five (5) business days of the acceptance of the related subscriptions.

                There is no minimum number of Units which must be sold as of the beginning of any calendar quarter for any Units then to be sold. Given the best efforts nature of the offering, there can be no assurance as to how many Units of any particular series, or of all series collectively, will be sold.

                MLPF&S acts as the exclusive Selling Agent for the Units; see "-
      - Selling Agent Compensation," at pages 54 and 55 below. There is no market for the Units, and MLPF&S does not, and does not intend to, engage in any form of market-making activities with respect to the Units.

      Subscription Procedure

                In order to purchase Units, an investor must complete, execute and deliver to the Selling Agent a copy of the Signature Page to the Subscription Agreement and Power of Attorney included in Exhibit D to this Prospectus. Subscription payments are made by authorizing the Selling Agent to debit an investor's customer securities account in the amount of his or her subscription. (Prospective subscribers must open an MLPF&S customer securities account in order to purchase Units.) Accounts are debited, and subscriptions transmitted directly by the Selling Agent to The Bank of New York at its offices in New York, New York by Selling Agent wire transfer or check made payable to "The Bank of New York, as Escrow Agent for ML Principal Protection L.P., Escrow Account No. 328436," on the settlement dates specified by the Selling Agent. As described above under "-- General," settlement dates generally take place not later than five
      (5) business days following acceptance of a subscription. No sale of Units will be completed until at least five (5) business days after the date a subscriber has executed, dated and submitted such subscriber's Subscription Agreement and Power of Attorney Signature Page.

                Subscriptions must generally be received no less than five (5) business days prior to the beginning of the calendar quarter as of which the Units subscribed for are to be purchased.

                Existing Limited Partners subscribing for additional Units need not (except in certain states) submit a new Subscription Agreement and Power of Attorney Signature Page, but must be in possession of a current Prospectus and Prospectus Supplement as well as summary financial information relating to the Fund current within 60 calendar days.

                Financial Consultants (the individual MLPF&S brokers) are required to reconfirm the suitability of existing Limited Partners wishing to make additional investments in the Fund.

                Subscriptions are held in escrow pending investment in the Units as of the beginning of the calendar quarter immediately following the acceptance of such subscriptions. Each subscriber is paid the interest actually earned on his or her subscription funds while held in escrow, generally by credit to subscribers' customer securities accounts. Subscription funds are invested in United States Treasury bills or comparable eligible instruments while held in escrow and earn interest at the prevailing risk-free rates.

                The Units are being sold when, as and if subscriptions are accepted by MLIP, subject to the satisfaction of certain conditions set forth in the Selling Agreement and to the approval by counsel of certain legal matters. The Units are offered on a continuous basis. MLIP may terminate but not suspend the offering.

      Purchases by Employee Benefit Plans

                Affected Investors. This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code, which a fiduciary of an "employee benefit plan," as defined in and subject to ERISA, or of a "plan," as defined in Section 4975 of the Code, who has investment discretion should consider before deciding to invest the plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such
      fiduciaries being referred to herein as "Plan Fiduciaries").   In general,
      plans include any plan or account of various types which provide retirement or welfare benefits. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, KEOGH plans for self-employed individuals (including partners), "simplified employee pension plans," individual retirement accounts and medical benefit plans.

                Special Investment Considerations.   Each Plan Fiduciary must
      give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays or would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including its investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan and related trust documentation.

                The Fund Should Not Be Deemed To Hold "Plan Assets." A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide in pertinent part that assets of a limited partnership will not be considered assets of a Plan which purchases an equity interest therein if such interest is a "publicly-offered security." The Units should be considered to be publicly-offered securities. Accordingly, the underlying assets of the Fund should not be considered to constitute "plan assets."

                Ineligible Purchasers. Units may not be purchased with the assets of a Plan if MLIP, any Advisor, the Selling Agent, any Financial Consultant, MLF, MLIB, ML&Co., MLAM or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such Plan.

                As a matter of policy, MLIP limits each investor's subscriptions to the Fund to no more than 10% of such investor's readily marketable assets. In the case of IRA, BASIC and SEP accounts, this 10% limitation applies to the beneficiaries of such accounts, while such accounts themselves may not invest more than 50% of their readily marketable assets in the Fund.

                ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF AN INDIVIDUAL RETIREMENT ACCOUNT OR OTHER EMPLOYEE BENEFIT PLAN IS IN NO RESPECT A REPRESENTATION BY ANY PARTY THAT AN INVESTMENT IN THE UNITS IS APPROPRIATE OR AUTHORIZED FOR SUCH PLAN. EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

      Selling Agent Compensation

                No selling commissions are paid from the proceeds of subscriptions. MLIP credits the Selling Agent with production credits, a portion of which is paid to the Selling Agent in cash by MLIP. Production credits do not represent actual cash payments but rather internal bookkeeping entries relating to the securities sold through different Financial Consultants (the individual MLPF&S brokers). Pursuant to standard Selling Agent compensation procedures, a percentage of the production credits awarded to a particular Financial Consultant is paid out in cash by the Selling Agent to such Financial Consultant. The Selling Agent is credited with production credits of $4 per Unit on all sales, provided that no initial production credits accrue to the Selling Agent or Financial Consultants in respect of sales of Units to officers and employees of Merrill Lynch at $97 per Unit.

                MLIP credits the Selling Agent with ongoing production credits, a portion of which is paid to the Selling Agent in cash by MLIP, with respect to Units which remain outstanding more than twelve months. The Selling Agent will, in turn, pay out a portion of the amounts so received to qualified Financial Consultants (the individual MLPF&S brokers).

      Such ongoing production credits accrue only with respect to Units sold by Financial Consultants who are registered with the CFTC, have passed either the Series 3 National Commodity Futures Examination or the Series 31 Managed Futures Fund Examination and agree to provide certain ongoing services to investors, upon request. Such production credits equal 2% per annum of the average month-end Net Assets attributable to such Units committed to trading. There can be no assurance as to what percentage of any particular series' assets will be allocated to trading. This percentage begins at 85% when a new series is issued, and may vary substantially over time. Ongoing production credits accrue monthly and are paid quarterly.

                Financial Consultants receive no initial production credits on new Units purchased with the proceeds of Units redeemed during or as of the end of the preceding quarter (irrespective of whether redemption charges were paid on such Units). However, the 2% ongoing production credits, described above, will begin, to the extent that the redemption proceeds are reinvested, in the thirteenth month after the sale of the Units redeemed, not in the thirteenth month after reinvestment. Ongoing production credits accrue monthly and are paid quarterly.

                In the Selling Agreement, each Trading Advisor and MLIP have agreed to indemnify the Selling Agent against certain liabilities that the Selling Agent may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act. The SEC is of the view that indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in such Act and is, therefore, unenforceable.

                Certain of the ongoing offering costs paid by MLIP might be deemed to constitute costs properly allocated to the account of the Selling Agent. Such costs, which to date have included the expense of producing a revised sales brochure and organizing certain seminars (but have not exceeded approximately $300,000 in the aggregate), are in addition to the selling commissions credited to the Selling Agent. In no event will any of such costs, properly allocated to the account of the Selling Agent, when added to the selling commissions paid by MLIP, exceed an aggregate of $10 per Unit.


                                 LEGAL MATTERS

                Sidley & Austin passes upon legal matters for MLIP, MLF and MLPF&S in connection with the Units being offered hereby. Sidley & Austin advises MLIP and its affiliates with respect to MLIP's responsibilities as general partner of the Fund and related matters. Sidley & Austin has reviewed the statements under the section, "Federal Income Tax Consequences," in this Prospectus, and rendered the opinions described therein to MLIP.


                                    EXPERTS

                The balance sheet of MLIP as of December 26, 1997 and the consolidated financial statements of the Fund as of December 31, 1996 and 1997 and for the three years in the period ended December 31, 1997, included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

                This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Selling Agreement, the Advisory Agreements, the Investment Advisory Contract, the Customer Agreement and the Foreign Exchange Desk Service Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. The SEC maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants, such as the Fund, that file electronically with the SEC at http://www.sec.gov.

                                 INDEX OF TERMS

   A number of specialized terms are used in this Prospectus. The respective definitions or descriptions of such terms may be found on the following pages of this Prospectus.



Terms                                     Page
-------------------------------------  ----------

      Administrative Fee.............          41
      Advisors.......................  Cover page
      Available Assets...............          36
      Bid-ask spreads................          41
      Breakeven level................          10
      Brokerage Commissions..........          40
      CFTC...........................         -i-
      Consulting Fees................          43
      EFP............................          65
      Employee benefit plan..........          54
      ERISA..........................          54
      Escrow Agent...................         -i-
      F/X Desk.......................          10
      Fund...........................  Cover page
      Government Securities..........           9
      Guarantee......................          33
      Limited Partners...............  Cover page
      Merrill Lynch..................           3
      ML&Co..........................  Cover page
      MLAM...........................  Cover page
      MLF............................  Cover page
      MLIB...........................           3
      MLIP...........................  Cover page
      MLPF&S.........................         -i-
      Net Asset Value................     LPA-2-3
      New Trading Profit.............          42
      Offset accounts................          36
      Ongoing production credits.....         -i-
      Opportunity costs..............          12
      Peak-to-Valley Drawdown........          19
      Principal Assurance Date.......  Cover page
      "Principal protection".........           9
      Production credits.............         -i-
      Profit Shares..................          41
      Redemption charges.............          42
      Round-turn commissions.........          40
      SEC............................        -ii-
      Selling Agent..................  Cover page
      Selling commissions............         -i-
      Service fees...................          41
      Time Horizon...................          12
      Trading Advisors...............  Cover page
      Variation margin...............          24
      Worst Monthly Drawdown.........          19
      Worst Peak-to-Valley Drawdown..          19
      Yield enhancement                         9

                         INDEX TO FINANCIAL STATEMENTS




                                                           Page
                                                           ----
ML Principal Protection L.P.

Independent Auditors' Report.............................    58
Consolidated Statements of Financial Condition...........    59
Consolidated Statements of Income........................    60
Consolidated Statements of Changes in Partners' Capital..    61
Notes to Consolidated Financial Statements...............    62

      Merrill Lynch Investment Partners Inc.

Independent Auditors' Report.............................    75
Balance Sheets...........................................    76
Notes to Balance Sheets..................................    77

                              ____________________

                Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                          INDEPENDENT AUDITORS' REPORT


      To the Partners of
       ML Principal Protection L.P.:

      We have audited the accompanying consolidated statements of financial condition of ML Principal Protection L.P. (formerly, ML Principal Protection Plus L.P.) (a Delaware limited partnership; the "Partnership") as of December 31, 1997 and 1996, and the related consolidated statements of income and changes in partners' capital for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of ML Principal Protection L.P. as of December 31, 1997 and 1996, and the results of their operations for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



      DELOITTE & TOUCHE LLP

      New York, New York
      February 6, 1998

                          ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                        (A Delaware Limited Partnership)
                         -------------------------------

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
             JUNE 30, 1998 (UNAUDITED), DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

                                                      June 30, 1998
                                                       (unaudited)         1997           1996
                                                       -----------         ----           ----
ASSETS

Cash                                                   $      1,242    $      1,423    $       328
Accrued interest receivable (Note 2)                        903,822          38,562         23,501
U. S. Government obligations (Note 1)                    77,010,800      94,651,930     72,815,648
Equity in commodity futures trading accounts:
 Cash and option premiums                                25,285,239       6,127,948      7,177,888
 Net unrealized profit on open contracts                     52,514       2,958,084      1,677,317
                                                       ------------    ------------    -----------

      TOTAL                                            $103,253,617    $103,777,947    $81,694,682
                                                       ============    ============    ===========


LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
 Redemptions payable                                   $  2,906,480    $    636,155    $   966,906
 Brokerage commissions payable (Note 2)                     553,514         494,349        378,291
 Administrative fees payable (Note 2)                        15,815          14,330         10,224
 Profit Shares payable (Note 4)                             393,271         591,195        658,800
 Organizational and initial offering costs payable               --              --         68,630
  (Note 1)
                                                       ------------    ------------    -----------

     Total liabilities                                    3,869,080       1,736,029      2,082,851
                                                       ------------    ------------    -----------

MINORITY INTEREST                                           777,028         815,233        768,546
                                                       ------------    ------------    -----------

PARTNERS' CAPITAL:
 General Partner (6654.61 Units, 23,141.61 Units            699,455       2,564,153      2,301,180
  and 20,873.06 Units)
 Limited Partners (951812.247 Units,                     97,908,054     105,628,837     76,542,105
  989140.56 Units and 702,786.91 Units)
 Subscriptions receivable (0 Units, 69,663.05                    --      (6,966,305)            --
  Units and 0 Units)
                                                       ------------    ------------    -----------

     Total partners' capital                             98,607,509     101,226,685     78,843,285
                                                       ------------    ------------    -----------

      TOTAL                                            $103,253,617    $103,777,947    $81,694,682
                                                       ============    ============    ===========

NET ASSET VALUE PER UNIT (NOTE 5)

See notes to consolidated financial statements.

                          ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                        (A Delaware Limited Partnership)
                         -------------------------------

                       CONSOLIDATED STATEMENTS OF INCOME
          FOR THE PERIODS JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
              AND JANUARY 1, 1997 TO JUNE 30, 1997 (UNAUDITED) AND
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                     January 1, 1998  January 1, 1997
                                            to               to
                                      June 30, 1998    June 30, 1997
                                       (Unaudited)      (Unaudited)       1997         1996           1995
                                       -----------      -----------       ----         ----           ----
REVENUES:
Trading profit (loss):
   Realized                           $ 1,596,744       $ 3,722,347   $ 5,412,457   $ 9,038,064    $4,407,833
   Change in unrealized                (2,938,626)       (1,403,567)    1,083,826      (396,221)    1,355,377
                                      -----------       -----------   -----------   -----------    ----------

     Total trading results             (1,341,882)        2,318,780     6,496,283     8,641,843     5,763,210

Interest income (Note 2)                2,970,056         2,182,912     4,873,872     4,545,186     3,415,670
                                      -----------       -----------   -----------   -----------    ----------

     Total revenues                     1,628,174         4,501,692    11,370,155    13,187,029     9,178,880
                                      -----------       -----------   -----------   -----------    ----------

EXPENSES:
Profit Shares (Note 4)                    704,269           498,398       931,522       978,264       652,366
Brokerage commissions (Note 2)          3,254,852         2,141,245     4,833,598     4,775,116     3,303,292
Administrative fees (Note 2)               92,996            61,179       138,103       129,057           --
                                      -----------       -----------   -----------   -----------    ----------

     Total expenses                     4,052,117         2,700,822     5,903,223     5,882,437     3,955,658
                                      -----------       -----------   -----------   -----------    ----------

(LOSS) INCOME
BEFORE MINORITY
INTEREST                               (2,423,943)        1,800,870     5,466,932     7,304,592     5,223,222

Minority interest in income                38,205           (12,289)      (46,687)      (81,228)      (36,730)
                                      -----------       -----------   -----------   -----------    ----------

NET (LOSS) INCOME                     $(2,385,738)      $ 1,788,581   $ 5,420,245   $ 7,223,364    $5,186,492
                                      ===========       ===========   ===========   ===========    ==========

NET (LOSS) INCOME PER
UNIT OF PARTNERSHIP
INTEREST:
   Weighted average number of
    Units outstanding (Note 6)          1,013,441           723,788       818,689       754,428       551,944
                                      ===========       ===========   ===========   ===========    ==========

   Net (loss) income per weighted
    average General Partner and
    Limited Partner Unit              $     (2.35)      $      2.47   $      6.62   $      9.57    $     9.40
                                      ===========       ===========   ===========   ===========    ==========

                See notes to consolidated financial statements.

                          ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                        (A Delaware Limited Partnership)
                         -------------------------------

            CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
          FOR THE PERIODS JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
              AND JANUARY 1, 1997 TO JUNE 30, 1997 (UNAUDITED) AND
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                  Limited        General     Subscriptions
                                    Units         Partners       Partner       Receivable        Total
                                 -----------   -------------   -----------   --------------   ------------
PARTNERS' CAPITAL,
 DECEMBER 31, 1994                317,562.00    $ 31,017,854   $ 1,074,985     $     --       $ 32,092,839

Redemptions                       (47,810.02)     (5,054,249)        --              --         (5,054,249)

Subscriptions                     444,567.00      43,851,304       605,396           --         44,456,700

Distributions                          --         (1,771,806)      (63,432)          --         (1,835,238)

Net Income                             --          5,037,038       149,454           --          5,186,492
                                 -----------    ------------   -----------     ------------   ------------

PARTNERS' CAPITAL,
 DECEMBER 31, 1995                714,318.98      73,080,141     1,766,403           --         74,846,544

Redemptions                      (245,127.36)    (25,748,519)        --              --        (25,748,519)

Subscriptions                     254,468.35      25,102,217       344,618           --         25,446,835

Distributions                          --         (2,833,925)      (91,014)          --         (2,924,939)

Net Income                             --          6,942,191       281,173           --          7,223,364
                                 -----------    ------------   -----------     ------------   ------------

PARTNERS' CAPITAL,
 DECEMBER 31, 1996                723,659.97      76,542,105     2,301,180           --         78,843,285

Redemptions                       (95,650.38)    (10,424,401)        --              --        (10,424,401)

Subscriptions                     116,453.00      11,645,300         --              --         11,645,300

Distributions                          --         (1,481,675)      (33,522)          --         (1,515,197)

Net Income                             --          1,739,075        49,506           --          1,788,581
                                 -----------    ------------   -----------     ------------   ------------

PARTNERS' CAPITAL,
 JUNE 30, 1997 (Unaudited)        744,462.59    $ 78,020,404   $ 2,317,164     $    --       $ 80,337,568
                                 ===========    ============   ===========     ===========   ============

Redemptions                      (183,442.91)   $(19,816,833)  $     --        $    --       $(19,816,833)

Subscriptions                     472,065.11      46,994,656       211,855          --         47,206,511

Subscriptions Receivable          (69,663.05)          --            --         (6,966,305)     (6,966,305)

Distributions                          --         (3,362,913)      (97,305)          --         (3,460,218)

Net Income                             --          5,271,822       148,423           --          5,420,245
                                 -----------    ------------   -----------     ------------   ------------

PARTNERS' CAPITAL
 DECEMBER 31, 1997                942,619.12     105,628,837     2,564,153      (6,966,305)    101,226,685

Redemptions                      (183,846.01)    (17,711,435)   (1,807,847)          --        (19,519,282)

Subscriptions                     130,030.49      13,003,049         --              --         13,003,049

Subscriptions Receivable           69,663.26           --            --          6,966,305       6,966,305

Distributions                          --           (661,354)      (22,156)          --           (683,510)

Net Loss                               --         (2,351,043)      (34,695)          --         (2,385,738)
                                 -----------    ------------   -----------     ------------   ------------

PARTNERS' CAPITAL
 JUNE 30, 1998 (Unaudited)        958,466.86    $ 97,908,054   $   699,455     $     --       $ 98,607,509
                                 ===========    ============   ===========     ===========    ============

                See notes to consolidated financial statements.

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                       (A Delaware Limited Partnership)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
             AND JANUARY 1, 1997 TO JUNE 30, 1997 (UNAUDITED) AND
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

   1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Organization
   ------------

           ML Principal Protection L.P. (formerly, ML Principal Protection Plus L.P.) (the "Partnership") was organized as an open-ended fund under the Delaware Revised Uniform Limited Partnership Act on January 3, 1994 and commenced trading activities on October 12, 1994. The Partnership engages in both the speculative trading of futures, options on futures and forward contracts on a wide range of commodities through ML Principal Protection Trading L.P. (formerly, ML Principal Protection Plus Trading L.P.) (the "Trading Partnership"), of which the Partnership is the sole limited partner
   and investing in U.S. Government Securities, as defined.   Merrill Lynch
   Investment Partners Inc. (formerly, ML Futures Investment Partners Inc.) (the "General Partner" or "MLIP"), a wholly-owned subsidiary of Merrill Lynch Group Inc., which, in turn, is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), is the general partner of both the Partnership and the Trading Partnership and Merrill Lynch Futures Inc. ("MLF"), also an affiliate of Merrill Lynch, is the Trading Partnership's commodity broker. Merrill Lynch Asset Management, L.P. ("MLAM"), another affiliate of Merrill Lynch, provides cash management services to the Partnership investing in Government Securities, as defined. Substantially all of the Partnership's assets are held in accounts maintained at MLF or Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Merrill Lynch affiliate. The General Partner has agreed to maintain a general partner's interest of at least 1% of the total capital in each of the Partnership and the Trading Partnership. The General Partner and the Limited Partners share in the profits and losses of the Partnership, and the General Partner and the Partnership share in the profits and losses of the Trading Partnership, in proportion to the respective interests in the Partnership and the Trading Partnership owned by each.

           The consolidated financial statements include the accounts of the Trading Partnership in which the Partnership is the sole limited partner.
   The Partnership owns in excess of 99% of the equity of the Trading Partnership and both are controlled by the General Partner which operates the Trading Partnership in the General Partner's capacity as general partner of the Partnership. All related transactions and intercompany balances between the Partnership and the Trading Partnership are eliminated in consolidation.

           The ownership by the General Partner in the Trading Partnership represents a minority interest when the financial results of the Trading Partnership are consolidated into those of the Partnership. The General Partner's share of the Trading Partnership's profits and losses is deducted from the Consolidated Statements of Income, and the General Partner's interest in the Trading Partnership reduces partners' capital on the Consolidated Statements of Financial Condition and the Consolidated Statements of Changes in Partners' Capital.

           The Partnership issues units of limited partnership interest ("Units") generally as of the beginning of each calendar quarter (and also did so as of May 1, 1997). Each Series has its own Net Asset Value per Unit. Different Series may allocate different percentages of their total capital to trading, but all Series trade under the direction of the same combination of independent advisors (the "Trading Advisors" or the "Advisors"), chosen from time to time by MLIP to manage the Trading Partnership's trading.

           MLIP selects the Advisors to manage the Partnership's assets, and allocates and reallocates the Partnership's trading assets among existing, replacement and additional Advisors.

           MLIP also determines what percentage of the Partnership's total capital to allocate to trading from time to time, attempting to balance the desirability of reducing the opportunity costs of the Partnership's "principal protection" structure against the necessity of preventing Merrill Lynch from ever being required to make any payments to the Partnership under the Merrill Lynch guarantee (see Note 7).

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                       (A Delaware Limited Partnership)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
             AND JANUARY 1, 1997 TO JUNE 30, 1997 (UNAUDITED) AND
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

   Estimates
   ----------

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Revenue Recognition
   -------------------

           Commodity futures, options on futures and forward contract transactions are recorded on the trade date, and open contracts are reflected in net unrealized profit on open contracts in the Consolidated Statements of Financial Condition at the difference between the original contract value and the fair value. The change in net unrealized profit (loss) on open contracts from one period to the next is reflected in change in unrealized in the Consolidated Statements of Income. Fair value is based on quoted market prices on the exchange or market on which the contract is traded.

   U.S. Government Securities
   --------------------------

           The Partnership invests a portion of its assets in obligations of the U.S. Treasury and certain other U.S. government agencies ("Government Securities") under the direction of MLAM within the parameters established by MLIP for which MLAM accepts no responsibility. These investments are carried at fair value.

   Organizational and Initial Offering Costs, Operating Expenses and Selling
   -------------------------------------------------------------------------
   Commissions
   -----------

           The General Partner advanced all organizational and initial offering costs relating to the Partnership and the Trading Partnership. The Partnership and Trading Partnership reimbursed the General Partner for such costs in 36 monthly installments. For financial reporting purposes, the Partnership deducted the organizational and initial offering reimbursement costs of $239,100 from partners' capital at inception. For all other purposes (including determining Net Asset Values of the Units), the Partnership deducts the organizational and initial offering cost reimbursements only as actually paid.

           The General Partner pays all routine operating costs (including legal, accounting, printing, postage and similar administrative expenses) of the Partnership and the Trading Partnership, including the cost of the ongoing offering of the Units. The General Partner receives administrative fees as well as a portion of the brokerage commissions paid to MLF by the Partnership as reimbursement for the foregoing expenses.

           No selling commissions have been or are paid by Limited Partners.

   Income Taxes
   ------------

           No provision for income taxes has been made in the accompanying consolidated financial statements as each Partner is individually responsible for reporting income or loss based on such Partner's respective share of the Partnership's consolidated income and expenses as reported for income tax purposes.

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                       (A Delaware Limited Partnership)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
             AND JANUARY 1, 1997 TO JUNE 30, 1997 (UNAUDITED) AND
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

   Redemptions
   -----------

           A Limited Partner may require the Partnership to redeem some or all of such Partner's Units at Net Asset Value as of the close of business on the last business day of any month upon ten calendar days' notice. Units redeemed on or prior to the end of the twelfth full month after purchase are assessed an early redemption charge of 3% of their Net Asset Value as of the date of redemption.

   Dissolution of the Partnership
   ------------------------------

           The Partnership will terminate on December 31, 2024, or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Limited Partnership Agreement.

   2.  RELATED PARTY TRANSACTIONS

           MLAM manages substantially all of the Partnership's available U.S. dollar assets, pursuant to guidelines established by MLIP for which MLAM assumes no responsibility, in the U.S. Government Securities markets. MLF pays MLAM annual management fees of .20 of 1% on the first $25 million of Partnership capital managed by MLAM, .15 of 1% on the next $25 million of capital, .125 of 1% on the next $50 million, and .10 of 1% on capital in excess of $100 million. Such fees are paid quarterly in arrears and are calculated on the basis of the average daily assets managed by MLAM.

           A portion of the Partnership's U.S. dollar assets are held at MLF in cash. On the cash held at MLF, the Partnership receives interest from Merrill Lynch at the prevailing 91-day U.S. Treasury bill rate. Merrill Lynch may derive certain economic benefits, in excess of the interest which Merrill Lynch pays to the Partnership, from possession of such cash.

           Merrill Lynch credits the Partnership with interest on the Partnership's non-U.S. dollar-denominated assets based on local short-term rates. Merrill Lynch charges the Partnership Merrill Lynch's cost of financing realized and unrealized losses on the Partnership's non-U.S. dollar-denominated positions.

             The General Partner has determined that there may have been a miscalculation in the interest credited to the Partnership for a period prior to November 1996 (such period may extend prior to that covered by these financial statements). Accordingly, the General Partner credited current and former investors who maintained a Merrill Lynch customer account in December 1997 with interest which was compounded. Former investors who do not maintain a Merrill Lynch customer account will be credited as their response forms are processed. The total amount of the adjustment is approximately $54,000. Since this amount was paid directly to investors by the General Partner, it is not reflected in these financial statements. The General Partner has determined that interest has been calculated appropriately since November 1996.

           Prior to 1996, the Partnership paid brokerage commissions to MLF in respect of each series of Units at a flat monthly rate equal to .792 of 1% (a 9.5% annual rate) of such Series' month-end assets allocated to trading. Effective January 1, 1996, this rate was reduced to .771 of 1% (a 9.25% annual rate) of each series' month-end assets allocated to trading and the Partnership began to pay MLIP a monthly administrative fee of .021 of 1% (a .25% annual rate) of each Series' month-end assets allocated to trading (this recharacterization had no economic effect on the Partnership). Effective January 1, 1997, each Series' brokerage commission percentage was reduced to .729 of 1% (an 8.75% annual rate) of such Series' month-end assets allocated to trading. Assets committed to trading are not reduced for purposes of calculating brokerage commissions and administrative fees by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

           The General Partner estimates that the round-turn equivalent commission rate charged to the Partnership during the years ended December 31, 1997, 1996 and 1995, was approximately $116, $116 and $134, respectively, not including, in calculating round-turn equivalents, forward contracts on a futures-equivalent basis.

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                       (A Delaware Limited Partnership)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
             AND JANUARY 1, 1997 TO JUNE 30, 1997 (UNAUDITED) AND
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

           MLF pays the Trading Advisors annual Consulting Fees, ranging up to 4% of the Partnership's average month-end assets allocated to them for management, after reduction for a portion of the brokerage commissions accrued with respect to such assets.

           The Partnership trades forward contracts through a foreign exchange service desk (the "F/X Desk") established by MLIP. The F/X Desk gives the Partnership access to counterparties in addition to (but also including) Merrill Lynch International Bank ("MLIB"). MLIP or another Merrill Lynch entity charges a service fee equal to, at current exchange rates, approximately $5.00 to $12.50 on each purchase or sale (not round-turn) of a futures contract-equivalent face amount of a given currency traded in the forward markets. No service fees are charged on trades awarded to MLIB (which receives bid-ask spreads on such trades).

           In its exchange of futures for physical ("EFP") trading with Merrill Lynch, the Partnership acquires spot or forward (collectively, "cash") currency positions through the F/X Desk in the same manner and on the same terms as in the case of the Partnership's other F/X Desk trading. When the Partnership exchanges these positions for futures, there is a differential between the prices of the two positions. This differential reflects, in part, the different settlement dates of the cash and the futures contracts and prevailing interest rates, but also includes a pricing spread in favor of MLIB or another Merrill Lynch entity. The Advisors, to date, have made little use of EFPs.

           The Partnership's F/X Desk service fee and EFP differential costs have, to date, totaled no more than .25 of 1% per annum of the Partnership's average month-end assets.

   3.  ANNUAL DISTRIBUTIONS

           The Partnership makes annual fixed-rate distributions, payable irrespective of profitability, of between $2 and $5 per Unit on Units issued prior to July 16, 1996. The Partnership may also pay discretionary distributions on such Series of Units of up to 50% of any Distributable New Appreciation, as defined on such Units. No distributions are payable on Units issued after July 16, 1996. As of June 30, 1998 the Partnership has made the following distributions:

                Distribution        Fixed-Rate       Discretionary
   Series           Date           Distribution      Distribution
   ---------------------------------------------------------------
   1998
   ----
   Series B        1/1/98              $3.50             $1.50
   Series C        4/1/98               3.50                --
   Series F        1/1/98               3.50              1.25
   Series G        4/1/98               3.50                --

   1997
   ----
   Series A       10/1/97              $3.50             $  --
   Series B        1/1/97               3.50              3.00
   Series C        4/1/97               3.50              4.00
   Series D        7/1/97               3.50              1.00
   Series E       10/1/97               3.50              2.00
   Series F        1/1/97               3.50              2.50
   Series G        4/1/97               3.50              3.50
   Series H        7/1/97               3.50              2.50

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                       (A Delaware Limited Partnership)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
             AND JANUARY 1, 1997 TO JUNE 30, 1997 (UNAUDITED) AND
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

   1996
   ----
   Series A     10/1/96           $3.50             $2.50
   Series B     1/1/96             3.50              2.50
   Series C     4/1/96             3.50                --
   Series D     7/1/96             3.50                --
   Series E    10/1/96             3.50                --

   1995
   ----
   Series A    10/1/95             3.50              2.50

           Effective January 1, 1998, distributions were announced for Series B and Series F. The Series B Unitholders received a fixed-rate distribution of $3.50 per Series B Unit as well as a discretionary distribution equal to $1.50. The Series F Unitholders received a fixed-rate distribution of $3.50 per Series F Unit as well as a discretionary distribution equal to $1.25.

   4.  AGREEMENTS

           The Trading Partnership and the Advisors have each entered into Advisory Agreements. These Advisory Agreements generally terminate one year after they are entered into, subject to certain renewal rights exercisable by the Partnership. The Advisors determine the commodity futures and forward contract trades to be made on behalf of their respective Partnership accounts, subject to certain trading policies and to certain rights reserved for the General Partner.

           Profit Shares, generally ranging from 15% to 25% of any New Trading Profit, as defined, recognized by each Advisor individually, irrespective of the overall performance of any series, either as of the end of each calendar quarter or year, are paid to the appropriate Advisors. Profit Shares are also paid out in respect of Units redeemed as of the end of interim months to the extent of the applicable percentage of any New Trading Profit attributable to such Units.

   5.  NET ASSET VALUE PER UNIT

           For financial reporting purposes, the Partnership deducted the total organizational and initial offering costs payable to the General Partner at inception for purposes of determining Net Asset Value. Such deduction was allocated pro-rata among the outstanding Units of each series based upon the aggregate Net Asset Value of each series, and then equally among all Units of the same series. For all other purposes (including computing Net Asset Value for redemptions) the Partnership deducts the organizational and initial offering cost reimbursements only as actually paid. The organizational and initial offering cost reimbursement was completed in October 1997. At June 30, 1998 the Net Asset Values of the different series of Units for financial reporting purposes and for all other purposes were:

                                                             Net Asset
                                   Net Asset       Number      Value
                                     Value        of Units    per Unit
               -------------------------------------------------------

               Series A Units     $14,277,388    127,836.00    $111.69
               Series B Units       1,761,344     16,410.00     107.33
               Series C Units       2,853,074     27,693.00     103.03
               Series D Units       7,325,850     67,842.00     107.98
               Series E Units       6,538,511     60,849.04     107.45
               Series F Units       4,454,022     43,427.04     102.56
               Series G Units       4,245,950     41,921.95     101.28
               Series H Units       2,754,573     26,290.73     104.77
               Series K Units       7,562,572     74,145.00     102.00
               Series L Units      13,541,682    136,301.00      99.35

                          ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                        (A Delaware Limited Partnership)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE PERIODS JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
              AND JANUARY 1, 1997 TO JUNE 30, 1997 (UNAUDITED) AND
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------

             Series M Units      13,789,850    136,757.56    100.83
             Series N Units       6,774,942     69,663.05     97.25
             Series O Units       8,109,443     83,046.49     97.65
             Series P Units       4,618,308     46,284.00     99.78
                                -----------    ----------
                                $98,607,509    958,466.86
                                ===========    ==========

     As of December 31, 1997, the Net Asset Value of the different series of Units for financial reporting purposes and for all other purposes were as follows:

                                                           Net Asset
                                 Net Asset      Number       Value
                                   Value       of Units    per Unit
             -------------------------------------------------------
             Series A Units    $ 17,716,313   155,778.00    $113.73
             Series B Units       2,865,130    25,100.00     114.15
             Series C Units       4,061,256    37,551.00     108.15
             Series D Units      10,499,613    95,504.00     109.94
             Series E Units       7,685,677    70,255.86     109.40
             Series F Units       6,136,370    56,275.48     109.04
             Series G Units       5,470,415    51,354.50     106.52
             Series H Units       5,610,794    52,626.22     106.62
             Series K Units      12,127,411   115,752.00     104.77
             Series L Units      14,732,144   144,314.00     102.08
             Series M Units      14,321,562   138,108.06     103.70
                               ------------   ----------
                               $101,226,685   942,619.12
                               ============   ==========

     As of December 31, 1996, the Net Asset Value of the different series of Units for financial reporting purposes and for all other purposes were as follows:

                                                              Net Asset Value
                       Net Asset Value                           per Unit
                  -------------------------                ---------------------
                   All Other     Financial      Number     All Other   Financial
                   Purposes      Reporting     of Units    Purposes    Reporting
                  -----------   -----------   ----------   ---------   ---------
Series A Units    $21,048,780   $21,031,369   190,136.00    $110.70     $110.61
Series B Units      3,447,686     3,444,936    30,179.00     114.24      114.15
Series C Units      4,996,014     4,992,389    45,696.00     109.33      109.25
Series D Units     12,582,502    12,567,310   116,303.00     108.19      108.06
Series E Units     10,484,159    10,476,812    96,561.50     108.58      108.50
Series F Units     10,179,910    10,173,793    93,465.62     108.92      108.85
Series G Units      6,967,116     6,962,973    64,920.50     107.32      107.25
Series H Units      9,199,107     9,193,703    86,398.35     106.47      106.41
                  -----------   -----------   ----------
Total             $78,905,274   $78,843,285   723,659.97
                  ===========   ===========   ==========

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                       (A Delaware Limited Partnership)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE PERIODS JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
             AND JANUARY 1, 1997 TO JUNE 30, 1997 (UNAUDITED) AND
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
-------------------------------------------------------------------------------

6.  WEIGHTED AVERAGE UNITS

          Weighted average number of Units outstanding was computed for purposes of disclosing consolidated net income per weighted average Unit. The weighted average Units at December 31, 1997, 1996 and 1995 equals the Units outstanding as of such date, adjusted proportionately for Units redeemed or issued based on the respective length of time each was outstanding during such period.

7.  MERRILL LYNCH & CO., INC. GUARANTEE

          Merrill Lynch has guaranteed to the Partnership that it will have sufficient net assets, as of the Principal Assurance Date for each series of Units, that the Net Asset Value per Unit of such series as of such Principal Assurance Date will equal, after reduction for all liabilities to third parties and all distributions paid to such Units, not less than $100.

8.  FAIR VALUE AND OFF-BALANCE SHEET RISK

          The Partnership trades futures, options on futures and forward contracts on interest rates, stock indices, commodities, currencies, energy and metals. The Partnership's total trading results by reporting category for the period January 1, 1998 to June 30, 1998, January 1, 1997 to June 30, 1997, and the years ended December 31, 1997, 1996 and 1995 were as follows:


                          Total Trading Results
                  ---------------------------------------
                  January 1, 1998-       January 1, 1997-
                   June 30, 1998           June 30, 1997
                  -----------------      ----------------
Interest Rates      $  (540,665)          $(1,052,121)
Stock Indices           277,773               536,590
Commodities             353,250             1,750,969
Currencies              780,770             1,402,897
Energy               (1,285,040)             (932,627)
Metals                 (927,970)              613,072
                    -----------           -----------
                    $(1,341,882)          $ 2,318,780
                    ===========           ===========



                               Total Trading Results
                        --------------------------------------
                            1997         1996         1995
                        -----------   ----------   -----------
Interest Rates          $ 1,706,686   $3,183,955   $ 3,933,366
Stock Indices               232,314     (746,255)      587,931
Commodities                 679,157       20,119      (447,486)
Currencies                3,911,109    3,301,360     2,914,300
Energy                   (1,278,003)   3,280,677       238,988
Metals                    1,245,020     (398,013)   (1,463,889)
                        -----------   ----------   -----------

                        $ 6,496,283   $8,641,843   $ 5,763,210
                        ===========   ==========   ===========


                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                       (A Delaware Limited Partnership)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
             AND JANUARY 1, 1997 TO JUNE 30, 1997 (UNAUDITED) AND
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

Market Risk

          Derivative financial instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in the Partnership's unrealized profit on such derivative instruments as reflected in the Consolidated Statements of Financial Condition. The Partnership's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Trading Partnership as well as the volatility and liquidity in the markets in which the derivative instruments are traded.

          The General Partner has procedures in place intended to control market risk, although there can be no assurance that they will, in fact, succeed in doing so. The procedures focus primarily on monitoring the trading of the Advisors selected from time to time for the Partnership, adjusting the percentage of the Partnership's total assets allocated to trading with respect to each Series of Units, calculating the Net Asset Value of the Advisors' respective Partnership accounts as of the close of business on each day and reviewing outstanding positions for over-concentrations--both on an Advisor-by-Advisor and on an overall Partnership basis. While the General Partner does not itself intervene in the markets to hedge or diversify the Partnership's market exposure, the General Partner may urge Advisors to reallocate positions, or itself reallocate Partnership assets among Advisors (although typically only as of the end of a month), in an attempt to avoid over-concentrations. However, such interventions are unusual. Except in cases in which it appears that an Advisor has begun to deviate from past practice and trading policies or to be trading erratically, the General Partner's basic risk control procedures consist simply of the ongoing process of Advisor monitoring and selection, with the market risk controls being applied by the Advisors themselves.

          One important aspect of the General Partner's risk controls is its adjustments to the leverage at which each Series of Units trades. By controlling the percentage of each Series' assets allocated to trading, the General Partner can directly affect the market exposure of the Partnership. Leverage control is the principal means by which the General Partner hopes to be able to ensure that Merrill Lynch is never required to make any payments under its guarantee that the Net Asset Value per Unit of each series will equal no less than $100 as of the Principal Assurance Date for such series.

Fair Value

          The derivative instruments traded by the Trading Partnership are marked to market daily with the resulting unrealized profit recorded in the Consolidated Statements of Financial Condition and the related profit (loss) reflected in trading revenues in the Consolidated Statements of Income.

          The contract/notional values of the Trading Partnership's open derivative instrument positions as of June 30, 1998, December 31, 1997 and 1996 were as follows:

                                  June 30, 1998
                      --------------------------------------
                          Commitment          Commitment
                         to Purchase           to Sell
                      (Futures, Options   (Futures, Options
                        and Forwards)       and Forwards)
                      ------------------  ------------------
Interest Rates             $249,550,041        $135,894,320
Stock Indices                 5,325,146           4,915,629
Commodities                  10,598,741          11,363,887
Currencies                  113,906,739         165,639,599
Energy                        1,282,952           3,362,859
Metals                        5,397,438          11,361,430
                           ------------        ------------
                           $386,061,057        $332,537,724
                           ============        ============


                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                       (A Delaware Limited Partnership)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
             AND JANUARY 1, 1997 TO JUNE 30, 1997 (UNAUDITED) AND
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                  1997
                                  --------------------------------------
                                      Commitment          Commitment
                                     to Purchase           to Sell
                                  (Futures, Options    (Futures, Options
                                    and Forwards)        and Forwards)
                                    -------------        -------------
          Interest Rates             $121,435,283        $ 85,620,621
          Stock Indices                 1,665,588           8,854,122
          Commodities                  11,663,786          21,791,599
          Currencies                   70,272,888         147,312,282
          Energy                        1,085,885           9,041,759
          Metals                        4,412,002          19,039,071
                                     ------------        ------------

                                     $210,535,432        $291,659,454
                                     ============        ============

                                                  1996
                                  --------------------------------------
                                      Commitment          Commitment
                                     to Purchase           to Sell
                                  (Futures, Options    (Futures, Options
                                    and Forwards)        and Forwards)
                                    -------------        -------------
          Interest Rates             $103,258,306        $ 38,270,540
          Stock Indices                 4,259,475           2,340,013
          Commodities                   8,541,433          12,761,047
          Currencies                   53,592,111          86,479,803
          Energy                        5,566,768                  --
          Metals                        4,593,702          14,839,516
                                     ------------        ------------

                                     $179,811,795        $154,690,919
                                     ============        ============

                Substantially all of the Trading Partnership's open derivative instruments outstanding as of December 31, 1997 expire within one year.

           The contract/notional values of the Trading Partnership's exchange-traded and non-exchange-traded derivative instrument positions as of June 30, 1998, December 31, 1997 and 1996 were as follows:

                                              June 30, 1998
                                  --------------------------------------
                                      Commitment          Commitment
                                     to Purchase           to Sell
                                  (Futures, Options    (Futures, Options
                                    and Forwards)        and Forwards)
                                    -------------        -------------
          Exchange-Traded            $287,585,593         $195,946,736
          Non-Exchange -
           Traded                      98,475,464          136,590,988
                                     ------------         ------------
                                     $386,061,057         $332,537,724
                                     ============         ============

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                       (A Delaware Limited Partnership)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
             AND JANUARY 1, 1997 TO JUNE 30, 1997 (UNAUDITED) AND
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                  1997
                                  --------------------------------------
                                      Commitment          Commitment
                                     to Purchase           to Sell
                                  (Futures, Options    (Futures, Options
                                    and Forwards)        and Forwards)
                                    -------------        -------------
          Exchange-Traded            $142,565,779         $183,223,917
          Non-Exchange -
           Traded                      67,969,653          108,435,537
                                     ------------         ------------

                                     $210,535,432         $291,659,454
                                     ============         ============

                                                  1996
                                  --------------------------------------
                                      Commitment          Commitment
                                     to Purchase           to Sell
                                  (Futures, Options    (Futures, Options
                                    and Forwards)        and Forwards)
                                    -------------        -------------
          Exchange-Traded            $133,757,339         $ 85,639,298
          Non-Exchange -
           Traded                      46,054,456           69,051,621
                                     ------------         ------------

                                     $179,811,795         $154,690,919
                                     ============         ============

      The average fair values, based on contract/notional values, of the Trading Partnership's derivative instrument positions which were open as of the end of each calendar month for the period ended June 30, 1998 and for the years ended December 31, 1997 and 1996 were as follows:

                                             June 30, 1998
                                  --------------------------------------
                                      Commitment          Commitment
                                     to Purchase           to Sell
                                  (Futures, Options    (Futures, Options
                                    and Forwards)        and Forwards)
                                    -------------        -------------
          Interest Rates             $291,479,051         $124,704,213
          Stock Indices                10,507,803            4,125,361
          Commodities                  11,577,867           18,872,855
          Currencies                  112,869,157          157,912,629
          Energy                        2,556,977            5,827,561
          Metals                        9,957,794           14,795,340
                                     ------------         ------------
                                     $438,948,649         $326,237,959
                                     ============         ============

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                       (A Delaware Limited Partnership)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
             AND JANUARY 1, 1997 TO JUNE 30, 1997 (UNAUDITED) AND
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                  1997
                                  --------------------------------------
                                      Commitment          Commitment
                                     to Purchase           to Sell
                                  (Futures, Options    (Futures, Options
                                    and Forwards)        and Forwards)
                                    -------------        -------------
          Interest Rates             $177,189,103         $ 68,697,138
          Stock Indices                 7,544,449            4,040,832
          Commodities                  13,113,725           11,481,639
          Currencies                   70,061,899          113,287,725
          Energy                        3,621,533            3,415,726
          Metals                        7,369,251           14,913,348
                                     ------------         ------------

                                     $278,899,960         $215,836,408
                                     ============         ============

                                                  1996
                                  --------------------------------------
                                      Commitment          Commitment
                                     to Purchase           to Sell
                                  (Futures, Options    (Futures, Options
                                    and Forwards)        and Forwards)
                                    -------------        -------------
          Interest Rates             $224,985,973         $ 91,029,835
          Stock Indices                10,235,486            2,492,230
          Commodities                  13,316,970            7,175,841
          Currencies                   94,601,907          115,671,672
          Energy                        6,862,906            1,348,945
          Metals                       13,579,528           19,196,951
                                     ------------         ------------

                                     $363,582,770         $236,915,474
                                     ============         ============

           A portion of the amounts indicated as off-balance sheet risk reflects offsetting commitments to purchase and to sell the same derivative instrument on the same date in the future. These commitments are economically offsetting but are not, as a technical matter, offset in the forward markets until the settlement date.

   Credit Risk
   -----------

           The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets.

           The fair value amounts in the above tables represent the extent of the Trading Partnership's market exposure in the particular class of derivative instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments, from counterparty nonperformance, is the net unrealized profit, if any, included on the Consolidated Statements of Financial Condition.

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                       (A Delaware Limited Partnership)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
             AND JANUARY 1, 1997 TO JUNE 30, 1997 (UNAUDITED) AND
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

           The Trading Partnership also has credit risk because the sole counterparty or broker with respect to most of the Trading Partnership's assets is MLF.

           The gross unrealized profit and the net unrealized profit on the Trading Partnership's open derivative instrument positions as of June 30, 1998, December 31, 1997 and 1996 were as follows:

                                   June 30, 1998
                              ------------------------

                                               Net
                                Gross       Unrealized
                              Unrealized      Profit
                                Profit        (Loss)
                              ----------    ----------
          Exchange-Traded     $1,773,958     $123,092
          Non-Exchange-
           Traded              2,066,767      (70,578)
                              ----------     --------

                              $3,840,725      $52,514
                              ==========      =======

                                       1997
                              -----------------------

                                Gross          Net
                              Unrealized   Unrealized
                                Profit       Profit
                              ----------   ----------
          Exchange-Traded     $3,263,519   $2,416,539
          Non-Exchange-
           Traded              2,119,281      541,545
                              ----------   ----------

                              $5,382,800   $2,958,084
                              ==========   ==========

                                       1996
                              -----------------------

                                Gross          Net
                              Unrealized   Unrealized
                                Profit       Profit
                              ----------   ----------
          Exchange-Traded     $2,090,698   $1,611,482
          Non-Exchange-
           Traded              1,172,965       65,835
                              ----------   ----------

                              $3,263,663   $1,677,317
                              ==========   ==========

      The Partnership controls credit risk by dealing almost exclusively with Merrill Lynch entities as brokers and counterparties.

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                       (A Delaware Limited Partnership)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE PERIODS JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
             AND JANUARY 1, 1997 TO JUNE 30, 1997 (UNAUDITED) AND
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

           The Partnership, in its normal course of business, enters into various contracts, with MLF acting as its commodity broker. Pursuant to the brokerage arrangement with MLF (which includes a master netting arrangement), to the extent that such trading results in receivables from and payables to MLF, these receivables and payables are offset and reported as a net receivable or payable.

   9.   SUBSEQUENT EVENT (UNAUDITED)

           On July 1, 1998, distributions were announced with respect to Series D Units and Series H Units. Series D Units received an annual fixed rate distribution equal to $3.50 per Unit. Series H Units received an annual fixed rate distribution equal to $3.50 per Unit.

                          INDEPENDENT AUDITORS' REPORT


         Merrill Lynch Investment Partners Inc.:

         We have audited the accompanying balance sheet of Merrill Lynch Investment Partners Inc. (the "Company") (formerly, ML Futures Investment Partners Inc.) as of December 26, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company as of December 26, 1997 in conformity with generally accepted accounting principles.


         DELOITTE & TOUCHE LLP

         New York, New York
         February 6, 1998

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                (formerly, ML Futures Investment Partners Inc.)

                                 BALANCE SHEETS

                June 26, 1998 (unaudited) and December 26, 1997

--------------------------------------------------------------------------------

                                                                   June 26,
                                                                     1998       December 26,
                                                                 (unaudited)         1997
                                                                 ------------   ------------
ASSETS

Cash                                                             $    470,727   $     78,186
Investments in affiliated partnerships                             10,806,127     15,911,448
Due from parent and affiliate                                     142,493,284    136,766,271
Receivables from affiliated partnerships                            4,149,003      4,292,430
Deferred charges                                                   25,329,330     26,005,943
Advances and other receivables                                     11,543,311     12,410,505
Fixed assets -- net of accumulated depreciation of $1,330,656
  and $1,227,840                                                      455,999        356,102
Other assets                                                          136,000        154,000
                                                                 ------------   ------------
     TOTAL ASSETS                                                $195,383,781   $195,974,885
                                                                 ============   ============
LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
  Accounts payable and accrued expenses                          $  7,854,664   $ 11,194,543
  Due to affiliate                                                  1,723,855     23,907,704
  Current and deferred income taxes                                18,932,111     18,072,851
                                                                 ------------   ------------

       Total liabilities                                           28,510,630     53,175,098
                                                                 ------------   ------------
STOCKHOLDER'S EQUITY:
   Preferred stock, par value $10.00 per share --
     1,000 shares authorized; none outstanding                             --             --
   Common stock, par value $10.00 per share --
     1,000 shares authorized; 100 shares outstanding                    1,000          1,000
   Additional paid-in capital                                      16,915,000     16,915,000
   Retained earnings                                              149,957,151    125,883,787
                                                                 ------------   ------------
       Total stockholder's equity                                 166,873,151    142,799,787
                                                                 ------------   ------------

     TOTAL LIABILITIES AND
         STOCKHOLDER'S EQUITY                                    $195,383,781   $195,974,885
                                                                 ============   ============

See notes to balance sheets.

                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                (formerly, ML Futures Investment Partners Inc.)

                            NOTES TO BALANCE SHEETS

                June 26, 1998 (unaudited) and December 26, 1997

--------------------------------------------------------------------------------

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

     Merrill Lynch Investment Partners Inc. (formerly, ML Futures Investment Partners Inc.) (the "Company") is a wholly-owned subsidiary of Merrill Lynch Group, Inc., a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML&Co."). The Company is registered as a commodity pool operator and a commodity trading advisor. The Company serves as the sole general partner of The Futures Expansion Fund Limited Partnership, The Growth and Guarantee Fund L.P., ML Futures Investments II L.P., ML Futures Investments L.P., John W. Henry & Co./Millburn L.P., The S.E.C.T.O.R. Strategy Fund/SM/ L.P. (Safety of Equity Capital; Targeting Overall Return), The SECTOR Strategy Fund/SM/ II L.P., The JWH Global Asset Fund L.P., The SECTOR Strategy Fund/SM/ V L.P., ML Global Horizons L.P., ML/AIS L.P., ML Select Hedge I L.P., The SECTOR Strategy Fund/SM/ VI L.P., ML Principal Protection L.P., ML Chesapeake L.P., ML JWH Strategic Allocation Fund L.P. (collectively, the "Affiliated Partnerships"). The Company is also an investor in a joint venture (ML/AIG Asset Management L.L.C.) which is the general partner of ML/AIG Multi-Strategy Fund L.P. Additionally, the Company has sponsored or initiated the formation of various offshore entities engaged in the speculative trading of futures, options on futures and forward contracts.

Estimates
---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments in Affiliated Partnerships
--------------------------------------

     The Company's investments in its Affiliated Partnerships are accounted for under the equity method of accounting.

Deferred Charges
----------------

     Deferred charges represent compensation to ML&Co. affiliates for the sale of fund units to their customers. Such costs are amortized over 12, 24, 36 or 48-month periods.

2.   RELATED PARTIES

     The Company's officers and directors are also officers of other subsidiaries of ML&Co. An affiliate bears all of the Company's facilities and employee costs, for which it is reimbursed by the Company. Another affiliate, Merrill Lynch Futures Inc., executes and clears the Affiliated Partnerships' trades, as well as those of various offshore funds sponsored or managed by the Company, for which it receives a fee, generally based on the net assets of the Affiliated Partnerships and offshore funds.

     ML&Co. is holder of the Company's excess cash, which is available on demand to meet current liabilities. ML&Co. credits the Company with interest, at a floating rate approximating ML&Co.'s average borrowing rate, based on the Company's average daily balances receivable. At June 26, 1998, approximately $142,500,000 and at December 26, 1997, approximately $136,800,000 was subject to this agreement.

     At June 26, 1998 and December 26, 1997, the Company had receivables from Affiliated Partnerships and offshore funds for certain administrative, management and redemption fees, all of which are expected to be collected within 90 days. Additionally, the Company had receivables from certain Affiliated Partnerships and offshore funds for organizational and initial offering costs paid on behalf of such funds which are being reimbursed to the Company over various time periods (not exceeding three years).


                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                (formerly, ML Futures Investment Partners Inc.)

                            NOTES TO BALANCE SHEETS

                June 26, 1998 (unaudited) and December 26, 1997

--------------------------------------------------------------------------------

     During 1997 and the first half of 1998, the Company did not declare or pay a dividend.

     The Company has determined that there may have been a miscalculation in the interest credited by an affiliate of the Company to certain Affiliated Partnerships and related offshore entities of which the Company is the sponsor, for a period prior to November 1996. Accordingly, ML&Co. is crediting current and former investors in affected funds, with additional interest amounts totaling approximately $28,500,000, which includes compound interest. Approximately $23,500,000 was paid to investors through June 26, 1998 with the remaining balance of $5,000,000 as a liability on the balance sheet. The Company has determined that interest has been calculated appropriately since November 1996.

3.   INVESTMENTS IN AFFILIATED PARTNERSHIPS

     The limited partnership agreements of the Affiliated Partnerships require the Company to make certain minimum capital contributions to them. At June 26, 1998 and December 26, 1997, the Company was in compliance with all such requirements.

     At June 26, 1998 and December 26, 1997, the Company's investments in the Affiliated Partnerships were as follows:

                                                  June 26, 1998
                                                   (unaudited)     December 26, 1997
                                                  -------------    -----------------
ML Principal Protection L.P.                       $ 1,456,798         $ 3,328,707
ML Global Horizons L.P.                              1,372,800           1,652,159
The SECTOR Strategy Fund/SM/ II L.P.                   368,452             956,384
John W. Henry & Company/Millburn L.P.                  539,030             936,678
The SECTOR Strategy Fund/SM/ VI L.P.                   229,156             820,070
The JWH Global Asset Fund L.P.                         424,430             729,776
The S.E.C.T.O.R. Strategy Fund/SM/ L.P.                198,959             465,225
ML Futures Investments L.P.                            228,908             402,373
The SECTOR Strategy Fund/SM/ V L.P.                    101,336             391,026
ML Futures Investments II L.P.                         118,479             218,183
The Growth and Guarantee Fund L.P.                     260,886             332,114
The Futures Expansion Fund Limited Partnership          90,635             142,826
ML Chesapeake L.P.                                      74,444              90,570
ML/AIG Asset Management L.L.C.                       2,434,362           2,309,068
ML JWH Strategic Allocation Fund L.P.                2,077,178           2,461,884
ML Select Hedge I L.P.                                 522,235             500,000
ML/AIS L.P.                                            308,037             174,405
                                                   -----------         -----------
Total                                              $10,806,125         $15,911,448
                                                   ===========         ===========

                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                    MERRILL LYNCH INVESTMENT PARTNERS, INC.
                (formerly, ML Futures Investment Partners Inc.)

                            NOTES TO BALANCE SHEETS

                June 26, 1998 (unaudited) and December 26, 1997
-------------------------------------------------------------------------------

           The following represents condensed combined financial information of the Affiliated Partnerships as of June 26, 1998 and December 26, 1997 (in thousands):

                                 June 26, 1998
                                 -------------

           Assets                                $746,088
                                                 ========

           Liabilities                             30,961
           Partners' capital                      715,127
                                                 --------

               Total                             $746,088
                                                 ========

                               December 26, 1997
                               -----------------

           Assets                                $877,131
                                                 ========

           Liabilities                             17,325
           Partners' capital                      859,806
                                                 --------

               Total                             $877,131
                                                 ========

           The Company's Affiliated Partnerships trade various futures, options on futures and forward contracts. Risk to such partnerships arises from the possible adverse changes in the market value of such contracts and the potential inability of counterparties to perform under the terms of the contracts. The risk to the Company is represented by the portion of its investments in Affiliated Partnerships derived from the unrealized gains contained in such Partnerships' net asset values.

4. INCOME TAXES

           The results of operations of the Company are included in the consolidated Federal and combined state and local income tax return of ML&Co. It is the policy of ML&Co. to allocate current and deferred taxes associated with such operating results to its respective subsidiaries in a manner which approximates the separate company method. ML&Co. and its affiliates use the asset and liability method in providing income tax on all transactions that have been recognized in the financial statements.

           The Company provides for deferred income taxes resulting from temporary differences which arise from recording deferred charges in different years for income tax reporting purposes than for financial reporting purposes. At June 26, 1998 and December 26, 1997, the Company had no deferred tax assets. Deferred tax liabilities consisted of the following:

                                 June 26, 1998
                                 -------------

       State and local                      $2,533,075
       Federal                              $7,978,846
                                           -----------
                                           $10,511,921
                                           ===========

                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (formerly, ML Futures Investment Partners Inc.)

                            NOTES TO BALANCE SHEETS

                June 26, 1998 (unaudited) and December 26, 1997
--------------------------------------------------------------------------------


                               December 26, 1997
                               -----------------

               State and local                     $2,600,736
               Federal                              8,191,979
                                                   ----------

                                                  $10,792,715
                                                  ===========

           As part of the consolidated group, the Company transfers to ML&Co. its current Federal, state and local tax liabilities. During 1997, the Company transferred $14,964,135 in current taxes payable to ML&Co. At June 26, 1998 and December 26, 1997, the Company had a current tax payable with ML&Co. of $8,420,190 and $7,280,136, respectively.

5. NET WORTH AGREEMENTS

           Pursuant to the limited partnership agreements of the Affiliated Partnerships, the Company is required to meet certain net worth requirements. The Company's net worth, as defined, approximated $152,000,000 at June 26, 1998 and $122,600,000 at December 26, 1997, which, in the opinion of the Company's counsel, met all such requirements.

6. COMMITMENTS

           The Company is obligated to pay to affiliates, from its own funds and without reimbursement by the Affiliated Partnerships, ongoing fees for units in such Partnerships outstanding as of the end of various periods.


                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                       FUTURES TRADING METHODS IN GENERAL

                                  ____________

Systematic and Discretionary Trading Approaches

           Managed futures strategies are generally classified as either systematic or discretionary (or both).

           A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, but his or her primary reliance is on trading programs or models which generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and trading instinct, not on the basis of trading signals generated by any program or model.

           Each approach involves certain inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been clearly signaled by a trading system. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the discipline of a systematic trading process to be advantageous. However, any trader, systematic or discretionary, may suffer substantial losses by misjudging the market analysis.

Technical and Fundamental Analysis

           Managed futures trading analysts are generally classified as either technical or fundamental (or both).

           Technical analysis is based on the theory that the commodities markets themselves provide a means of anticipating future prices. Technical analysis operates on the theory that market prices and momentum at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of price histories, movements and patterns, theorizing that a detailed analysis of market data is the most effective means of attempting to predict the future course of prices.

           Fundamental analysis, in contrast, focuses on the study of factors external to the trading markets that affect the supply and demand of a particular commodity. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that reflect "true value" and may indicate market mispricing.

Trend-Following

           Trend-following advisors gear their trading approaches towards positioning themselves to take advantage of major price movements. Trend-following traders are to be contrasted with traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. Trend-following traders assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but (hopefully) smaller losses, from capitalizing on major trends. During periods when no major price trends develop in a market, a trend-following trading advisor is likely to incur substantial losses.

Risk Control Techniques

           Trading advisors often adopt fairly rigid risk management or money management principles. Such principles typically restrict the size of positions which will be taken as well as establishing stop-loss points at which losing positions must be liquidated. No risk control technique is fail safe, and none can, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but also market illiquidity can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized.

                              ____________________

           FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE
              OF RISK. THERE CAN BE NO ASSURANCE THAT ANY ADVISOR
               WILL TRADE PROFITABLY OR AVOID SUBSTANTIAL LOSSES.

            THE ROLE OF MANAGED FUTURES IN AN INVESTMENT PORTFOLIO

          This section outlines certain points to consider in deciding whether to diversify a limited portion of your holdings into managed futures. There is no assurance that an investment in the Fund will achieve any of its intended objectives.

The Fund in Your Portfolio

          The Fund is a speculative investment, and Limited Partners may lose all or substantially all of the time value of their investment in the Units. If the Fund is not successful, it cannot serve as a beneficial component of any asset allocation strategy. However, the Fund does have the potential to be (i) non-correlated (not, however, negatively correlated) with the debt and equity markets and (ii) profitable. If the Fund is both, and only if it is both, a suitably limited investment in the Units can be a beneficial component in an investor's overall portfolio.

Asset Allocation Strategies

          World political and economic events often have a dramatic influence on the markets. Stable, consistent asset growth can be difficult to achieve in today's market environment. At the same time, the increasing globalization of the world's economy offers significant new profit and diversification opportunities.

          Successful portfolios must have the ability to adapt to changing market conditions resulting from a wide range of social, political and economic factors. By committing assets to investments which would not otherwise be represented in a portfolio, a well-diversified asset allocation strategy can enhance this ability and offer a flexible approach to building and protecting wealth.

          An asset allocation strategy diversifies a portfolio into a variety of different components, including non-traditional investments such as managed futures. Managed futures investments do not assure diversification; they may perform similarly to stocks and bonds during certain periods. However, managed futures has the potential to produce returns generally non-correlated to the stock and bond markets. Each investment responds differently to different economic cycles and shifts in the financial markets, and each makes different contributions to overall performance.

          A wide range of non-traditional, alternative investments are available--venture capital, hedge funds, natural resources, real estate, private lending and managed futures are only a few of the options. Many of these investments are expected to produce results generally non-correlated to the debt and equity markets. However, managed futures investments, while significantly less liquid than most stocks and bonds, are generally more liquid than many alternative investments, and estimated net asset values are generally available on a daily basis.

          A successful managed futures investment may increase portfolio return while reducing risk. The Fund can be volatile, and there can be no assurance that an investment in the Units will either increase returns or reduce portfolio risk. However, if successful, the Fund has the potential to help achieve both these objectives.

Global Markets

          In recent years, the futures markets have expanded to include a wide range of instruments representing major sectors of the world's economy. The expansion of trading on major exchanges in Chicago, Frankfurt, London, New York, Paris, Singapore, Sydney and Tokyo gives investors access to international markets and global diversification. Futures managers can move capital quickly across markets, in contrast to the traditional portfolio's dependence on a single nation's economy and currency.

          The internationalization of the markets has greatly expanded the opportunities for both profit and diversification. Rapid geographical expansion and the introduction of an array of innovative products have created new opportunities but also made trading much more complex. Managed futures funds provide an opportunity to participate in global markets under the direction of professional advisors.

                        Futures Volume by Market Sector

                                   [GRAPHIC]

          1980                                              1997

Agriculture       64.20%                           Agriculture     10.48%
Currencies         4.60%                           Currencies       6.10%
Interest Rates    13.50%                           Interest Rates  52.71%
Energy             0.30%                           Energy           5.02%
Metals            16.30%                           Metals           6.69%
Other              1.10%                           Other            0.08%

     The futures volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as options on futures. Source: Futures Industry Association. A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, is not reflected in the foregoing chart.

Substantial Investor Participation

          In 1980, client assets in the managed futures industry were estimated at approximately $300 million. As of the end of 1997, the estimate had grown to approximately $34.9 billion.

                       Growth in Managed Futures Industry
                                   [GRAPHIC]

Source:  Managed Account Reports, Inc.                       $ Billions
          80                                                      0.3
          81                                                      0.3
          82                                                      0.5
          83                                                      0.5
          84                                                      0.7
          85                                                      1
          86                                                      1.4
          87                                                      2.6
          88                                                      4.3
          89                                                      5.2
          90                                                      8.5
          91                                                     11.4
          92                                                     19
          93                                                     22.6
          94                                                     19.1
          95                                                     22.8
          96                                                     28.8
          97                                                     34.9

          The assets categorized above as invested in managed futures are invested in a wide range of different products, including single-advisor and multi-advisor funds, "funds of funds," "principal protection pools (in which only a fraction of the assets invested are committed to trading) and individual managed accounts.

Non-Correlation ---- A Potentially Important Component of Risk Reduction

          Managed futures investments have often performed differently than stocks and bonds. In addition, different types of alternative investments are frequently non-correlated with each other. This creates the potential to assemble a combination of alternative investments able to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings. (Non-correlation is not negative correlation; managed futures' performance is not expected to be generally opposite, but rather unrelated, to stocks and bonds.)

          The following chart compares the Fund's performance since inception with the S&P Stock Index (assuming the reinvestment of all dividends), the ML Domestic Bond Index (including all interest paid), the MAR (Managed Account Reports, a managed futures industry trade publication) Public Funds Index and 91-day Treasury bills (including all interest paid). The chart begins with 1,000 as the arbitrary starting point for all five graphics and tracks the monthly rates of return for each. The periods during which the graph of the Fund's performance diverges from that of an index indicates, when compared to the periods during which their respective performance graphs are similar, the extent of the non-correlation between them. Past performance, including past non-correlation patterns, is not necessarily indicative of future results.


                  Comparison of ML Principal Protection L.P.
                      and Certain General Market Indices
                           October 1994 -- June 1998
                                   [GRAPHIC]

      ML Domestic Master     S&P 500 Stock
       Bond Index (Total   Index (Dividends    U.S. 91-Day    MAR Public Funds   ML Principal
         Return Basis)        Reinvested)     Treasury Bills       Index        Protection L.P.
               1000              1000               1000             1000             1000
Oct-94       999.11          1022.392            1004.25           1000.4           1010.4
Nov-94    996.84202         985.20760         1008.24692       1003.30116       1013.58514
Dec-94   1004.44792         999.79163         1013.26798        989.55593       1017.59297
Jan-95   1023.99448        1025.69823         1018.36472        947.69772       1011.97497
Feb-95   1047.64875        1065.63277         1023.27324        997.64139       1034.63704
Mar-95   1054.65752        1097.02737         1028.45100       1101.49586       1077.81435
Apr-95   1069.24344        1129.30960         1033.24358       1130.68550       1087.58491
May-95   1111.21124        1174.35663         1038.58545       1154.76910       1100.68892
Jun-95   1119.57866        1201.61345         1043.91340       1138.48685       1098.41649
Jul-95   1117.14918        1241.43972         1048.89286       1103.53531       1084.16764
Aug-95   1130.20865        1244.54829         1054.17928       1110.04617       1094.43043
Sep-95   1141.14907        1297.04209         1058.76496       1086.73520       1090.89249
Oct-95   1156.97681        1292.41035         1063.70940       1074.23774       1094.00095
Nov-95   1173.83396        1349.08901         1068.53864       1083.36876       1101.56459
Dec-95   1190.50240        1375.07516         1074.36217       1127.02852       1125.14933
Jan-96   1198.26448        1421.82084         1079.26126       1158.92343       1152.71549
Feb-96   1177.19899        1435.03951         1083.55672       1073.74256       1110.01546
Mar-96   1169.51188        1448.85894         1087.57672       1079.43339       1121.80803
Apr-96   1162.60006        1470.19773         1092.23155       1124.66165       1156.58408
May-96   1160.41438        1508.05386         1097.07013       1089.23481       1133.68349
Jun-96   1175.09362        1513.80105         1101.59006       1099.90931       1149.14550
Jul-96   1178.43088        1446.95159         1106.59128       1083.08070       1129.83986
Aug-96   1176.63967          1477.517         1111.58201       1079.93977       1135.41039
Sep-96   1196.73668        1560.60369         1116.80644       1119.89754       1153.76823
Oct-96   1223.12472        1603.62953         1121.58638       1200.19419       1202.80338
Nov-96   1244.45601        1724.73724         1126.37555       1268.12518       1232.88546
Dec-96   1233.24347        1690.57020         1131.35413       1237.56336       1230.43148
Jan-97   1236.72121        1796.12940         1136.52442       1282.11565       1255.77837
Feb-97   1238.93494        1810.22901         1140.95686       1313.65569       1273.84053
Mar-97   1226.42170        1735.99152         1145.77170       1305.24829       1274.50729
Apr-97   1245.10010        1839.53821         1151.23703       1280.31805       1265.61718
May-97   1256.20640        1951.46123         1157.14288       1259.96099       1247.51886
Jun-97   1271.19294        2038.84181         1161.36645       1270.16668       1256.22073
Jul-97   1305.60413        2201.02148         1166.59260       1351.96541       1295.66606
Aug-97   1294.42816        2077.83031         1171.58561       1299.77955       1260.59030
Sep-97   1313.70219        2191.62269         1176.95148       1314.33708       1271.42068
Oct-97   1333.09244        2118.51016         1181.96529       1293.57055       1265.95357
Nov-97   1338.58478        2216.49761         1186.57495       1306.11819       1276.13507
Dec-97   1352.31866        2254.53492         1191.66536       1331.84872       1304.46163
Jan-98   1370.23688        2279.44528         1197.24236       1334.51241       1305.47198
Feb-98   1369.08588        2443.75453         1201.49257       1322.76870       1298.11655
Mar-98   1374.24734        2568.79656         1207.17563       1324.75286       1299.41467
Apr-98   1380.92618        2594.63095         1212.59584       1271.10037       1273.94614
May-98   1394.61116        2550.08114         1217.64024       1314.06356       1285.60436
Jun-98   1406.75822        2653.58383         1222.74216       1314.06356       1276.57496

          The graph reflects the percentage changes in Net Asset Value per Unit and in the indices. For comparative purposes, the performance of the indices has been presented from a "normalized" starting point of 1,000 as of October 1, 1994 The Fund began trading October 12, 1994.

          Past results are not necessarily indicative of future performance.
          The comparison of the Fund, an actively managed investment, to passive indices of general securities returns has certain inherent material limitations.

The S&P Stock Index is a capitalization-weighted index of the common stocks of publicly-traded United States issuers. The ML Domestic Master Bond Index is a total-return index comprised of 6,764 investment-grade corporate bonds, Treasuries and mortgage issues; average maturity 6.17 years (calculated on a market-weighted basis as of June 30, 1998).

The MAR Public Funds Index represents the composite performance of a large number of United States publicly-offered futures funds, weighting the returns recognized by each such fund on the basis of relative capitalization. The funds included in the MAR Public Funds Index represent a wide variety of materially different products, including single and multi-advisor funds, as well as funds with and without "principal protection" features. Combining the results of funds with materially different performance objectives and fee structures into a single index is subject to certain inherent and material limitations. There can be no assurance that the MAR Public Funds Index provides any meaningful indication of how managed futures investments, in general, have performed in the past or will perform in the future. Nevertheless, the MAR Public Funds Index is one of several widely-used benchmarks of general U.S. managed futures industry performance.

Graphic comparisons of securities indices and the Fund may not adequately reflect the differences between the securities and futures market or between passive and managed investments.

          Prudence demands that you carefully evaluate managed futures, weighing its profit and diversification potential against its significant risks. A managed futures investment is not appropriate for all investors, and no one should invest more than a limited portion of the risk segment of his or her portfolio in managed futures. However, for the investor who finds the risks acceptable, managed futures has the potential to provide profits as well as portfolio diversification.

                                    APPENDIX

                               BLUE SKY GLOSSARY


           See "Index of Terms" at page 56 for an index of terms directly relevant to the Fund.

           The following definitions are included in this Appendix in compliance with the requirements of various state securities administrators who review public futures fund offerings for compliance with the "Guidelines for the Registration of Commodity Pool Programs" Statement of Policy promulgated by the North American Securities Administrators Association, Inc. The following definitions are reprinted verbatim from such Guidelines and may, accordingly, not in all cases be relevant to an investment in the Fund.

           Definitions -- As used in the Guidelines, the following terms have the following meanings:

           Administrator -- The official or agency administering the securities laws of a state.

           Advisor -- Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

           Affiliate -- An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

           Capital Contributions -- The total investment in a Program by a Participant or by all Participants, as the case may be.

           Commodity Broker -- Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account.

           Commodity Contract -- A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

           Cross Reference Sheet -- A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

           Net Assets -- The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

           Net Asset Value Per Program Interest -- The Net Assets divided by the number of Program Interests outstanding.

           Net Worth -- The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

           New Trading Profits -- The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

           Organization and Offering Expenses -- All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow

                                     APP-1
 holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

           Participant -- The holder of a Program Interest.

           Person -- Any natural Person, partnership, corporation, association or other legal entity.

           Pit Brokerage Fee -- Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

           Program -- A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

           Program Broker -- A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

           Program Interest -- A limited partnership interest or other security representing ownership in a Program.

           Pyramiding -- A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

           Sponsor -- Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organization Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term Sponsor shall be deemed to include its Affiliates.

           Valuation Date -- The date as of which the Net Assets of the Program are determined.

           Valuation Period -- A regular period of time between Valuation Dates.

                                     APP-2

                                                                       EXHIBIT A



                          ML PRINCIPAL PROTECTION L.P.



                          FOURTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT



                                  Dated as of
                                  July 1, 1998



                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                                General Partner

                         ML PRINCIPAL PROTECTION L.P.

                          FOURTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

                               TABLE OF CONTENTS


   Section                                                              Page
   --------                                                            ------
    1.  Formation and Name ........................................    LPA-1
    2.  Principal Office ..........................................    LPA-1
    3.  Business ..................................................    LPA-1
    4.  Term, Dissolution, Fiscal Year and Net Asset Value ........    LPA-2
    5.  Net Worth of General Partner ..............................    LPA-3
    6.  Capital Contributions; Units ..............................    LPA-3
    7.  Allocation of Profits and Losses ..........................    LPA-3
        (a)  Capital Accounts and Allocations .....................    LPA-3
        (b)  Allocation of Profit and Loss for Federal Income
               Tax Purposes .......................................    LPA-4
        (c)  Adjustments ..........................................    LPA-6
        (d)  Expenses .............................................    LPA-6
        (e)  Limited Liability of Limited Partners ................    LPA-6
        (f)  Return of Capital Contributions ......................    LPA-6
    8.  Management of the Fund ....................................    LPA-6
        (a)  General ..............................................    LPA-6
        (b)  Fiduciary Duties .....................................    LPA-7
        (c)  Loans; Investments ...................................    LPA-7
        (d)  Certain Conflicts of Interest Prohibited .............    LPA-8
        (e)  Certain Contracts ....................................    LPA-8
        (f)  Trading Advisors .....................................    LPA-8
        (g)  Other Activities .....................................    LPA-8
        (h)  Tax Matters Partner ..................................    LPA-8
        (i)  The Trading Partnership ..............................    LPA-8
        (j)  "Pyramiding" Prohibited ..............................    LPA-9
    9.  Audits and Reports to Limited Partners ....................    LPA-9
   10.  Assignability of Units ....................................   LPA-10
   11.  Redemptions; Distributions ................................   LPA-10
   12.  Offering of Units .........................................   LPA-11
   13.  Continuous Offering; Additional Offerings .................   LPA-12
   14.  Special Power of Attorney .................................   LPA-12
   15.  Withdrawal of a Partner ...................................   LPA-12
   16.  Standard of Liability; Indemnification ....................   LPA-13
   17.  Amendments; Meetings ......................................   LPA-14
        (a)  Amendments with Consent of the General Partner .......   LPA-14
        (b)  Amendments and Actions without Consent of the
               General Partner ....................................   LPA-15
        (c)  Meetings; Other Voting Matters .......................   LPA-15
   18.  GOVERNING LAW .............................................   LPA-15
   19.  Miscellaneous .............................................   LPA-16


                                     LPA-i

                         ML PRINCIPAL PROTECTION L.P.

                          FOURTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT


           This Fourth Amended and Restated Limited Partnership Agreement (this "Limited Partnership Agreement") is made as of July 1, 1998, by and among Merrill Lynch Investment Partners Inc., a Delaware corporation, as general partner (the "General Partner"), and each other party who has become or who becomes a party to this Limited Partnership Agreement as a limited partner (individually, a "Limited Partner" or, collectively, the "Limited Partners") (the General Partner and the Limited Partners being collectively referred to herein as "Partners").

                                  WITNESSETH:

           1.   Formation and Name.

           (a) The parties hereto do hereby continue a limited partnership heretofore formed under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Act"). Subject to Section 1(b) below, the Units, as hereinafter defined, subscribed for prior to May 1, 1997 shall be subject to the terms of the Second Amended and Restated Limited Partnership Agreement of the Partnership (the "Prior Agreement") which shall remain in full force and effect with respect to those Units and those Units only. The terms of this Limited Partnership Agreement shall apply to all Units subscribed for after May 1, 1997. The name of the limited partnership is ML Principal Protection L.P. (the "Fund").

           (b) The Prior Agreement is hereby amended to reflect the change of the name of this limited partnership to "ML Principal Protection L.P.," and the change of the name of the Trading Partnership (as hereinafter defined) to "ML Principal Protection Trading L.P.," as described in the Prospectus of the Fund first issued after the date hereof under the Securities Act of 1933, as the same may be amended and updated from time to time (the "Prospectus"). Notwithstanding any provision in this Limited Partnership Agreement or the Prior Agreement to the contrary, any and all references in the Prior Agreement to the "Prospectus" shall be deemed to refer to the specific prospectus, including any applicable supplements thereto, under and in connection with which specific Units were issued. The Prior Agreement and this Limited Partnership Agreement shall be deemed to constitute one agreement, which shall be the partnership agreement of the Fund. The Guarantee Agreement, between ML&Co. (as hereinafter defined) and the Fund, dated as of October 11, 1994, shall apply only to the Units subscribed for prior to the date hereof. The Guarantee Agreement, between ML&Co. and the Fund, dated as of the date hereof shall apply only to the Units subscribed for on and after the date hereof.

           2.   Principal Office.

           The address of the principal office of the Fund is c/o the General Partner, Merrill Lynch World Headquarters, 6th Floor, South Tower, World Financial Center, New York, New York 10080-6106; telephone: (212) 236-4167. The address of the registered office of the Fund in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Fund in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

           3.   Business.

           The Fund's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of forward and futures contracts for all manner of commodities, financial instruments and currencies, any rights pertaining thereto and any options thereon or on physical commodities, as well as securities and any rights pertaining thereto, and to engage in all activities necessary, convenient or incidental thereto. The Fund may also engage in "hedge," arbitrage and cash trading of commodities, futures, forwards and options, as well as in yield enhancement and other fixed-income strategies. The objective of the Fund's business is capital appreciation of its assets through speculative trading while controlling performance volatility. The Fund may engage in the foregoing speculative trading directly, through investing in other partnerships and funds and through investing in subsidiary limited partnerships or other limited liability entities structured so that, to the maximum extent permitted by law, Limited Partners can be assured that the assets attributable to one series of units of limited partnership interest ("Units") in the Fund will never be used to pay losses or expenses attributable to any other series. In particular, it is contemplated that the Fund

                                     LPA-1
   shall continue to engage in speculative trading solely through investing in ML Principal Protection Trading L.P. (the "Trading Partnership"), of which the General Partner shall be the sole general partner, and the Fund the sole limited partner.

           In addition to its trading activities, as described above, the Fund and the Trading Partnership retain Merrill Lynch Asset Management, L.P. ("MLAM") to implement cash management strategies in -- in MLAM's absolute discretion within investment parameters established by the General Partner for which MLAM assumes no responsibility -- United States Treasury securities and securities issued by U.S. government agencies and instrumentalities. The Fund instructs Merrill Lynch Futures Inc., the Trading Partnership's commodity broker, to pay MLAM's fees for such cash management services from the flat-rate Brokerage Commissions paid by the Trading Partnership to Merrill Lynch Futures Inc., and the General Partner is hereby specifically empowered to (i) retain MLAM to provide cash management advice and services to the Fund and the Trading Partnership, (ii) arrange for Merrill Lynch Futures Inc. to pay MLAM's fees for such advice and services and (iii) establish investment parameters for MLAM's cash management services for the Fund and the Trading Partnership. In the event that Merrill Lynch Futures Inc. does not pay MLAM's cash management fees, the General Partner, not the Fund, shall be responsible for doing so.

           The Fund is operated in conjunction with a "principal protection" undertaking by Merrill Lynch & Co., Inc. ("ML&Co."), the indirect parent of the General Partner, pursuant to which ML&Co. has agreed to make sufficient payments to the Fund, to be allocated to the appropriate series of Units in the Fund, so that the Net Asset Value per Unit of all Units of such series outstanding on such series' Principal Assurance Date, as defined in the Prospectus, will equal at least $100.

           Other than as set forth above, it is specifically intended that the Fund function in a manner analogous to a "commercial paper issuer" so as to have no operations and incur no debts or obligations whatsoever, except as explicitly set forth herein (including, without limitation, in Section 16(e)).

           In no event shall the Fund as a whole, or any series of Units, considered individually, be permitted to operate as an entity which is primarily engaged in trading or investing in securities (not, for these purposes, to include the limited partnership interest in the Trading Partnership), as opposed to in futures and forward contracts and options thereon.

           4.   Term, Dissolution, Fiscal Year and Net Asset Value.

           (a) Term. The term of the Fund commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2024; (2) receipt by the General Partner of an approval to dissolve the Fund at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of each series then owned by Limited Partners, notice of which is sent by certified mail, return receipt requested, to the General Partner not less than ninety (90) days prior to the effective date of such dissolution; (3) the death, insanity, bankruptcy, retirement, resignation, expulsion or dissolution of the General Partner or any other event that causes the General Partner to cease to be a general partner unless
   (i) at the time of such event there is at least one remaining general partner of the Fund who carries on the business of the Fund (and each remaining general partner of the Fund is hereby authorized to carry on the business of the Fund in such an event), or (ii) within ninety (90) days after such event all Partners agree in writing to continue the business of the Fund and to the appointment, effective as of the date of such event, of one or more general partners of the Fund; (4) a decline in the aggregate Net Assets of the Fund to less than $250,000; (5) dissolution of the Fund pursuant hereto; or (6) any other event which shall make it unlawful for the existence of the Fund to be continued or requires termination of the Fund.

           (b) Dissolution.   Upon the occurrence of an event causing the
   dissolution of the Fund, the Fund shall be dissolved and terminated.

           (c) Fiscal Year.   The fiscal year of the Fund begins on January 1 of
   each year and ends on the following December 31.

           (d) Net Asset Value.   Net Assets of the Fund are its assets less its
   liabilities determined in accordance with generally accepted accounting principles. If an open position cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which such position can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. Accrued Profit Shares (as described in the Prospectus) shall reduce Net Asset Value, even though such Profit Shares

                                     LPA-2
   may never, in fact, be paid. The Net Asset Value of the Fund's investment in the Trading Partnership will be valued in accordance with the foregoing principles.

           The Fund's accrued but unpaid liability for reimbursement to the General Partner of the Fund's organizational and initial offering costs shall not reduce Net Asset Value for any purpose, including calculating Brokerage Commissions, the Administrative Fees or the redemption value of Units. Reimbursement payments will reduce Net Asset Value (for all such purposes) only as actually paid out in the manner described in the Prospectus.

           5.   Net Worth of General Partner.

           The General Partner agrees that at all times so long as it remains general partner of the Fund, it will maintain its net worth -- determined without reference to the General Partner's interests in the Fund or any other limited partnership or to any notes or accounts receivable from and payable to any limited partners in which the General Partner has an interest -- at an amount not less than 5% of the total contributions by all partners to the fund and all other partnerships of which the General Partner is general partner. The General Partner will not permit its net worth to decline below $10 million without the approving vote of Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of each series then owned by Limited Partners.

           The requirements of the first sentence of the preceding paragraph may be modified if the General Partner obtains an opinion of counsel for the Fund that a proposed modification will not adversely affect the classification of the Fund as a partnership for federal income tax purposes, and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

           6.   Capital Contributions; Units.

           The Partners' respective capital contributions to the Fund shall be as shown on the books and records of the Fund.

           The General Partner shall invest in the Fund, as a general partner interest, no less than 1% of the total contributions to the Fund (including the General Partner's contribution) made with respect to each series of Units issued by the Fund. The General Partner, so long as it is a general partner of the Fund, or any substitute general partner, shall maintain a minimum investment of 1% of the outstanding contributions to the Fund with respect to each series of Units. The General Partner need not maintain an equal percentage investment in each series, but must maintain at least a 1% investment in each. The General Partner may withdraw any interest it may have as a general partner in excess of the foregoing requirement, and may redeem any Units of any series which it may acquire as of any month-end on the same terms as any Limited Partner, provided that the General Partner must, at all times while it is the sole general partner of the Fund, maintain the minimum 1% interest in each series of Units described in the preceding sentence.

           The General Partner may, without the consent of any Partners, admit to the Fund purchasers of Units as limited partners.

           Units of any series acquired by the General Partner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units of such series has been obtained.

           7.   Allocation of Profits and Losses.

           (a) Capital Accounts and Allocations. A capital account shall be established for each series of Units sold by the Fund and, within each such series a capital account shall be established for each Unit of such series as well as for the General Partner's interest in such series on a Unit-equivalent basis. The initial balance of each series' and of each Unit's capital account shall be the amount contributed to the Fund with respect to such series or Unit. As of the close of business (as determined by the General Partner) on the last day of each month, (i) any increase or decrease in the value of the Fund's U.S. Treasury and federal government agency or instrumentality securities as well as any increase or decrease in the Fund's cash (other than as a result of distributions, redemptions or payments described in the following paragraphs of this Section 7(a)), plus (ii) any increase or decrease in the Net Asset Value of the Fund's capital account in the Trading Partnership attributable to capital (a) invested in the Trading Partnership or (b) committed to the Trading Partnership by the Fund pursuant to Section 16(e), shall be allocated among the series, in the case of (i) above, pro rata based on the relative amounts of assets (without regard to accrued but unpaid

                                     LPA-3

   Brokerage Commissions, Administrative Fees or Profit Shares) attributable to each series as of the close of business on the last day of the immediately preceding month (after deducting amounts payable as a result of the redemption of Units as of the last day of such immediately preceding month) and, in the case of (ii) above, pro rata based on the relative amounts set forth in (ii)(a) and (b) with respect to each series as of the close of business on the last day of the immediately preceding month (after deducting amounts payable as a result of the redemption of Units as of the last day of such immediately preceding month).

           The capital accounts of each series of Units shall be reduced by the amount of any distributions or redemption payments paid out with respect to such series.

           Any Profit Share payments made by the Fund shall be allocated among the series based upon the Profit Shares that would have been paid by the Fund for the relevant period if the Fund's only assets during such period had been those of the appropriate series.

           Any payments made under the Merrill Lynch & Co., Inc. guarantee of the minimum Net Asset Value per Unit of each series, as of the Principal Assurance Date, as defined in the Prospectus, for such series and any indemnity payments by the General Partner pursuant to Section 16(d) hereof shall be allocated to the appropriate series.

           The amounts allocated to a series shall be allocated equally among the Units of such series outstanding as of the last day of such month (including Units redeemed as of such day), except that redemption payments, related redemption charges and Profit Shares payable upon the redemption of Units as of a date other than the last day of a Profit Share calculation period shall be allocated solely to the redeemed Units.

           For purposes of maintaining capital accounts, amounts paid or payable to the General Partner for items such as reimbursement of service fees, "exchange of futures for physical" charges and Administrative Fees shall be treated as if paid or payable to a third party and, except for the General Partner's pro rata share of such amounts, shall not affect the capital account of the General Partner.

           For purposes of this Section 7, unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

           (b) Allocation of Profit and Loss for Federal Income Tax Purposes.
   As of the end of each fiscal year, the Fund's income, expense, Capital Gain and Capital Loss shall be allocated among the series of Units, and among the Partners of each such series, pursuant to the following subparagraphs for federal income tax purposes. Such allocations shall, as among the series and as among Partners holding the same series, be pro rata from the short-term Capital Gain and Capital Loss and long-term Capital Gain and Capital Loss of the Fund or allocated to such series, as the case may be. For purposes of this Section 7(b), Capital Gain and Capital Loss shall be allocated separately and not netted.

           (1) Income, expense, Capital Gain and Capital Loss shall be allocated to each series of Units in the same manner that the financial allocations are made to each such series as provided in Section 7(a). The following allocations relate to the allocations of income, expense, Capital Gain and Capital Loss among the Partners holding Units of the same series.

           (2) First, the series' share of the items of ordinary income and expense (other than Profit Shares, which shall be allocated as set forth in Section 7(b)(3)) and of any Capital Gain and Capital Loss attributable to MLAM's cash management activities shall be allocated equally among the Units of such series outstanding as of the end of each month in which such items accrue.

           (3) Second, the series' share of any Profit Share paid to the Advisors for any Profit Share calculation period with respect to Units redeemed as of a date other than the last day of such Profit Share calculation period shall be allocated to such Units based upon the Profit Share that was taken into account in determining the Net Asset Value of such Units as of their redemption date, and the series' share of any additional Profit Share paid to the Advisors for such Profit Share calculation period shall be allocated equally among the Units outstanding at the end of such calendar quarter.

           (4) Third, the series' share of the Capital Gain and Capital Loss attributable to the activities (other than MLAM's cash management activities, as described in Section 7(b)(3)) of the Trading Partnership ("Trading Capital Gain" or "Trading Capital Loss") shall be allocated as follows:

                                     LPA-4

           (A) There shall be established a tax account with respect to each outstanding Unit of such series. The initial balance of such tax account shall be the amount contributed to the Fund for such Unit. For each of the first 36 months of the Fund's operations, the balance of such tax account shall be reduced by the Unit's allocable share of the series' share of the amount payable as of the end of such month by the Fund to the General Partner in respect of the reimbursement of organizational and initial offering costs, as described in the Prospectus. The adjustment to reflect the reimbursement of organizational and initial offering costs shall be made prior to the allocations of Trading Capital Gain and Trading Capital Loss (and shall be taken into account in making such allocations). As of the end of each fiscal year:

                (i) Each tax account shall be increased by the amount of income allocated to such Unit pursuant to Sections 7(b)(2) and 7(b)(4)(C).

                (ii) Each tax account shall be decreased by the amount of
              expense or loss allocated to such Unit pursuant to Sections 7(b)(2), 7(b)(3) and 7(b)(4)(E) and by the amount of any distributions paid out with respect to such Unit other than upon redemption.

                (iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 7(b)) shall be eliminated.

           (B) Each Partner who redeems Units of a given series (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated such series' share of Trading Capital Gain, if any, up to the amount of the excess, if any, of the aggregate amount received in respect of such Units (before taking into account any early redemption charges) over the aggregate tax accounts for such Partner's redeemed Units (determined after making the allocations described in Sections 7(b)(2) and 7(b)(3), but prior to making the allocations described in this Section 7(b)(4)(B)) allocable to such Units (a "Positive Excess"). In the event the series' share of Trading Capital Gain is less than the aggregate amount of Trading Capital Gain to be allocated pursuant to the first sentence of this Section 7(b)(4)(B), the series' share of Trading Capital Gain shall be allocated among all such redeeming Partners in the ratio which each such Partner's Positive Excess bears to the aggregate Positive Excess of all such Partners.

           (C) The series' share of Trading Capital Gain remaining after the allocation described in Section 7(b)(4)(B) shall be allocated among all Partners who hold Units in such series outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) equally among such Units.

           (D) Each Partner who redeems Units of a given series (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated such series' share of Trading Capital Loss, if any, up to the excess of the aggregate tax accounts for such Partner's redeemed Units (determined after making the allocations described in Sections 7(b)(2) and 7(b)(3), but prior to making the allocations described in this
         Section 7(b)(4)(D)) over the aggregate amount received in respect of such Units (before taking into account any early redemption charges) (a "Negative Excess"). In the event the series' share of Trading Capital Loss is less than the aggregate amount of Trading Capital Loss to be allocated pursuant to the first sentence of this Section 7(b)(4)(D), the series' share of Trading Capital Loss shall be allocated among all such redeeming Partners in the ratio that each such Partner's Negative Excess bears to the aggregate Negative Excess of all such Partners.

           (E) The series' share of Trading Capital Loss remaining after the allocation described in Section 7(b)(4)(D) shall be allocated among all Partners who hold Units in such series outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) equally among such Units.

           (F) For purposes of this Section 7(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Internal Revenue Code of 1986, as amended (the "Code"), including, but not limited to, gain or loss required to be taken into account pursuant to Sections 988 and 1256 thereof.

           (G) The foregoing allocations shall be made separately in respect of each series of Units as if each such series constituted a separate partnership, irrespective of whether the same Partner owns Units of more than one series. Without limiting the foregoing, Limited Partners who redeem their Unit(s) in one series and invest in another shall be treated no differently than Limited Partners making their initial investment in the latter series.

           (5) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Partners generally in the ratio and to the extent that profit and loss are allocated to such Partners

                                     LPA-5
   so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his or her tax account, consistent with principles set forth in Section 704 of the Code, including, without limitation, a "Qualified Income Offset."

           (6) The allocations of profit and loss to the Partners in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner, whose determination shall be binding. For purposes of this Section 7(b), unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

           (c) Adjustments.   The General Partner may adjust the allocations set
   forth in Section 7(b), in the General Partner's discretion, if the General Partner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

           (d) Expenses. The General Partner pays, without reimbursement, the selling commissions and ongoing compensation relating to the offering of the Units.

           The Fund shall not itself pay any advisory fees due to MLAM or any other manager providing cash management services to the Fund. All such fees shall be paid by Merrill Lynch Futures Inc., or, if Merrill Lynch Futures Inc. does not do so, by the General Partner.

           The Fund shall bear all of any taxes applicable to it.

           The Fund shall pay to the General Partner Administrative Fees of
   0.020833 of 1% of the Fund's month-end assets, not assets committed to trading (0.25% annually), as described in the Prospectus, and the General Partner shall pay all of the Fund's routine legal, accounting and administrative expenses. In the event that the aggregate payments made to the General Partner, as Administrative Fees, plus the payments made by the Fund to Merrill Lynch Futures as Brokerage Commissions exceeds for any calendar month the amount of the combined Administrative Fees and Brokerage Commissions that would have been payable under the method of calculation of these charges prior to October 1, 1998, the General Partner shall promptly reimburse the Fund, with interest, for the full amount of such difference, plus interest, at the 91-day Treasury bill rate as in effect as of the beginning of such sale month.

           None of the General Partner's "overhead" expenses incurred in connection with the administration of the Fund (including, but not limited to, salaries, rent and travel expenses) will be charged to the Fund. Any goods and services provided to the Fund by the General Partner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Fund's account shall be billed directly to the Fund. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce Net Asset Value for all purposes. Reserves may, in circumstances in which the General Partner believes it to be appropriate to do so, be established in respect of one or more but less than all series of Units.

           (e) Limited Liability of Limited Partners.   Each Unit, when
   purchased in accordance with this Limited Partnership Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Limited Partnership Agreement to the contrary notwithstanding, except as otherwise provided by law, no Limited Partner shall be liable for Fund obligations in excess of the capital contributed by such Limited Partner, plus his or her share of undistributed profits and assets.

           (f) Return of Capital Contributions.   No Partner or subsequent
   assignee shall have any right to demand the return of his or her capital contribution or any profits added thereto, except through redeeming Units as provided in Section 11 or upon dissolution of the Fund, in each case as provided herein. In no event shall a Partner or subsequent assignee be entitled to demand or receive any property from the Fund other than cash.

           8.   Management of the Fund.

           (a) General.   The General Partner, to the exclusion of all Limited
   Partners, shall control, conduct and manage the business of the Fund as well as of the Trading Partnership, and have full authority to retain brokers, dealers, advisors, cash management advisors and other service providers on their behalf. The General Partner shall execute various documents on behalf of the Fund and the Partners pursuant to powers of attorney and supervise the liquidation of the Fund if an event causing dissolution of the Fund occurs.

                                     LPA-6

           The General Partner may in furtherance of the business of the Fund cause the Fund to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements, debt securities, deposit accounts and similar instruments and other assets, as well as cause the Fund's trading to be limited to only certain of the foregoing instruments. The General Partner is specifically authorized to enter into, on behalf of the Fund and the Trading Partnership, (A) the Investment Advisory Contract with MLAM, pursuant to which MLAM manages the available assets of the Fund and the Trading Partnership pursuant to the investment parameters established by the General Partner (in its capacity as respective general partner of each of the Fund and Trading Partnership), and the Customer Agreement with Merrill Lynch Futures Inc., which receives futures Brokerage Commissions from the Trading Partnership, and pays MLAM's cash management fees for services rendered to the Fund and the Trading Partnership as described in the Prospectus, and (B) the cash management arrangements as described under "Use of Proceeds and Cash Management Income" in the Prospectus.

           The General Partner may engage, and compensate on behalf of the Fund from funds of the Fund, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Limited Partnership Agreement) the General Partner and any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Fund; provided, that no such arrangement shall allow Brokerage Commissions paid by the Fund in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (the "NASAA Guidelines") in effect as of the date of the Prospectus (i.e., 80% of the published retail rate plus pit brokerage fees, or 14% annually -- including pit brokerage and F/X Desk service fees -- of average Fund Net Assets, excluding Fund Net Assets not directly related to trading activity), whichever is higher. The General Partner is hereby specifically authorized to enter into, on behalf of the Fund and/or the Trading Partnership, the Advisory Agreements, the Investment Advisory Contract, the Guarantee Agreement and the Selling Agreement as referred to in the Prospectus. The Fund's Brokerage Commissions will not be increased during the period in which redemption charges are in effect with respect to any series of Units, unless such charges are waived or the series to which redemption charges are still applicable are not subject to such increase. The sum of the Fund's Brokerage Commissions and Administrative Fee may not be increased without prior written notice to Limited Partners within sufficient time for the exercise of their redemption rights. Such notification shall contain a description of Limited Partners' voting and redemption rights and a description of any material effect of such increases. The sum of the Fund's Brokerage Commissions and Administrative Fees, taken together, may not be increased above an annual level of 9.0% of the average month-end assets committed to trading without the unanimous consent of all Limited Partners.

           The General Partner may at any time and without the consent of any Partners of the Fund admit persons acquiring any series of Units as Limited Partners of the Fund.

           The General Partner may take such other actions on behalf of the Fund as it deems necessary or desirable to manage the business of the Fund, including without limitation all actions in connection with the future issuance of Units of different series.

           In addition to any specific contract or agreement described herein, the Fund, either directly through the Trading Partnership or together with the Trading Partnership, may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Limited Partners, notwithstanding any other provisions of this Limited Partnership Agreement, the Act or any applicable law, rule or regulations.

           (b) Fiduciary Duties.   The General Partner shall be under a
   fiduciary duty to conduct the affairs of the Fund in the best interests of the Fund. The Limited Partners will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the General Partner under the common law. The General Partner's fiduciary duty includes, among other things, the safekeeping of all Fund funds and assets and the use thereof for the benefit of the Fund, all as described under "Use of Proceeds and Cash Management Income" in the Prospectus. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Fund and in resolving conflicts of interest. The Fund's brokerage arrangements shall be non-exclusive, and the Brokerage Commissions paid by the Fund shall be competitive. The Fund shall seek the best price and services available for its commodity transactions.

           (c) Loans; Investments.   The Fund shall make no loans to any party,
   and the funds of the Fund will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, securities dealer, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). The General Partner shall make no loans to the Fund unless approved by the Limited Partners in accordance with Section 17(a) of this Limited Partnership Agreement. If the General Partner (or an affiliate, as in the case of the interim loans made to the Fund by Merrill Lynch Futures Inc. to cover the Fund's losses on foreign transactions, as described under "Use of

                                     LPA-7

   Proceeds and Cash Management Income" in the Prospectus) makes a loan to the Fund, the General Partner shall not receive interest in excess of its interest costs, nor may the General Partner receive interest in excess of the amounts which would be charged the Fund (without reference to the General Partner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The General Partner shall not receive "points" or other financing charges or fees regardless of the amount. The Fund shall not invest in any debt instruments other than Treasury securities, securities issued by U.S. government agencies or instrumentalities, other CFTC-authorized investments and foreign sovereign debt instruments acquired in connection with the Trading Partnership's trading of foreign futures and options, and shall not invest in any equity security (other than as a limited partner in the Trading Partnership) without prior notice to all Limited Partners.

           (d) Certain Conflicts of Interest Prohibited.   No person or entity
   may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Fund participates, for investment advice or management, who shares or participates in any commodity Brokerage Commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the General Partner or any of their respective affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements. No trading advisor for the Fund shall be affiliated with Merrill Lynch Futures Inc., the General Partner or any of their respective affiliates (this prohibition shall not preclude (i) the General Partner from retaining a trading advisor for which the General Partner provides administrative services or (ii) MLAM from providing cash management services to the Fund, provided that MLAM's fees are paid either by Merrill Lynch Futures Inc. or by the General Partner, and that MLAM does not execute principal transactions for the account of either the Fund or the Trading Partnership through any Merrill Lynch affiliate).

           (e) Certain Contracts.   The maximum period covered by any contract
   entered into by the Fund, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year. Any agreements between the Fund and the General Partner or any affiliate of the General Partner shall be terminable by the Fund upon no more than 60 days' written notice. All sales of Units in the United States will be conducted by registered brokers.

           (f) Trading Advisors.   All trading advisors for the Fund must meet
   the NASAA Guidelines' minimum experience requirement.

           The General Partner shall reimburse the Fund for any advisory or other fees (including Profit Shares) paid by the Fund to any trading advisor over the course of any fiscal year, to the extent that such fees exceed the 6% annual management fees and the 15% quarterly incentive fees (calculating New Trading Profit, as defined in the Prospectus, after all expenses and without including interest income or any yield enhancement return) contemplated by the NASAA Guidelines during such year. Any such reimbursement shall be made on a present value basis, fully compensating the Fund for having made payments at any time during the year which would not otherwise have been due from it. The General Partner shall disclose any such reimbursement in the next Annual Report delivered to Limited Partners.

           (g) Other Activities.   The General Partner is engaged, and may in
   the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Fund. Limited Partners may similarly engage in any such other business activities. The General Partner shall devote to the Fund such time as the General Partner may deem advisable to conduct the Fund's business and affairs.

           (h) Tax Matters Partner.   The General Partner is hereby authorized
   to perform all other duties imposed by Sections 6221 through 6232 of the Code on the General Partner as the "tax matters partner" of the Fund.

           The General Partner may, in its discretion, make a mixed straddle account election on behalf of the Trading Partnership.

           (i) The Trading Partnership.   The General Partner shall not permit
   the Fund to undertake any debts or obligations other than as set forth herein, including without limitation pursuant to Section 16(e). The General Partner further covenants and agrees that as general partner of the Trading Partnership, the General Partner will not permit the Trading Partnership (A) to engage in any activities or incur any obligations except in respect of the Trading Partnership's speculative futures and forward trading on behalf of the Fund or (B) to enter into any brokerage, F/X or other agreement or undertaking, unless all other parties to such agreement explicitly acknowledge and agree that (i) they will in no event seek to assert, other than pursuant to and to the extent of the Fund's undertaking set forth in
   Section 16(e), that the Fund or any of its assets is in any respects subject to any debts of or claims against the Trading Partnership, either through "piercing the corporate veil," "substantive consolidation" or any other theory, and (ii) they will take no action and institute no action or proceeding seeking to adjudicate the Trading Partnership a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment,

                                     LPA-8
   protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Trading Partnership or for any substantial part of its property.

           The General Partner shall ensure that (i) the Fund is at all times the sole limited partner of the Trading Partnership and (ii) the General Partner is at all times the sole general partner of the Trading Partnership and at all times controls the Trading Partnership, by virtue of the Fund's equity ownership of the Trading Partnership and the General Partner's serving as sole general partner of both the Fund and the Trading Partnership -- the intent of the parties being that the Trading Partnership should function solely as a conduit for the Fund's own trading activities and not as any form of investment by the Fund.

           The General Partner, as general partner of the Trading Partnership, will cause the Trading Partnership to comply with all provisions of the NASAA Guidelines.

           The General Partner is, by way of greater certainty and not by way of limitation, specifically authorized as general partner of the Fund and the Trading Partnership to retain the General Partner's affiliate, MLAM, to provide cash management services to the Fund and the Trading Partnership and to instruct and authorize Merrill Lynch Futures Inc. to pay the cash management fees due to MLAM from the futures Brokerage Commissions received by Merrill Lynch Futures Inc. from the Trading Partnership. In the event that Merrill Lynch Futures Inc. does not pay MLAM's fees, the General Partner will do so without reimbursement from either the Fund or the Trading Partnership.

           (j) "Pyramiding" Prohibited.   The Fund is prohibited from employing
   the trading technique commonly known as "pyramiding," and will not permit the Trading Partnership to employ any such technique. A trading manager or advisor of the Fund taking into account the Fund's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Fund will not be considered to constitute "pyramiding."

           9.   Audits and Reports to Limited Partners.

           The Fund books shall be audited annually by an independent certified public accountant. The Fund will use its best efforts to cause each Limited Partner to receive (i) within ninety (90), but in no event later than one hundred twenty (120), days after the close of each fiscal year certified financial statements of the Fund for the fiscal year then ended, (ii) within ninety (90) days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Fund as is necessary for a Limited Partner to complete his or her federal income tax return and (iii) such other annual and monthly information as the Commodity Futures Trading Commission may by regulation require. The General Partner shall include in the annual reports sent to Limited Partners an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent Brokerage Commission rate paid by the Trading Partnership during the preceding year. Limited Partners or their duly authorized representatives may inspect the Fund books and records, for any purpose reasonably related to such Limited Partners' interest as limited partners in the Fund during normal business hours upon reasonable written notice to the General Partner. Copies of such records may be made upon payment of reasonable reproduction costs for any purpose reasonably related to such Limited Partner's interest as a limited partner in the Fund and, upon request, shall be sent to any Limited Partner upon payment of reasonable reproduction and mailing costs.

           The General Partner shall calculate the approximate Net Asset Value per Unit of each series on a daily basis and furnish such information upon request to any Limited Partner.

           The General Partner will send written notice to each Limited Partner within seven (7) days of any decline in the aggregate Net Asset Value attributable to any series of Units held by such Limited Partner or in the Net Asset Value per Unit of any such series to 50% or less of such Net Asset Value as of the previous month-end. Any such notice shall contain a description of Limited Partners' voting rights.

           The General Partner shall maintain and preserve all Fund records for a period of not less than six (6) years after such records are created or after the event to which such records relate (whichever is later).

           Not by way of qualifying the General Partner's obligations to ensure that the Fund's Brokerage Commissions are competitive, but rather as a means of providing additional information to the Limited Partners, the General Partner will, with the assistance of the Fund's commodity broker, make an annual review of the commodity brokerage arrangements applicable to the Fund (including the commodity brokerage arrangements applicable to any subsidiary entity, such as the Trading Partnership, through which the Fund trades). In connection with such review, the General Partner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the

                                     LPA-9

   General Partner, comparable to those of the Fund in order to assess whether the rates charged the Fund are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not competitive in light of the services provided to the Fund, the General Partner will notify the Limited Partners, setting forth the rates charged to the Fund and several funds which are, in the General Partner's opinion, comparable to the Fund. The General Partner shall also conduct a similar review of the Fund's forward trading arrangements.

           In addition to the undertakings in the preceding paragraph, the Fund will seek the best price and services available in its commodity brokerage transactions. All brokerage transactions will be effected at competitive rates. Brokerage fees may not exceed the cap set forth in Section 8(a). The General Partner will annually review rates to guarantee that the criteria of this paragraph is followed. The General Partner may not rely solely on the rates charged by other major commodity pools to make its determinations.

           10.  Assignability of Units.

           Each Limited Partner expressly agrees that he or she will not assign, transfer or dispose of, by gift or otherwise, any of his or her Units or all or any part of his or her right, title and interest in the capital or profits of the Fund in violation of any applicable federal or state securities laws or without giving written notice to the General Partner. No assignment, transfer or disposition by an assignee of Units or of all or any part of his or her right, title and interest in the capital or profits of the Fund shall be effective against the Fund or the General Partner until the General Partner receives written notice of the assignment; and the General Partner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The General Partner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the General Partner, which consent may be withheld in its sole and absolute discretion, may become a substituted Limited Partner, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to withdraw or receive assets from the Fund except by redemption as provided in
   Section 11 or upon dissolution of the Fund. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without need of any further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits (including the right to receive any payments due under the ML&Co. Guarantee Agreement in respect of his or her Units) and shall have that right of redemption and those rights upon dissolution to which his or her assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Fund or the General Partner until the first day of the month succeeding the month in which the General Partner receives notice of such assignment, transfer or disposition.

           11.  Redemptions; Distributions.

           A Limited Partner, the General Partner to the extent that it owns Units or any assignee of Units of whom the General Partner has received written notice as described above, may redeem all or any of his or her Units (a "redemption"), effective as of the close of business (as determined by the General Partner) on the last business day of any month, provided, that (i) all liabilities, contingent or otherwise, of the Fund (including the Fund's allocable share of the liabilities, contingent or otherwise, of any entities, such as the Trading Partnership, in which the Fund invests), except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Fund sufficient to pay them and (ii) the General Partner shall have timely received a request for redemption.

           Units redeemed on or before the end of the twelfth full month after trading begins with respect to such Units are subject to redemption charges of 3% of the Net Asset Value at which they are redeemed. Units redeemed after the end of the twelfth full month but on or before the end of the eighteenth full month after trading begins with respect to such Units are subject to redemption charges of 1.5% of the Net Asset Value at which they are redeemed. Units redeemed after the end of the eighteenth full month but on or before the end of the twenty-fourth full month after trading begins with respect to such Units are subject to redemption charges of 1.0% of the Net Asset Value at which they are redeemed. Units redeemed after he twenty-fourth month after trading begins with respect to such Units are not subject to any redemption charge. Redemption charges shall be paid to the General Partner.

           If a Limited Partner redeems Units during or as of the end of a calendar quarter, and subscribes as of the date of redemption to the new series of Units to be issued immediately following such quarter, any otherwise applicable 3% charge is waived to the extent that the redemption proceeds are so reinvested. The Units acquired upon reinvestment are, however, subject to redemption charges as set forth in the preceding paragraph.

                                     LPA-10

           Financial Consultants receive no initial production credits on new Units purchased with the proceeds of Units redeemed during or as of the end of the preceding quarter (whether or not the 3% redemption charge was waived with respect to the Units redeemed as described us the preceding paragraphs). However, the 2% ongoing production credits, described above, will begin, to the extent that the redemption proceeds are reinvested, in the thirteenth month after the sale of the Units redeemed, not in the thirteenth month after reinvestment.

           Redemption charges shall not apply to distributions.

           Requests for redemption must be received by the General Partner at least ten (10) calendar days, or such lesser period as shall be acceptable to the General Partner, in advance of the requested effective date of redemption. Such requests need not be in writing so long as the Limited Partner has a Merrill Lynch customer securities account. If a redeeming Limited Partner no longer has a Merrill Lynch customer securities account, requests for redemption must be submitted in writing and with the signature guaranteed (not notarized; guaranteed) by a member firm of the National Association of Securities Dealers, Inc.

           The General Partner may waive any of the foregoing charges or restrictions on redemptions in the General Partner's discretion, and may declare additional redemption dates upon notice to the Limited Partners as well as to those assignees of whom the General Partner has received notice as described above.

           Payment will be made within ten (10) business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trading Partnership or the Fund from commodity brokers, banks or other persons or entities, the Fund may in turn delay payment to Partners or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to the proportionate part of the Fund's aggregate Net Asset Value allocable to all series of Units being redeemed, and represented by the sums which are the subject of such default or delay.

           The General Partner may require a Limited Partner to redeem all or a portion of such Partner's Units if the General Partner considers doing so to be desirable for the protection of the Fund, and will do so to the extent the General Partner deems appropriate or necessary to prevent the Fund or any series of Units considered individually from being deemed to hold "plan assets" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, with respect to any "employee benefit plan" as defined in and subject to ERISA or with respect to any "plan" as defined in Section 4975 of the Code.

           The General Partner may, in its discretion, establish "Special Redemption Dates" in respect of one or more series of Units as a means of implementing "stop loss" or similar policies. "Special Redemption Dates" may require the suspension of all trading and the liquidation of all open positions held with respect to such series.

           The General Partner may -- but shall be under no obligation whatsoever (and does not presently intend) to -- make any distributions in respect of the Units. Any such distributions would be made pro rata to all outstanding series of Units and would not reduce the $100 minimum Net Asset Value per Unit guaranteed to investors as of the Principal Assurance Date for their series of Units, as described in the Prospectus.

           12.  Offering of Units.

           The General Partner on behalf of the Fund shall (i) cause to be filed such Prospectus Supplements and amended Registration Statements and Prospectuses as the General Partner may deem advisable, with the Securities and Exchange Commission for the ongoing registration of the continuous public offering of Units, (ii) use its best efforts to maintain the qualification of the Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partner shall deem advisable and
   (iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem advisable or necessary.

           The General Partner shall not accept any subscriptions for Units if doing so would cause the Fund, or any series of Units considered individually, to have "plan assets" status under ERISA. If an ERISA subscriber has its subscription reduced in order to avoid "plan assets" status, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

                                     LPA-11

           13.  Continuous Offering; Additional Offerings.

           The General Partner may, in its discretion, continue the ongoing offering of Units contemplated by the Prospectus as well as make additional public or private offerings of Units, provided that doing so does not dilute existing Limited Partners' economic interest in the Fund or cause the ongoing offering of the Units (unless otherwise discontinued) not to constitute a "continuous offering" within the meaning of applicable Securities and Exchange Commission rules. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

           The General Partner intends to continue to offer the series of Units on continuous basis throughout each calendar quarter, the sales of each series to take place as of the beginning of the immediately following calendar quarter; provided that, unless otherwise expressly required by law, the assets attributable to each such series shall under no circumstances be subject to being used in any respect to satisfy or discharge any debt or obligation of any other such series.

           The General Partner may terminate (subject to the General Partner's discretion to reopen) but not suspend the offering of Units.

           Each additional series of Units issued hereunder must comply with the NASAA Guidelines in the same manner and to the same extent as the initial series of Units issued hereunder.

           14.  Special Power of Attorney.

           Each Limited Partner by his or her execution of this Limited Partnership Agreement does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his or her behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law): (i) this Limited Partnership Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates of limited partnership in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Fund; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue the Fund in the State of Delaware and the jurisdictions in which the Fund may conduct business, or which may be required to be filed by the Fund or the Partners under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Fund or the Fund being governed by any amendments or successor statutes to the Act or to reorganize or refile the Fund in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund. The Power of Attorney granted herein shall be irrevocable, deemed to be a power coupled with an interest (including, without limitation, the interest of the other Partners in the General Partner being able to rely on the General Partner's authority to act as contemplated by this Section 14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

           15.  Withdrawal of a Partner.

           The Fund shall be dissolved upon the withdrawal, dissolution, admitted or court-decreed insolvency or removal of the General Partner, or any other event that causes the General Partner to cease to be a general partner under the Act, unless the Fund is continued pursuant to the terms of
   Section 4. In addition, the General Partner may withdraw from the Fund, without any breach of this Limited Partnership Agreement, at any time upon one hundred and twenty (120) days' written notice by first class mail, postage prepaid, to each Limited Partner and assignee of whom the General Partner has notice. If the General Partner withdraws as general partner and the Fund's business is continued, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal.

           The General Partner may not assign its general partner interest or its obligation to direct the management or trading of the Fund's or the Trading Partnership's assets without the consent of each Limited Partner. The General Partner will notify all Limited Partners of any change in the principals of the General Partner.

           The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a limited partner of the Fund shall not terminate or dissolve the Fund, and a Limited Partner, his or her estate, custodian or personal representative shall have no right to redeem, receive proceeds from or value such Limited Partner's interest in the Fund except as provided in Section 11 hereof and upon dissolution of the Fund. Each Limited Partner

                                     LPA-12
   expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Fund and any right to an audit or examination of the books of the Fund. Nothing in this Section 15 shall, however, waive any right given elsewhere in this Limited Partnership Agreement for a Limited Partner to be informed of the Net Asset Value of his or her Units, to receive periodic reports, audited financial statements and other information from the General Partner or the Fund or to redeem or transfer Units.

           16.  Standard of Liability; Indemnification.

           (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to the Fund or to any Partner for any loss suffered by the Fund which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner or such Affiliates, in good faith, determined that such course of conduct was in the best interests of the Fund, and such course of conduct did not constitute negligence or misconduct by the General Partner or its Affiliates.

           (b) Indemnification of the General Partner by the Fund. To the fullest extent permitted by law, subject to this Section 16, the General Partner and its Affiliates, shall be indemnified by the Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Fund; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner or such Affiliates, in good faith, determined that such conduct was in the best interests of the Fund; and provided further that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

           Notwithstanding anything to the contrary contained in the preceding two paragraphs, the General Partner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

           In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board, and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

           The Fund shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

           For the purposes of this Section 16, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Fund who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity.

           Advances from Fund funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited.

           Advances from Fund funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Fund; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Fund in cases in which they would not be entitled to indemnification under this Section 16.

                                     LPA-13

           In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Limited Partnership Agreement.

           In no event shall any indemnification permitted by this Section 16(b) be made by the Fund unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Fund receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Fund hereunder shall be made only as provided in the specific case.

           In no event shall any indemnification obligations of the Fund under this Section 16(b) subject a Limited Partner to any liability in excess of that contemplated by Section 7(e).

           (c) Indemnification of the Fund by the Partners. In the event that the Fund is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's activities, obligations or liabilities unrelated to the Fund's business, such Partner shall indemnify and reimburse the Fund for all loss or expense incurred, including reasonable attorneys' fees.

           The General Partner shall indemnify and hold the Fund harmless from all loss or expense which the Fund may incur (including, without limitation, any indemnity payments) as a result of (i) the differences between MLAM's standard of liability under the Investment Advisory Contract and MLIP's standard of liability as set forth herein or (ii) the differences between Merrill Lynch, Pierce, Fenner & Smith Incorporated's standard of liability under the Custody Agreement and MLIP's standard of liability as set forth herein.

           (d) Series Default Indemnification of the Partners by the General Partner. In addition, and not by way of limitation of the provisions of the second paragraph Section 13, the General Partner shall indemnify and hold harmless each Limited Partner against all loss or expense incurred by the Units of any series held by such Limited Partner, which loss or expense is properly attributable to trading losses or expenses allocable to any other series of Units.

           (e) Undertaking to Make Additional Payments to the Trading Partnership. The Fund hereby agrees and undertakes that it will pay to the Trading Partnership or the Trading Partnership's estate, or to the Trading Partnership's brokers and dealers, an amount equal to the excess, if any, between the amount which the Trading Partnership commits, at the direction of the General Partner and on behalf of the Fund, to the Trading Advisors for trading and the amount of assets invested in the Trading Partnership by the Fund. In the event that the Fund is obligated to make any payments pursuant to this undertaking, it shall allocate such payments among the different series of Units pro rata based on the respective excesses between the respective amounts committed to trading in respect of each such series by the Trading Partnership and the amount of assets invested in the Trading Partnership and attributable to such series. The General Partner is authorized and directed to provide in the Trading Partnership's brokerage and dealer agreements that the amounts agreed to be paid to the Fund hereunder may be debited directly from the Fund's account without need of giving any advance notice of any such debit to the Fund, in the same manner as a "safekeeping account."

           17.  Amendments; Meetings.

           (a) Amendments with Consent of the General Partner. If at any time during the term of the Fund the General Partner shall deem it necessary or desirable to amend this Limited Partnership Agreement, the General Partner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the General Partner and, subject to the immediately following sentence, by the holders of Units representing more than fifty percent (50%) of the aggregate number of Units then owned by the Limited Partners. In any such vote, Units of different series shall vote separately, and the approving majority vote of each such series must be obtained for approval unless a series is not adversely affected by such amendment, in which case such series shall not have the right to vote with respect to such amendment. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Limited Partnership Agreement and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Fund is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Fund as a limited partnership in

                                     LPA-14
   any jurisdiction, (v) to delete or add any provision of or to this Limited Partnership Agreement required to be deleted or added by the Staff of the Commodity Futures Trading Commission, the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to better insulate the different series of Units from the risk of paying the debts of any other such series, (vii) to make any amendment to this Limited Partnership Agreement which the General Partner deems advisable provided that such amendment is not adverse to the Limited Partners, or that is required by law, (viii) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Fund or the General Partner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, and (ix) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to avoid causing the assets of the Fund, or of any series of Units considered individually, from constituting assets of any "employee benefit plan" as defined in and subject to ERISA, or a "plan" as defined in and subject to
   Section 4975 of the Code.

           (b) Amendments and Actions without Consent of the General Partner.
   In any vote called by the General Partner or by a Limited Partner pursuant to
   Section 17(c), upon the affirmative vote (which may be in person or by proxy) of the holders of Units representing more than fifty percent (50%) of the aggregate number of Units of each series then owned by Limited Partners, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Limited Partnership Agreement may be amended, provided, however, that approval of all Limited Partners holding Units of any series shall be required in the case of amendments changing or altering this Section 17, extending the term of the Fund, or materially changing the Fund's basic investment policies or structure; in addition, reduction of the capital account of any Limited Partner or assignee or modification of the percentage of profits, losses or distributions to which a Limited Partner or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Limited Partnership Agreement without such Limited Partner's or assignee's written consent; (ii) the Fund may be dissolved; (iii) the General Partner may be removed and, as of the time of such removal, the General Partner may be replaced; (iv) a new general partner or general partners may be elected if the General Partner withdraws from the Fund, provided that such election takes place prior to or as of the time the General Partner withdraws; (v) the sale of all or substantially all of the assets of the Fund may be approved; and (vi) any contract with the General Partner or any affiliate thereof may be disapproved of and, as a result, terminated upon sixty (60) days' notice. In any such vote, Units of different series shall vote separately, and the approving majority vote of each such series must be obtained for approval, except that in the case of clause (i) above, the approval of a series of Units need not be obtained if such series is not adversely affected by the proposed amendment to this Limited Partnership Agreement.

           (c) Meetings; Other Voting Matters. Any Limited Partner, upon written request addressed to the General Partner, shall be entitled to obtain from the General Partner, upon payment, in advance, of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners and the number of Units of each series held by each (which shall be mailed by the General Partner to the Limited Partner within ten (10) days of the receipt of the request). Upon receipt of a written proposal, signed by Limited Partners owning Units representing at least ten percent (10%) of the aggregate number of Units then owned by Limited Partners of any series, that a meeting of the Fund (or of any or all series of Units) be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Limited Partnership Agreement, the General Partner shall, by written notice to each Limited Partner of record mailed within fifteen (15) days after such receipt, call a meeting of the Fund (or of such series of Units). Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

           The General Partner may not restrict the voting rights of Limited Partners except as set forth herein.

           In the event that the General Partner or the Limited Partners vote to amend this Limited Partnership Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

           18.  GOVERNING LAW.

           THE VALIDITY AND CONSTRUCTION OF THIS LIMITED PARTNERSHIP AGREEMENT SHALL BE DETERMINED AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, INCLUDING SPECIFICALLY THE ACT (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
   LAW); PROVIDED, HOWEVER, CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAW SHALL NOT BE GOVERNED BY THIS SECTION 18.

                                     LPA-15

           19.  Miscellaneous.

           (a) Compliance with the Investment Advisers Act of 1940. No provision of this Limited Partnership Agreement shall be deemed, nor does any such provision purport, to waive compliance with the Investment Advisers Act of 1940, as amended.

           (b) Notices. All notices under this Limited Partnership Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

           (c) Binding Effect. This Limited Partnership Agreement shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Fund and the General Partner may rely upon the Fund records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

           (d) Captions. Captions in no way define, limit, extend or describe the scope of this Limited Partnership Agreement nor the effect of any of its provisions. Any reference to "persons" in this Limited Partnership Agreement shall also be deemed to include entities, unless the context otherwise requires.

           IN WITNESS WHEREOF, the parties hereto have executed this Limited Partnership Agreement as of the day and year first above written.


   GENERAL PARTNER:                           LIMITED PARTNERS:

   MERRILL LYNCH INVESTMENT PARTNERS INC.     All Limited Partners now and
                                          hereafter admitted as limited partners
                                          of the Fund pursuant to Powers of
                                          Attorney now or hereafter executed in
                                          favor of, and delivered
   By /s/ JOHN R. FRAWLEY, JR.                to, the General Partner.
     -----------------------------------
          John R. Frawley, Jr.
          President and Chief
          Executive Officer
                                          MERRILL LYNCH INVESTMENT PARTNERS INC.



                                           By /s/ JOHN R. FRAWLEY, JR.
                                             -----------------------------------
                                                  John R. Frawley, Jr.
                                                  President and Chief
                                                  Executive Officer

                                     LPA-16

                                                                       EXHIBIT B

                          ML PRINCIPAL PROTECTION L.P.

                                    AMENDED
                                    FORM OF
                              GUARANTEE AGREEMENT


           GUARANTEE AGREEMENT made as of the 1st day of January, 1997 between Merrill Lynch & Co., Inc., a Delaware corporation ("ML&Co."), and ML Principal Protection L.P., a Delaware limited partnership (the "Fund").

           1. ML&Co. shall make, on April 30, 2002 and as of each calendar quarter-end thereafter (the "Principal Assurance Dates") (subject to adjustment by up to one month in the discretion of Merrill Lynch Investment Partners Inc. ("MLIP")), sufficient payments to the Fund so that the Net Asset Value per Unit of each series of Units, as of the Principal Assurance Date for such series, which is available for distribution to Limited Partners (after adjustment for all liabilities of the Fund to third parties) will be at least $100, as of such date. Such $100 minimum Net Asset Value per Unit shall not be reduced by the distributions, if any, made by the Fund in respect of the series of Units in question, which distributions are entirely in the discretion of the General Partner.

           2. This Guarantee Agreement -- which supports a corresponding obligation of MLIP, an indirect wholly-owned subsidiary of ML&Co. -- will remain in effect unless the Fund is dissolved or MLIP is removed as the general partner of the Fund, in each case with the approving vote of the Limited Partners -- upon either of which events this Guarantee Agreement will terminate without any payment obligation on behalf of ML&Co.

           3. ML&Co. acknowledges and agrees that its risk under this Guarantee Agreement is in no respect mitigated by the fact that the Fund will not trade directly, but rather through a wholly-owned subsidiary limited partnership, ML Principal Protection Trading L.P. (the "Trading Partnership"), because the Fund will commit to pay losses and expenses incurred by the Trading Partnership in amounts in excess of the capital invested in the Trading Partnership by the Fund.

           4. ML&Co. agrees that in the event it is required to make one or more payments under this Guarantee Agreement, any such payment will be made without recourse to the Fund, the Trading Partnership, MLIP, Merrill Lynch Futures Inc. or any Limited Partner.

           5. ML&Co. shall be obligated to make payments under this Guarantee Agreement only on the Principal Assurance Date for each series and only in respect of Units of such series outstanding on such date (including Units then being redeemed).

           6. This Guarantee Agreement is an agreement between ML&Co. and the Fund; investors in the Fund are in no respects parties hereto.

           7. This Guarantee Agreement will terminate as to each series of Units on the Principal Assurance Date for such series, upon payment by ML&Co. of any amounts due hereunder at such time. No series, except as of the Principal Assurance Date for such series, shall have any rights hereunder.

           8. This Guarantee Agreement shall inure to the benefit of the Fund only in respect of each series of Units as of its Principal Assurance Date, not in respect of Units of other series.

           9. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

           IN WITNESS WHEREOF, this Guarantee Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.


                                MERRILL LYNCH & CO., INC.


                                By:_____________________________
                                Title:__________________________



                                ML PRINCIPAL PROTECTION L.P.

                                By: Merrill Lynch Investment Partners Inc.
                                             (General Partner)


                                By:_____________________________
                                Title:__________________________

                                                                       EXHIBIT C

                          ML PRINCIPAL PROTECTION L.P.

                              ____________________


                           SUBSCRIPTION REQUIREMENTS


           By executing a Subscription Agreement and Power of Attorney Signature Page for Limited Partnership Units ("Units") of ML Principal Protection L.P. (the "Fund"), each purchaser ("Purchaser") of Units irrevocably subscribes for Units at the price of $100 per Unit ($97 per Unit in the case of officers and employees of Merrill Lynch & Co., Inc. and its affiliates) as described in the Fund's Prospectus dated August__, 1998, as the same may from time to time be supplemented and amended (the "Prospectus"). Except as set forth below in the case of Maine and Michigan residents, investors who are currently Limited Partners in the Fund need not execute an additional Subscription Agreement and Power of Attorney Signature Page in order to purchase additional Units. However, such persons must receive a current Prospectus for the Fund and carefully review this Exhibit C -- Subscription Requirements as well as the Subscription Agreement and Power of Attorney. Such persons' Merrill Lynch Financial Consultants will be required to reconfirm that such persons continue to meet the suitability requirements set forth both herein and therein in order for such persons to be able to purchase additional Units.

           By executing a Subscription Agreement and Power of Attorney Signature Page, Purchaser has thereby authorized Merrill Lynch, Pierce, Fenner & Smith Incorporated or one of its affiliates (the "Selling Agent") to debit Purchaser's customer securities account in the full amount of Purchaser's subscription. If Purchaser's Subscription Agreement and Power of Attorney Signature Page is accepted, Purchaser agrees to contribute Purchaser's subscription to the Fund and to be bound by the terms of the Fund's Third Amended and Restated Limited Partnership Agreement, included in the Prospectus as Exhibit A. Purchaser agrees to reimburse the Fund and Merrill Lynch Investment Partners Inc. ("MLIP"), the general partner of the Fund, for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the full amount of the subscription price of the Units subscribed for by Purchaser.

   Representations and Warranties

           As an inducement to MLIP to accept this subscription, Purchaser, by executing and delivering Purchaser's Subscription Agreement and Power of Attorney Signature Page, represents and warrants to the Fund, ML Principal Protection Trading L.P., MLIP, Merrill Lynch Futures Inc. and the Selling Agent as follows:

           (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney Signature Page and is legally competent to do so. Purchaser acknowledges that Purchaser has received (prior to any direct or indirect solicitation of Purchaser's investment) a copy of the Prospectus -- together with the applicable Prospectus Supplement, and summary financial information relating to the Fund current within 60 calendar days -- dated within nine months of the date as of which Purchaser subscribed to purchase Units.

           (b) All information that Purchaser has heretofore furnished to MLIP or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to MLIP.

           (c) Unless (d) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

           (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

           (e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which

     Purchaser is acquiring the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and to become a Limited Partner pursuant to the Limited Partnership Agreement.

           (f) Purchaser (or the entity on behalf of which Purchaser is subscribing) either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or, if required to be so, is duly registered with the CFTC and is a member in good standing of the NFA. It is an NFA requirement that MLIP attempt to verify that any entity which seeks to purchase Units be duly registered with the CFTC and a member of the NFA, if required. Purchaser agrees to supply MLIP with such information as MLIP may reasonably request in order to attempt such verification. Most entities which acquire Units will, as a result, themselves become commodity pools within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as commodity pool operators.

           (g) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the Purchaser, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing the Units (the "Plan Fiduciary"), that: (i) the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating to the Fund; (ii) the Plan Fiduciary has determined that an investment in the Fund by such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (iii) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (iv) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (v) none of any Advisor to the Fund, the Selling Agent, Merrill Lynch Futures Inc. ("MLF"), Merrill Lynch International Bank ("MLIB"), Merrill Lynch Asset Management, L.P. ("MLAM"), any of their respective affiliates or any of their respective agents or employees (A) has investment discretion with respect to the investment of assets of the Plan used to purchase Units, (B) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan, or (C) is an employer maintaining or contributing to the Plan; and (vi) the Plan Fiduciary (A) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (B) is independent of MLIP, any Advisor to the Fund, the Selling Agent, MLF, MLIB, MLAM and any of their respective affiliates, and (C) is qualified to make such investment decision. The undersigned will, at the request of MLIP, furnish MLIP with such information as MLIP may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons," as defined therein.

           The representations and statements set forth herein may be asserted in the defense of the Fund, ML Principal Protection Trading L.P., MLIP, the Advisors to the Fund, the Selling Agent, MLF, MLIB, MLAM or others in any litigation or other proceeding.

   Investor Suitability

           Purchaser understands that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth of at least $45,000 (exclusive of home, furnishings and automobiles). Residents of the following states must meet the requirements set forth below (net worth for such purposes is in all cases exclusive of home, furnishings and automobiles). In addition, Purchaser should not invest more than 10% of Purchaser's readily marketable assets in the Fund.

           1. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

           2. California -- Net worth of at least $100,000 and an annual income of at least $50,000.

           3. Indiana -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $100,000.

           4. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

           5. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. All Maine residents, including existing Limited Partners in the Fund subscribing for additional Units, must execute a Subscription Agreement and Power of Attorney Signature Page. Maine residents must sign a Subscription Agreement and Power of Attorney Signature Page specifically prepared for Maine residents, a copy of which shall accompany this Prospectus as delivered to all Maine residents.

           6. Massachusetts -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $100,000.

           7. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income in the immediately preceding year of at least $60,000. All Michigan residents, including existing Limited Partners in the Fund subscribing for additional Units, must execute a Subscription Agreement and Power of Attorney Signature Page.

           8. Minnesota -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $100,000.

           9. Mississippi -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

           10. Missouri -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $100,000.

           11. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

           12. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

           13. Oklahoma -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

           14. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

           15. Pennsylvania -- Net worth of at least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000 in the immediately preceding year and an expectation of the same in the current year.

           16. South Carolina -- Net worth of at least $100,000 or a net income in the immediately preceding year some portion of which was subject to maximum federal and state income tax.

           17. South Dakota -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $100,000.

           18. Tennessee -- Net worth of at least $250,000 and gross income during the immediately preceding year and an expectation of gross income during the current year of at least $65,000 or a net worth of at least $500,000.

           19. Texas -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual taxable income of at least $100,000.

                                                                       EXHIBIT D


                          ML PRINCIPAL PROTECTION L.P.

                              ------------------

                           SUBSCRIPTION INSTRUCTIONS

      Any person considering purchasing Units should carefully read and review the Prospectus of the Fund dated August __, 1998, together with the current Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days which accompany the Prospectus.


           The Units are speculative and involve a high degree of risk. No person should invest more than 10% of his or her readily marketable assets in the Fund.

           The different series of Units are each sold at $100 per Unit but over time come to have different Net Asset Values.

           Existing Limited Partners who are subscribing for additional Units (except Maine and Michigan residents) need not complete an additional Subscription Agreement and Power of Attorney Signature Page but must receive a current Prospectus for the Fund (together with the current Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days) and carefully review the Subscription Agreement and Power of Attorney as well as Exhibit C -- Subscription Requirements. Such Limited Partners' Merrill Lynch Financial Consultants must reconfirm that such Limited Partners continue to meet the standards and requirements set forth herein and in Exhibit C -- Subscription Requirements in order for such Limited Partners to be eligible to purchase additional Units.

           Any additional Units purchased by an existing Limited Partner will be a different series of Units than the Units already owned by such Limited Partner.

                              ------------------

   FILL IN ALL OF THE BOXES ON PAGES SA-5 and SA-6; TYPE OR PRINT USING BLACK
            INK ONLY AND ONE LETTER OR NUMBER PER BOX, AS FOLLOWS:

   Item 1     --  Financial Consultants must complete the information required.

   Item 2     --  Enter the number of Units to be purchased.

   Item 3     --  Enter the dollar amount (no cents) of the purchase (the dollar amount must be $100 per Unit; $97 per Unit for officers and employees of Merrill Lynch & Co., Inc. and its affiliates).

   Item 4     --  Enter customer's Merrill Lynch Account Number.

   Item 5     --  Enter the Social Security Number or Taxpayer ID Number.  In
                  case of joint ownership, either Social Security Number may be used.

           The Signature Page is self-explanatory for most types of investors; however, we have provided specific instructions for the following types of investors:

           Trust -- Enter the Trust name on line 8 and the trustee's name on line 9, followed by "Trustee." If applicable, use line 10 for the custodian's name, followed by "Custodian." Be sure to furnish the Taxpayer ID Number of the Trust.

           Custodian Under Uniform Gifts to Minors Act -- Complete line 6 with the name of minor followed by "UGMA." On line 9 enter the custodian's name, followed by "Custodian." Be sure to furnish the minor's Social Security Number.

           Partnership or Corporation -- The Partnership or Corporation name is required on line 8. Enter an partner's or officer's name on line 9. Be sure to furnish the Taxpayer ID Number of the Partnership or Corporation.

                                    SA-(i)

   Items 6, 7, 8 --  Enter the exact name in which the Units are to be held.

   Item 9        --  Enter a partner's or an officer's name.

   Item 10       --  Complete information as required.

   Item 11       --  The investor(s) (except current Limited Partners in the
                     Partnership other than residents of Maine or Michigan) must execute the Subscription Agreement and Power of Attorney Signature Page (Item 11, Page SA-6) and review the representation relating to backup withholding tax underneath the signature and telephone number lines in
                     Item 11.

   Item 12       --  Financial Consultants must complete the information
                     required.


    The Specimen Copy of the Subscription Agreement and Power of Attorney
                                Signature Page
                 (Pages SA-3 and SA-4) should not be executed.



   Instructions to Financial Consultants:


     The executed Subscription Agreement and Power of Attorney Signature
                  Page must be retained in the Branch Office.

             Reconfirmations (i.e., Subscription Agreement and Power of Attorney Signature Pages executed by Financial Consultants) or another form of written reconfirmation approved by the Branch Office regarding the continuing suitability of existing Limited Partners subscribing for additional Units must also be retained in the Branch Office.

                                    SA-(ii)

                          ML PRINCIPAL PROTECTION L.P.

                           LIMITED PARTNERSHIP UNITS

                                 ------------

         BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
        SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT
                 OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934

                                 ------------

                           SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

   ML Principal Protection L.P.
   c/o Merrill Lynch Investment Partners Inc.
   General Partner
   Merrill Lynch World Headquarters
   South Tower
   World Financial Center
   New York, New York 10080-6106

   Dear Sirs:

           1. Subscription for Units. I hereby subscribe for the number of limited partnership units ("Units") in ML Principal Protection L.P. (the "Fund") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto; a minimum of 50 Units ($5,000) must be purchased -- 10 Units ($1,000) if I am an existing Limited Partner (who is not, except in the case of Maine and Michigan residents, required to submit a new Subscription Agreement and Power of Attorney in order to acquire additional Units); any greater number of whole Units may be purchased. The purchase price is $100 per Unit-- $97 per Unit if I am an officer or employee of Merrill Lynch & Co., Inc. or any of its affiliates. The terms of the offering of the Units are described in the Prospectus of the Fund dated August __, 1998, together with the accompanying Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days (collectively, the "Prospectus," as the same may from time to time be supplemented or amended). Units are continuously offered during each calendar quarter, but generally are sold only as of the beginning of the immediately following calendar quarter (until such time as the offering may be discontinued). Concurrently with or prior to the delivery of this Subscription Agreement and Power of Attorney, I have authorized Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Selling Agent") to debit my customer securities account in the amount of my subscription. I acknowledge that I must have my subscription payment in such account on but not before the settlement date for my purchase of Units. Such settlement date will be not more than five business days after the acceptance of this subscription. My Merrill Lynch Financial Consultant will inform me of such settlement date, on which my account will be debited and the amount so debited transmitted, in the form of a Selling Agent check or wire transfer, directly to the Escrow Agent for the Fund pending investment in the Units, as described in the Prospectus. Merrill Lynch Investment Partners Inc. ("MLIP"), the General Partner of the Fund, may, in its sole and absolute discretion, accept or reject this subscription in whole or in part, except that, if this subscription is to be accepted in part only, it shall not be reduced to an amount less than 50 Units (10 Units if I am an existing Limited Partner).
   All subscriptions once submitted are irrevocable. All Units are offered subject to prior sale.

           2. Representations and Warranties of Subscriber. I have received the Prospectus together with a current Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in Exhibit C -- Subscription Requirements in the Prospectus, including, without limitation, those representations and warranties relating to my net worth (exclusive of home, furnishings and automobiles), annual income and readily marketable assets.

           3. Power of Attorney. In connection with my subscription for Units, I do hereby irrevocably constitute and appoint MLIP, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by MLIP to carry out fully the provisions of the Limited Partnership Agreement of the Fund, including, without limitation, by executing said Limited Partnership Agreement itself, and by effecting all amendments permitted by the terms thereof. I acknowledge that the other investors in the Fund are relying on MLIP's authority to act pursuant to the Power of Attorney granted hereby. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

           4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney Signature Page attached hereto has been submitted (and not rejected), and that this subscription and such agreements shall survive my death or disability. THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

 1 Financial Consultant [_][_][_][_][_][_][_][_][_][_][_][_]  [_]  [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]  [_][_][_][_][_][_]
   Name                 First                                 M.I. Last                                           Sub. Order Ref. #

   Financial Consultant
   Phone Number         [_][_][_] - [_][_][_] - [_][_][_][_]  Financial Consultant Number  [_][_][_][_] Branch Wire Code   [_][_][_]

                         ML PRINCIPAL PROTECTION L.P.
                           LIMITED PARTNERSHIP UNITS
          SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
   PLEASE PRINT OR TYPE. USE BLACK INK ONLY AND ONLY ONE CHARACTER PER BOX. The investor named below, by execution and delivery of this Signature Page, by payment of the purchase price for Limited Partnership Units in ML Principal Protection L.P. (the "Fund") and by authorizing Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of $100 per Unit or $97 per Unit for officers and employees of Merrill Lynch & Co., Inc. and its affiliates.

   The named investor acknowledges receipt of the Prospectus of the Fund dated
        , including the Fourth Amended and Restated Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein the terms of which govern the investment in the Units being subscribed for hereby, together with the accompanying Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days.

   If the subscriber is a participant in a Merrill Lynch sponsored IRA, Basic(TM) or SEP account and is purchasing Units for such an account, the subscriber hereby acknowledges that:
  1. An amount at least equal to the purchase price for the Units is in an IRA, Basic(TM) or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
  2. The minimum value of all securities and funds in such IRA, Basic(TM) or SEP account is $10,000;
  3. The minimum subscription is 50 Units and the amount of this subscription is no more than 50% of the value of the IRA, Basic(TM) or SEP account on the subscription date; and
  4. Each separate IRA, Basic(TM) or SEP account of the subscriber seeking to purchase Units meets the above eligibility requirements.

 2[_][_][_][_][_][_][_][_]                3[_][_][_][_][_][_][_][_][_][_]          4[_][_][_] - [_][_][_][_][_]
  Number of Units (minimum 50 Units;       Total $ Amount (No. of Units X               Merrill Lynch Account #
  10 Units for existing Limited Partners   $100; $97 for Merrill Lynch officers
  subscribing for additional Units)        and employees)

              5 [_][_][_] - [_][_] - [_][_][_][_]               [_][_] - [_][_][_][_][_][_][_]
                Social Security Number                  or      Taxpayer ID Number

  Limited Partner Name
 6[_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]    [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  First Name                                            M.I.  Last Name

  Joint Partner Name
 7[_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]    [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  First Name                                            M.I.  Last Name

   Partnership, Corporate or Trust Limited Partner Name
 8 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
 9 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Additional Information
10 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Residence Address of Limited Partner (P.O. Box Numbers are Not Acceptable For Residence Address)
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                   Apt. Number

   [_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]   [_][_][_][_][_][_][_][_][_][_]
   Bldg. No.         City                                                           State    Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

   Mailing Address of Limited Partner (If Other Than Residence Address)
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                      Apt. Number

   [_][_][_][_][_]      [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]
   Bldg. No.            P.O. Box No.         City                                                     State
                                                                                                      [_][_][_][_][_][_][_][_][_][_]
                                                                                                      Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

   [_]
        Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

   Name of Custodian, if Not Merrill Lynch
   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Mailing Address of Custodian, Other Than Merrill Lynch
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                   Apt. Number

   [_][_][_][_][_]      [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]
   Bldg. No.            P.O. Box No.         City                                                     State
                                                                                                      [_][_][_][_][_][_][_][_][_][_]
                                                                                                      Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

                          ML PRINCIPAL PROTECTION L.P.

                           LIMITED PARTNERSHIP UNITS

    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (CONTINUED)
--------------------------------------------------------------------------------
 11                           FOR USE BY INVESTOR

 X                                         X
  --------------------------------           -----------------------------------
  Signature of Investor   Date               Signature of Joint       Date
                                             Investor (if any)


  (   )    -                                 Subscription for the series of
  --------------------------------           Units to be sold as of

  Telephone Number of Investor
                                                                   [insert date]
                                             ----------------------

 EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934. I ACKNOWLEDGE THAT I HAVE RECEIVED, IN ADDITION TO THE
 PROSPECTUS DATED        ,     , THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND
 SUMMARY FINANCIAL INFORMATION RELATING TO THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

 I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:
 [_]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.



 12                      FINANCIAL CONSULTANT MUST SIGN

 I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

 The Financial Consultant MUST sign below in order to substantiate compliance with NASD Business Conduct Rule 2810 (formerly, Appendix F to
 Article 3, Section 34 of the NASD's Rules of Fair Practice).

 X
  --------------------------------------------------------------------------
  Financial Consultant Signature                                 Date

 Office Manager approval of Merrill Lynch sponsored retirement account purchases.

 X
  --------------------------------------------------------------------------
  Office Manager Signature                                       Date
--------------------------------------------------------------------------------

FOR OFFICE    DATE RECEIVED      COUNTRY CODE  ADDITIONAL ORDER  CONTROL NUMBER
USE ONLY      [_][_][_][_][_][_]    [_][_]           [_]         [_][_][_][_][_]

                                                                                                                  EXECUTION COPY

 1 Financial Consultant [_][_][_][_][_][_][_][_][_][_][_][_]  [_]  [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]  [_][_][_][_][_][_]
   Name                 First                                 M.I. Last                                           Sub. Order Ref. #

   Financial Consultant
   Phone Number         [_][_][_] - [_][_][_] - [_][_][_][_]  Financial Consultant Number  [_][_][_][_] Branch Wire Code   [_][_][_]

                         ML PRINCIPAL PROTECTION L.P.
                           LIMITED PARTNERSHIP UNITS
          SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
   PLEASE PRINT OR TYPE. USE BLACK INK ONLY AND ONLY ONE CHARACTER PER BOX. The investor named below, by execution and delivery of this Signature Page, by payment of the purchase price for Limited Partnership Units in ML Principal Protection L.P. (the "Fund") and by authorizing Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of $100 per Unit or $97 per Unit for officers and employees of Merrill Lynch & Co., Inc. and its affiliates.

   The named investor acknowledges receipt of the Prospectus of the Fund dated
              , including the Fourth Amended and Restated Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein the terms of which govern the investment in the Units being subscribed for hereby, together with the accompanying Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days.

   If the subscriber is a participant in a Merrill Lynch sponsored IRA, Basic(TM) or SEP account and is purchasing Units for such an account, the subscriber hereby acknowledges that:
  1. An amount at least equal to the purchase price for the Units is in an IRA, Basic(TM) or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
  2. The minimum value of all securities and funds in such IRA, Basic(TM) or SEP account is $10,000;
  3. The minimum subscription is 50 Units and the amount of this subscription is no more than 50% of the value of the IRA, Basic(TM) or SEP account on the subscription date; and
  4. Each separate IRA, Basic(TM) or SEP account of the subscriber seeking to purchase Units meets the above eligibility requirements.

 2[_][_][_][_][_][_][_][_]                3[_][_][_][_][_][_][_][_][_][_]          4[_][_][_] - [_][_][_][_][_]
  Number of Units (minimum 50 Units;       Total $ Amount (No. of Units X               Merrill Lynch Account #
  10 Units for existing Limited Partners   $100; $97 for Merrill Lynch officers
  subscribing for additional Units)        and employees)

              5 [_][_][_] - [_][_] - [_][_][_][_]               [_][_] - [_][_][_][_][_][_][_]
                Social Security Number                  or      Taxpayer ID Number

  Limited Partner Name
 6[_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]    [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  First Name                                            M.I.   Last Name

  Joint Partner Name
 7[_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]    [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  First Name                                            M.I.   Last Name

   Partnership, Corporate or Trust Limited Partner Name
 8 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
 9 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Additional Information
10 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Residence Address of Limited Partner (P.O. Box Numbers are Not Acceptable For Residence Address)
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                   Apt. Number

   [_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]   [_][_][_][_][_][_][_][_][_][_]
   Bldg. No.         City                                                           State    Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

   Mailing Address of Limited Partner (If Other Than Residence Address)
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                      Apt. Number

   [_][_][_][_][_]      [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]
   Bldg. No.            P.O. Box No.         City                                                     State
                                                                                                      [_][_][_][_][_][_][_][_][_][_]
                                                                                                      Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

   [_]
        Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

   Name of Custodian, if Not Merrill Lynch
   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Mailing Address of Custodian, Other Than Merrill Lynch
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                   Apt. Number

   [_][_][_][_][_]      [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]
   Bldg. No.            P.O. Box No.         City                                                     State
                                                                                                      [_][_][_][_][_][_][_][_][_][_]
                                                                                                      Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

                                                                  EXECUTION COPY


                          ML PRINCIPAL PROTECTION L.P.

                           LIMITED PARTNERSHIP UNITS

    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (CONTINUED)
--------------------------------------------------------------------------------
 11                           FOR USE BY INVESTOR

 X                                         X
  --------------------------------           -----------------------------------
  Signature of Investor   Date               Signature of Joint       Date
                                             Investor (if any)


  (   )    -                                 Subscription for the series of
  --------------------------------           Units to be sold as of

  Telephone Number of Investor
                                                                   [insert date]
                                             ----------------------

 EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934. I ACKNOWLEDGE THAT I HAVE RECEIVED, IN ADDITION TO THE
 PROSPECTUS DATED        ,     , THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND
 SUMMARY FINANCIAL INFORMATION RELATING TO THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

 I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:
 [_]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.



 12                      FINANCIAL CONSULTANT MUST SIGN

 I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

 The Financial Consultant MUST sign below in order to substantiate compliance with NASD Business Conduct Rule 2810 (formerly, Appendix F to
 Article 3, Section 34 of the NASD's Rules of Fair Practice).

 X
  --------------------------------------------------------------------------
  Financial Consultant Signature                                 Date

 Office Manager approval of Merrill Lynch sponsored retirement account purchases.

 X
  --------------------------------------------------------------------------
  Office Manager Signature                                       Date
--------------------------------------------------------------------------------

FOR OFFICE    DATE RECEIVED      COUNTRY CODE  ADDITIONAL ORDER  CONTROL NUMBER
USE ONLY      [_][_][_][_][_][_]    [_][_]           [_]         [_][_][_][_][_]

                                    PART II

                     Information Not Required in Prospectus

Item 13.    Other Expenses of Issuance and Distribution.

     MLIP will pay the costs associated with preparing, filing and distributing the Prospectus and this Registration Statement. The following is an estimate of such costs:

                                                               Approximate
                                                                  Amount
                                                               -----------
Securities and Exchange Commission Registration Fee..........     $ 69,949*
National Association of Securities Dealers, Inc. Filing Fee..        7,500*
Printing Expenses............................................      125,000
Fees of Certified Public Accountants.........................       50,000
Blue Sky Expenses (Excluding Legal Fees).....................       10,000
Fees of Counsel..............................................      100,000
Escrow Fees..................................................       40,000
Miscellaneous Offering Costs.................................       22,551
                                                                  --------
 Total.......................................................     $425,000
                                                                  ========

--------------------------
*Fees marked with an asterisk are exact.

                              ____________________

Item 14. Indemnification of Directors and Officers.

     Section 16 of the Third Amended and Restated Limited Partnership
Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the General Partner, certain of its affiliates and certain of its directors, officers and controlling persons by the Registrant in certain circumstances for any loss suffered by the Registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct.

     In the Selling Agreement, each Trading Advisor has agreed to indemnify each person who controls MLIP within the meaning of Section 15 of the Securities Act of 1933 and each person who signed this Registration Statement or is a director of MLIP against losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to such Trading Advisor or any principal of such Trading Advisor or their operations, trading systems, methods or performance, which was made in this Registration Statement, the Prospectus included in this Registration Statement when declared effective, or in any amendment or supplement thereto and furnished by or approved by such Trading Advisor for inclusion therein.

Item 15.  Recent Sales of Unregistered Securities.

     None.

Item 16.    Exhibits and Financial Statement Schedules.

     The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

     (a)   Exhibits.

     The following exhibits are filed herewith.

     Exhibit
     Number         Description of Document
     -------        -----------------------
      1.01          Selling Agreement Amendment

      3.01 Fourth Amended and Restated Limited Partnership Agreement of the Partnership (included as Exhibit A to the Prospectus).

      5.01 Opinion of Sidley & Austin relating to the legality of the Units.

      8.01 Opinion of Sidley & Austin with respect to federal income tax consequences

     10.01          Subscription Agreement and Power of Attorney (included as
                    Exhibit D to the Prospectus).

     10.02          Customer Agreement Amendment

     23.01          Consent of Sidley & Austin (contained in their opinion in
                    Exhibit 5.01)

     23.02          Consent of Deloitte & Touche LLP

     27.01          Financial Data Schedule

     The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-1 filed with the Commission on March 25, 1997 (Reg. No. 333-7593).

     Exhibit
     Number         Description of Document
     -------        -----------------------
     10.01          Amended Form of Merrill Lynch & Co., Inc. Guarantee
                    Agreement (included as Exhibit B to the Prospectus).

     The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-1 filed with the Commission on January 28, 1997 (Reg. No. 333-7593).

     Exhibit
     Number         Description of Document
     -------        -----------------------
     10.01          Form of Amendment to the Customer Agreement between the
                    Trading Partnership and Merrill Lynch Futures

     10.02          Form of Subscription Agreement and Power of Attorney
                    (included as Exhibit D to the Prospectus).

     10.03          Form of Advisory Agreement among the Partnership, Trading
                    Partnership, General Partner and each Trading Advisor.

     10.04          Form of Consulting Agreement among the Partnership, Trading
                    Partnership, General Partner and each Trading Advisor.

     The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 1 to Registrant's Registration Statement on Form S-1 filed with the Commission on August 27, 1996 (Reg. No. 333-7593).

     Exhibit
     Number         Description of Document
     -------        -----------------------
      1.01          Form of  Selling Agreement among the Partnership, the
    (Amended)       Trading Partnership, the General Partner, Merrill Lynch
                    Futures, the Selling Agent and the Trading Advisors.

      1.02 Form of Amendment to the Selling Agreement among the Partnership, the Trading Partnership, the General Partner,
                    Merrill Lynch Futures, the Selling Agent and each additional Trading Advisor.

     3.02(ii)       Third Amended and Restated Limited Partnership Agreement
    (Amended)       of the Partnership (included as Exhibit A to the
                    Prospectus).

     The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Registrant's Registration Statement on Form S-1, as filed with the Commission on July 3, 1996 (Reg. No. 333-7593) which also constituted Post-Effective Amendment No. 5 to Registrant's Registration Statement on Form S-1 (Reg. No. 33-73914).


     Exhibit
     Number         Description of Document
     -------        -----------------------
      3.01(i)       Amended and Restated Certificate of Limited Partnership of
                    the Partnership.

      3.02(i) Amended and Restated Certificate of Limited Partnership of the Trading Partnership.

      3.03(ii) Second Amended and Restated Limited Partnership Agreement of the Trading Partnership.

      5.01(a) Opinion of Sidley & Austin relating to the legality of the Units.

      5.01(b) Opinion of Richards, Layton & Finger relating to the legality of the Units.

      8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

     10.01          Form of Advisory Agreement among the Partnership, Trading
                    Partnership, the General Partner and each Trading Advisor.

     10.02 Form of Consulting Agreement between Merrill Lynch Futures and each Trading Advisor.

     10.03 Form of Customer Agreement between the Trading Partnership and Merrill Lynch Futures.

     10.04          Form of Escrow Agreement among the Partnership, the Escrow
                    Agent, the Selling Agent and the General Partner.

     10.05          Merrill Lynch & Co., Inc. Guarantee Agreement (included as
                    Exhibit B to the Prospectus).

     10.06          Form of Subscription Agreement and Power of Attorney
                    (included as Exhibit D to the Prospectus).

     10.07 Foreign Exchange Desk Service Agreement with Amendment adding the Trading Partnership as a party thereto.

     10.08 Investment Advisory Contract among Merrill Lynch Futures, the Partnership, the Trading Partnership and MLAM.

     10.09(a)       Note from Merrill Lynch Futures Inc. to the Trading
                    Partnership.

     10.09(b)       Note from Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated to the Partnership.

     10.10          Minimum Net Asset Value per Unit undertaking of the
                    General Partner.

     10.11          Form of Custody Agreement between Merrill Lynch, Pierce,
                    Fenner & Smith Incorporated and the Partnership.

     23.01          Consent of Sidley & Austin.

     23.03          Consent of Richards, Layton & Finger (included in Exhibit
                    5.01(b)).

     The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-1, as filed with the Commission on April 4, 1996 (Reg. No. 33-73914).

     Exhibit
     Number         Description of Document
     -------        ---------------------------------
     23.12          Consent of Deloitte & Touche LLP.

                           _________________________

     The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-1, as filed with the Commission and which became effective on January 25, 1996.


     Exhibit
     Number         Description of Document
     -------        -----------------------
      1.01          Amendment No. 4 to the Selling Agreement among the
                    Partnership, the Trading Partnership, the General Partner,
                    Merrill Lynch Futures, the Selling Agent and AIB Investment
                    Managers Limited.

      3.05(ii)      Second Amended and Restated Limited Partnership Agreement
     (Amended)      of the Partnership (included as Exhibit A to the
                    Prospectus).

      10.12         Subscription Agreement and Power of Attorney (included as
     (Amended)      Exhibit D to the Prospectus).

      23.11         Consent of Deloitte & Touche LLP.

     The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 3 (Second Post-Effective) to the Registrant's Registration Statement on Form S-1, as filed with the Commission on December 8, 1995:



     Exhibit
     Number         Description of Document
     --------       -----------------------
      1.01          Amendment No. 2 to the Selling Agreement among the
                    Partnership, the Trading Partnership, the General Partner,
                    Merrill Lynch Futures, the Selling Agent, and the Advisors
                    amending certain provisions thereof; and

                    Amendment No. 3 to the Selling Agreement among the
                    Partnership, the Trading Partnership, the General Partner,
                    Merrill Lynch Futures, the Selling Agent, and Millburn
                    Ridgefield Corporation.

      1.02          Form of Assignment of Selling Agreement.


      3.03(i) Amended and Restated Certificate of Limited Partnership of the Partnership.

      3.04(i) Amended and Restated Certificate of Limited Partnership of the Trading Partnership.

      3.06(ii)      Amendment to the Limited Partnership Agreement of the
                    Trading Partnership.

      5.01(a) Opinion of Sidley & Austin relating to the legality of the Units.

      5.01(b) Opinion of Richards, Layton & Finger relating to the legality of the Units.

      8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

      10.10         Form of Assignment of Advisory Agreement.

      10.11         Form of Assignment of Consulting Agreement.

      10.13         Amendment No. 1 to the Customer Agreement.

      23.08         Consent of Sidley & Austin.

      23.10 Consent of Richards, Layton & Finger (contained in their opinion in Exhibit 5.01(b)).

     The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 2 (First Post-Effective) to the Registrant's Registration Statement on Form S-1, as filed with the commission on March 24, 1995 and which became effective on April 20, 1995:


     Exhibit
     Number         Description of Document
     -------        -----------------------
      1.01          Amendment No. 1 to the Selling Agreement among the
                    Partnership, the Trading Partnership, the General Partner,
                    Merrill Lynch Futures, the Selling Agent, Emcor Eurocurrency
                    Management Corporation and Trendstat Capital Management,
                    Inc.

     10.09          Custody Agreement among the Partnership and Merrill Lynch,
                    Pierce, Fenner & Smith Incorporated.

     The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 1 to the Registrant's Registration Statement on Form S-1, as filed with the Commission on June 14, 1994 and which became effective on July 14, 1994:


     Exhibit
     Number         Description of Document
     -------        -----------------------
      1.01          Selling Agreement among the Partnership, the Trading
   (Amended)        Partnership, the General Partner, Merrill Lynch Futures,
                    the Selling Agent and the Trading Advisors.

      3.03(ii) Limited Partnership Agreement of the Trading Partnership dated May 26, 1994.

      3.04(ii) Form of Amended and Restated Limited Partnership Agreement of the Trading Partnership.

     10.01          Form of Advisory Agreement among the Partnership, the
   (Amended)        Trading Partnership, MLFIP and each Trading Advisor.

     10.02          Form of Consulting Agreement between Merrill Lynch Futures
   (Amended)        and each Trading Advisor.

     10.03          Form of Customer Agreement between the Trading Partnership
   (Amended)        and Merrill Lynch Futures.

     10.04          Form of Escrow Agreement among the Partnership, the Escrow
   (Amended)        Agent, the Selling Agent and MLFIP.

     10.05          Merrill Lynch & Co., Inc. Guarantee Agreement (included as
   (Amended)        Exhibit B to the Prospectus).

     10.07          Foreign Exchange Desk Service Agreement with Amendment
   (Amended)        adding the Trading Partnership as a party thereto.

     10.08 Investment Advisory Contract among Merrill Lynch Futures, the Partnership, the Trading Partnership and MLAM.

          (b)   Financial Statement Schedules.

          No Financial Schedules are required to be filed herewith.

Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement or Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on the 3rd day of August, 1998.

ML Principal Protection L.P.

By:  Merrill Lynch Investment Partners Inc.
     General Partner

By:  /s/ JOHN R. FRAWLEY, JR.
     -------------------------------------------
         John R. Frawley, Jr.
         Chairman, President and Chief Executive
         Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following person on behalf of Merrill Lynch Investment Partners Inc., General Partner of the Registrant, in the capacities and on the date indicated.


/s/  JOHN R. FRAWLEY, JR.         Chairman, Chief Executive
-----------------------------     Officer, President and Director                 August 3, 1998
     John R. Frawley, Jr.         (Principal Executive Officer)

/s/  JO ANN DIDARIO               Vice President, Chief
-----------------------------     Financial Officer and Treasurer                 August 3, 1998
     Jo Ann DiDario               (Principal Financial
                                  and Accounting Officer)

/s/  JEFFREY F. CHANDOR           Senior Vice President,
-----------------------------     Director of Sales,                              August 3, 1998
     Jeffrey F. Chandor           Marketing and Research and Director

 /s/  STEPHEN G. BODURTHA         Director                                        August 3, 1998
-----------------------------
      Stephen G. Bodurtha

 /s/  ALLEN N. JONES              Director                                        August 3, 1998
-----------------------------
       Allen N. Jones

 /s/  JOSEPH H. MOGLIA            Director                                        August 3, 1998
-----------------------------
       Joseph H. Moglia

     (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Merrill Lynch Investment Partners Inc.)


MERRILL LYNCH INVESTMENT PARTNERS INC.
General Partner of Registrant                                                     August 3, 1998

By   /s/  JOHN R. FRAWLEY, JR.
  ---------------------------------------------
          John R. Frawley, Jr.
          Chairman, Chief Executive
          Officer and President


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Co-Registrant has duly caused this Registration Statement or Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on the 3rd day of August, 1998.

ML Principal Protection Trading L.P.

By:  Merrill Lynch Investment Partners Inc.
     General Partner

By:  /s/  JOHN R. FRAWLEY, JR.
     --------------------------------------------
          John R. Frawley, Jr.
          Chairman, Chief Executive Officer
          and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following person on behalf of Merrill Lynch Investment Partners Inc., General Partner of the Co-Registrant, in the capacities and on the date indicated.


/s/  JOHN R. FRAWLEY, JR.              Chairman, Chief Executive
----------------------------           Officer, President and Director          August 3, 1998
     John R. Frawley, Jr.              (Principal Executive Officer)

/s/ JO ANN DIDARIO                     Vice President, Chief
----------------------------           Financial Officer and Treasurer          August 3, 1998
    Jo Ann Didario                     (Principal Financial
                                       and Accounting Officer)

/s/  JEFFREY F. CHANDOR                Senior Vice President,
----------------------------           Director of Sales,                       August 3, 1998
     Jeffrey F. Chandor                Marketing and Research and Director

/s/  STEPHEN G. BODURTHA               Director                                 August 3, 1998
----------------------------
     Stephen G. Bodurtha

/s/  ALLEN N. JONES                    Director                                 August 3, 1998
----------------------------
     Allen N. Jones

/s/  JOSEPH H MOGLIA                   Director                                 August 3, 1998
----------------------------
     Joseph H. Moglia

     (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Merrill Lynch Investment Partners Inc.)


MERRILL LYNCH INVESTMENT PARTNERS INC.
General Partner of Co-Registrant                                                August 3, 1998

By /s/  JOHN R. FRAWLEY, JR.
  --------------------------------------
        John R. Frawley, Jr.
        Chairman, Chief Executive
          Officer and President


                           PRINCIPAL PROTECTION L.P.
                       PRINCIPAL PROTECTION TRADING L.P.

                                  EXHIBIT LIST

     Exhibit
     Number         Description of Document
     -------        -----------------------
      1.01          Selling Agreement Amendment

      3.01 Fourth Amended and Restated Limited Partnership Agreement of the Partnership (included as Exhibit A to the Prospectus).

      5.01 Opinion of Sidley & Austin relating to the legality of the Units.

      8.01 Opinion of Sidley & Austin with respect to federal income tax consequences

     10.01          Subscription Agreement and Power of Attorney (included as
                    Exhibit D to the Prospectus).

     10.02          Customer Agreement Amendment

     23.01          Consent of Sidley & Austin (contained in their opinion in
                    Exhibit 5.01)

     23.02          Consent of Deloitte & Touche LLP

     27.01          Financial Data Schedule
